Exhibit 4.1


                                                                  Execution Copy


                         SAXON ASSET SECURITIES COMPANY,

                                    Depositor


                              SAXON MORTGAGE, INC.,

                                 Master Servicer


                        MERITECH MORTGAGE SERVICES, INC.,

                                    Servicer


                                       and


                              BANKERS TRUST COMPANY

                                     Trustee


              -----------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2001

              -----------------------------------------------------



                       SAXON ASSET SECURITIES TRUST 2001-3



             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2001-3

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  DEFINITIONS ..................................................... 14
     Section 1.1    Defined Terms .......................................... 14

ARTICLE 2  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
           WARRANTIES ...................................................... 38
     Section 2.1    Conveyance of Mortgage Loans ........................... 38
     Section 2.2    Acceptance by Trustee of the Mortgage Loans ............ 41
     Section 2.3    Representations, Warranties and Covenants of the
                    Depositor and Servicer and Master Servicer ............. 43
     Section 2.4    Delivery of Opinion of Counsel in Connection with
                    Substitutions .......................................... 49
     Section 2.5    Execution and Delivery of Certificates ................. 49
     Section 2.6    Purchase of Subsequent Mortgage Loans .................. 49
     Section 2.7    Pre-Funding Account .................................... 51

ARTICLE 3  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS .................. 52
     Section 3.1    Servicer to Service Mortgage Loans ..................... 52
     Section 3.2    Subservicing; Enforcement of the Obligations of
                    Servicers .............................................. 53
     Section 3.3    Rights of the Depositor and the Trustee in Respect of
                    the Servicer ........................................... 54
     Section 3.4    Master Servicer to Act as Servicer ..................... 54
     Section 3.5    Collection of Mortgage Loan Payments; Collection
                    Account; Distribution Account .......................... 54
     Section 3.6    Collection of Taxes, Assessments and Similar Items;
                    Escrow Accounts ........................................ 57
     Section 3.7    Access to Certain Documentation and Information
                    Regarding the Mortgage Loans ........................... 58
     Section 3.8    Permitted Withdrawals from the Collection Account,
                    Master Servicer Custodial Account and Distribution
                    Account ................................................ 58
     Section 3.9    Maintenance of Hazard Insurance; Maintenance of Primary
                    Insurance Policies ..................................... 60
     Section 3.10   Enforcement of Due-on-Sale Clauses; Assumption
                    Agreements ............................................. 61
     Section 3.11   Realization Upon Defaulted Mortgage Loans; Repurchase
                    of Certain Mortgage Loans .............................. 63
     Section 3.12   Trustee to Cooperate; Release of Mortgage Files. ....... 66
     Section 3.13   Documents Records and Funds in Possession of Servicer
                    to be Held for the Trustee ............................. 67
     Section 3.14   Servicing Compensation ................................. 67
     Section 3.15   Access to Certain Documentation ........................ 68
     Section 3.16   Annual Statement as to Compliance ...................... 68
     Section 3.17   Annual Independent Public Accountants' Servicing
                    Statement; Financial Statements ........................ 68
     Section 3.18   Errors and Omissions Insurance; Fidelity Bonds ......... 69

     Section 3.19   Advances ............................................... 69
     Section 3.20   Advance Facility ....................................... 70
     Section 3.21   Prepayment Penalties. .................................. 70

ARTICLE 4  DISTRIBUTIONS ................................................... 71
     Section 4.1    Priorities of Distribution ............................. 71
     Section 4.2    Method of Distribution ................................. 75
     Section 4.3    Allocation of Losses ................................... 76
     Section 4.4    Reports to the Depositor and the Trustee ............... 76
     Section 4.5    Reports by or on Behalf of the Master Servicer ......... 77
     Section 4.6    Basis Risk Reserve Fund ................................ 79
     Section 4.7    The Instrument ......................................... 79
     Section 4.8    The Calculation Agent .................................. 80

ARTICLE 5  THE CERTIFICATES ................................................ 80
     Section 5.1    The Certificates ....................................... 80
     Section 5.2    Certificate Register; Registration of Transfer and
                    Exchange of Certificates. .............................. 81
     Section 5.3    Mutilated, Destroyed, Lost or Stolen Certificates ...... 85
     Section 5.4    Persons Deemed Owners .................................. 86
     Section 5.5    Access to List of Certificateholders' Names and
                    Addresses .............................................. 86
     Section 5.6    Maintenance of Office or Agency ........................ 86

ARTICLE 6  THE DEPOSITOR, THE SERVICER AND MASTER SERVICER ................. 86
     Section 6.1    Respective Liabilities of the Depositor, Servicer and
                    Master Servicer ........................................ 86
     Section 6.2    Merger or Consolidation of the Depositor, Servicer and
                    Master Servicer ........................................ 87
     Section 6.3    Limitation on Liability of the Depositor, the Servicer,
                    the Master Servicer and Others ......................... 87
     Section 6.4    Limitation on Resignation of Servicer .................. 88

ARTICLE 7  SERVICER DEFAULT ................................................ 88
     Section 7.1    Events of Default ...................................... 88
     Section 7.2    Notification to Certificateholders ..................... 90

ARTICLE 8  CONCERNING THE TRUSTEE .......................................... 90
     Section 8.1    Duties of Trustee ...................................... 90
     Section 8.2    Certain Matters Affecting the Trustee .................. 91
     Section 8.3    Trustee Not Liable for Certificates or Mortgage Loans .. 93
     Section 8.4    Trustee May Own Certificates ........................... 93
     Section 8.5    Trustee's Fees and Expenses ............................ 93
     Section 8.6    Eligibility Requirements for Trustee ................... 94
     Section 8.7    Resignation and Removal of Trustee ..................... 94
     Section 8.8    Successor Trustee ...................................... 95
     Section 8.9    Merger or Consolidation of Trustee ..................... 96
     Section 8.10   Appointment of Co-Trustee or Separate Trustee .......... 96

     Section 8.11   Tax Matters ............................................ 97
     Section 8.12   Periodic Filings ....................................... 99

ARTICLE 9  TERMINATION ..................................................... 99
     Section 9.1    Termination upon Liquidation or Purchase of all
                    Mortgage Loans ......................................... 99
     Section 9.2    Final Distribution on the Certificates .................100
     Section 9.3    Additional Termination Requirements ....................101

ARTICLE 10 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER
           SERVICER ........................................................102
     Section 10.1   Duties of the Master Servicer ..........................102
     Section 10.2   Compensation to the Master Servicer ....................103
     Section 10.3   Termination of Master Servicer; Trustee to Act. ........103
     Section 10.4   Notification to Certificateholders .....................105

ARTICLE 11 MISCELLANEOUS PROVISIONS ........................................105
     Section 11.1   Amendment ..............................................105
     Section 11.2   Recordation of Agreement; Counterparts .................106
     Section 11.3   Governing Law ..........................................107
     Section 11.4   Intention of Parties ...................................107
     Section 11.5   Notices ................................................108
     Section 11.6   Severability of Provisions .............................108
     Section 11.7   Assignment .............................................109
     Section 11.8   Limitation on Rights of Certificateholders .............109
     Section 11.9   Inspection and Audit Rights ............................110
     Section 11.10  Certificates Nonassessable and Fully Paid ..............110
     Section 11.11  Limitations on Actions; No Proceedings .................110

                                    SCHEDULES

Schedule I:         Mortgage Loan Schedule (By Group).....................S-I-1
Schedule II:        Pass-Through Rate Schedule...........................S-II-1
Schedule III:       REMIC Structure.....................................S-III-1

                                    EXHIBITS

Exhibit A:          Forms of Senior Certificate.............................A-1
Exhibit B:          Form of Subordinate Certificates........................B-1
Exhibit C:          Form of Initial Certification...........................C-1
Exhibit D:          Form of Final Certification of Custodian................D-1
Exhibit E:          Transfer Affidavit......................................E-1
Exhibit F:          Form of Transferor Certificate..........................F-1
Exhibit G:          Form of Investment Letter (Non-Rule 144A)...............G-1
Exhibit H:          Form of Rule 144A Letter................................H-1
Exhibit I:          Request for Release (for Trustee).......................I-1
Exhibit J:          Request for Release (Mortgage Loan).....................J-1
Exhibit K:          Form of Remittance Agency Agreement.....................K-1
Exhibit L:          Form of Security Release Certification..................L-1

         THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2001 (this "Agreement") among SAXON ASSET SECURITIES COMPANY, a Virginia corporation, as depositor (the "Depositor"), SAXON MORTGAGE, INC., a Virginia corporation, as master servicer (the "Master Servicer"), MERITECH MORTGAGE SERVICES, INC., a Texas corporation, as servicer (the "Servicer"), and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee"),

                                 WITNESSETH THAT

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the assets that are hereby conveyed to the Trustee in return for the Certificates. For federal income tax purposes, the Trust Fund shall comprise five REMICs organized in a tiered REMIC structure in the manner set forth in Schedule III hereto. The Certificates will represent the entire beneficial ownership interest in the Trust Fund.

         The following table sets forth the initial Class Certificate Balances of the Certificates and the minimum denominations (or Percentage Interests) and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different Percentage Interest):

------------------------------------------------------------------------------------------------------------------
                                 Initial Class              Minimum Percentage            Integral Multiples in
   Class Designation          Certificate Balance          Interest/Denomination              Excess Minimum
   -----------------          -------------------          ---------------------              --------------
------------------------------------------------------------------------------------------------------------------
Class AF-1                        $ 63,820,000                    $ 1,000                        $ 1,000
------------------------------------------------------------------------------------------------------------------
Class AF-2                          26,600,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class AF-3                          29,390,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class AF-4                          21,930,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class AF-5                          23,150,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class AF-6                          18,320,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class AV-1                         272,010,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class AV-2                         146,780,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class A-IO                            Notional                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class X-IO                            Notional                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class S-1                             Notional                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class S-2                             Notional                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class M-1                           49,000,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class M-2                           28,000,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class B                             21,000,000                      1,000                          1,000
------------------------------------------------------------------------------------------------------------------
Class C                                    N/A                        50%                            N/A
------------------------------------------------------------------------------------------------------------------
Class P                                    N/A                       100%                            N/A
------------------------------------------------------------------------------------------------------------------
Class R                                    N/A                       100%                            N/A
------------------------------------------------------------------------------------------------------------------

Account Designation:                   Saxon Asset Securities Trust Mortgage
-------------------                    Loan Asset Backed Certificates, Series
                                       2001-3.

Assumed Investment Rate:               Not applicable.
-----------------------

Book-Entry Certificates:               All Classes of Certificates other than
-----------------------                the Physical Certificates.

Calculation Agent:                     Bankers Trust Company, a New York banking
-----------------                      corporation, and its successors and
                                       assigns in such capacity.

Class C Distribution Amount:           With respect to any Distribution Date,
---------------------------            any amounts distributable pursuant to
                                       Section 4.1(i) hereof.

Closing Date:                          October 11, 2001.
------------

Component Certificates:                None.
----------------------

Components:                            For purposes of calculating
----------                             distributions, the Component Certificates
                                       will be comprised of multiple payment
                                       components having the designations,
                                       Initial Component Balances and
                                       Pass-Through Rates set forth below:

                                                        Initial Component        Pass-Through
                                     Designation             Balance                 Rate
                                     -----------             -------                 ----

                                         N/A                   N/A                    N/A


Custodial Agreement:                   The Custodial Agreement between the
-------------------                    Custodian and Trustee dated as of
                                       September 1, 2001.

Custodian:                             Bankers Trust Company, and its successors
---------                              and assigns in such capacity.

Cut Off Date:                          September 1, 2001.
------------

Delay Certificates:                    All interest-bearing Classes of
------------------                     Certificates other than the Non-Delay
                                       Certificates.

ERISA-Restricted Certificates:         The Class R Certificates.
-----------------------------

Extra Principal Distribution Amount:   With respect to any Distribution Date,
-----------------------------------    the lesser of

                                       (x)   the Interest Funds available after
                                             payment of the amounts set forth in
                                             Section 4.1(g)(i) through (v), and:

                                       (y)   the excess of:

                                             (i)   the Required
                                                   Overcollateralization Amount
                                                   for such date, over

                                             (ii)  the Overcollateralization
                                                   Amount for such date
                                                   (assuming that all Principal
                                                   Funds are distributed as
                                                   principal to the Certificates
                                                   on such date).

Funding Period Termination Date:       January 9, 2002.
-------------------------------

Group:                                 Either Group I or Group II.
-----

Group I:                               The pool of Mortgage Loans identified in
-------                                the Mortgage Loan Schedule as having been
                                       assigned to Group I, including any
                                       related Subsequent Mortgage Loans and any Substitute Mortgage Loans delivered in replacement of any Mortgage Loan or Subsequent Mortgage Loan.

Group I Certificate:                   Any of the Class AF-1, Class AF-2, Class
-------------------                    AF-3, Class AF-4, Class AF-5 and Class
                                       AF-6 Certificates.

Group I Class A Certificate:           Any Group I Certificate.
---------------------------

Group I Class A Certificate
---------------------------            The sum of the Certificate Principal
Principal Balance:                     Balances for the Group I Class A
-----------------                      Certificates.

Group II:                              The pool of Mortgage Loans identified in
--------                               the Mortgage Loan Schedule as having been
                                       assigned to Group II, including any
                                       related Subsequent Mortgage Loans and
                                       any Substitute Mortgage Loans delivered
                                       in replacement of any Mortgage Loan or
                                       Subsequent Mortgage Loan.

Group II Certificate:                  Any of the Class AV-1, Class AV-2,
--------------------                   Class S-1 and Class S-2 Certificates.

Group II Class A Certificates:         Any Group II Certificate (other than
-----------------------------          Class S-1 and Class S-2 Certificates).

Group II Class A Certificate
----------------------------           The sum of the Certificate Principal
Principal Balance:                     Balances of Group II Class A
-----------------                      Certificates.

Initial Distribution Date:             October 25, 2001.
-------------------------

Initial Optional Termination Date:     The first Distribution Date on which the
---------------------------------      aggregate Assumed Principal Balance of
                                       the Mortgage Loans is less than 10% of
                                       the aggregate Assumed Principal Balance
                                       thereof as of the Cut Off Date.

Interest Determination Date:           With respect to the first Accrual Period
---------------------------            for the Variable Rate Certificates,
                                       October 9, 2001, and with respect to any subsequent Accrual Period for the
                                       Variable Rate Certificates, the second
                                       London Business Day preceding such
                                       Accrual Period.

Interest Only Certificates:            The Class A-IO, Class S-1, Class S-2 and
--------------------------             Class X-IO Certificates.

Lower Tier Interest:                   Any interest created in REMIC 1, REMIC 2,
-------------------                    REMIC 3 or REMIC 4.

Master Servicing Fee Rate:             0.05% per annum.
-------------------------

Maximum Cap Rate:                      For any Distribution Date, a per annum
----------------                       rate that would equal the Net WAC Cap for
                                       such date if such Net WAC Cap were
                                       determined under the assumption that (i) each

                                       Mortgage Loan in Group II had an
                                       interest rate equal to the maximum rate
                                       permitted under the terms of the related mortgage note, and (ii) each Mortgage Loan in Group I had an interest rate equal to its stated fixed rate.

Mortgage Loan Group:                   Either Group I or Group II.
-------------------

Net Pledged Prepayment Penalties:      For each Distribution Date means the
--------------------------------       Pledged Prepayment Penalties remaining
                                       after payment of any Cap Carryover
                                       Amounts for such date.

Net Rate:                              As to each Mortgage Loan and Distribution
--------                               Date, the related Mortgage Rate as of the
                                       Determination Date immediately preceding such Distribution Date less the sum of the related Servicing Fee Rate and Master
                                       Servicing Fee Rate with respect to each
                                       Mortgage Loan.

Net WAC Cap:                           For any Distribution Date, a per annum
-----------                            rate equal to the Weighted Average Net
                                       Rate of the Mortgage Loans less,

                                       (x)   the Pass-Through Rate for the Class
                                             A-IO Certificates for such
                                             Distribution Date multiplied by a
                                             fraction equal to:

                                             (i)   the Notional Principal
                                                   Balance of the Class A-IO
                                                   Certificates prior to such
                                                   Distribution Date divided by;

                                             (ii)  the Assumed Principal Balance
                                                   as of such Distribution Date;

                                       (y)   the Pass-Through Rate for the Class
                                             S-1 Certificates for such
                                             Distribution Date multiplied by a
                                             fraction equal to:

                                             (i)   the Notional Principal
                                                   Balance of the Class S-1
                                                   Certificates prior to such
                                                   Distribution Date divided by

                                             (ii)  the Assumed Principal Balance
                                                   as of such Distribution Date;
                                                   and

                                       (z)   the Pass-Through Rate for the Class
                                             S-2 Certificates for such
                                             Distribution Date multiplied by a
                                             fraction equal to:

                                             (i)   the Notional Principal
                                                   Balance of the Class S-2
                                                   Certificates prior to such
                                                   Distribution Date divided by

                                             (ii)  the Assumed Principal Balance
                                                   as of such Distribution Date.

         For any Distribution Date and the Variable Rate Certificates, however, the Net WAC Cap equals the product of

                                       (a)   the rate determined under the
                                             above-described formula and

                                       (b)   a fraction, the numerator of which
                                             is 30 and the denominator of which
                                             is the actual number of days in the
                                             Accrual Period applicable to such
                                             Certificates.

Notional Principal Balance:            With respect to each Distribution Date
--------------------------             and the Class A-IO Certificates, the
                                       lesser of the Assumed Principal Balance
                                       for such date and the amount determined
                                       for such date with reference to the
                                       following schedule:

                                       Distribution Dates        Notional Amount
                                       ------------------        ---------------

                                         1 - 6                    $204,100,000
                                         7 - 9                     195,500,000
                                        10 - 12                    190,000,000
                                        13 - 15                    175,500,000
                                        16 - 18                    165,500,000
                                        19 - 21                    152,500,000
                                        22 - 24                    124,400,000
                                        25 - 27                     98,100,000
                                        28 - 31                     74,100,000
                                        32 and thereafter                    0


                                       With respect to each Distribution Date
                                       and the Class X-IO Certificates, the
                                       Assumed Principal Balance of the
                                       Mortgage Loans for such date.

                                       With respect to each Distribution Date
                                       and the Class S-1 Certificates, the
                                       lesser of the Stated Principal Balance of the Group II Mortgage Loans and amounts of deposit in the Pre-Funding Account allocable to Group II for such

                                       Distribution Date and the amount
                                       determined with reference to the
                                       following schedule:

                                       Distribution Dates        Notional Amount
                                       ------------------        ---------------

                                         1                        $486,966,417
                                         2                         468,025,219
                                         3                         446,102,476
                                         4                         421,391,039
                                         5                         394,071,634
                                         6                         368,521,775
                                         7                         344,626,717
                                         8                         322,279,588
                                         9                         301,380,219
                                        10                         281,834,413
                                        11                         263,554,858
                                        12                         246,459,703
                                        13                         230,472,268
                                        14                         215,520,919
                                        15                         201,538,589
                                        16                         188,462,477
                                        17                         176,233,826
                                        18                         164,797,851
                                        19                         154,103,173
                                        20                         144,101,822
                                        21                         134,748,909
                                        22                         126,002,429
                                        23                         117,823,100
                                        24                         110,174,182
                                        25 and thereafter                    0

                                       With respect to each Distribution Date
                                       and the Class S-2 Certificates, the
                                       lesser of the Stated Principal Balance of the Group II Mortgage Loans and amounts on deposit in the Pre-Funding Account allocable to Group II for such Distribution Date and the amount determined with reference to the following schedule:

                                       Distribution Dates        Notional Amount
                                       ------------------        ---------------

                                         1                        $486,966,417
                                         2                         468,025,219
                                         3                         446,102,476
                                         4                         421,391,039
                                         5                         394,071,634

                                         6                         368,521,775
                                         7                         344,626,717
                                         8                         322,279,588
                                         9                         301,380,219
                                        10                         281,834,413
                                        11                         263,554,858
                                        12                         246,459,703
                                        13                         230,472,268
                                        14                         215,520,919
                                        15                         201,538,589
                                        16                         188,462,477
                                        17                         176,233,826
                                        18                         164,797,851
                                        19                         154,103,173
                                        20                         144,101,822
                                        21                         134,748,909
                                        22                         126,002,429
                                        23                         117,823,100
                                        24                         110,174,182
                                        25                         103,019,877
                                        26                          96,329,655
                                        27                          90,073,132
                                        28                          84,222,218
                                        29                          78,750,640
                                        30                          73,634,091
                                        31                          68,849,602
                                        32                          64,375,642
                                        33                          60,192,079
                                        34                          56,280,080
                                        35                          52,622,028
                                        36                          49,201,463
                                        37 and thereafter                    0

Non-Delay Certificates:                The Class AV-1, Class AV-2, Class S-1,
----------------------                 Class S-2, Class M-1, Class M-2, Class B
                                       and Class AF-1 Certificates.

Notional Amount Certificates:          The Class A-IO, Class S-1, Class S-2 and
----------------------------           Class X-IO Certificates.

Offered Certificates:                  The Class AF-1, Class AF-2, Class AF-3,
--------------------                   Class AF-4, Class AF-5, Class AF-6,
                                       Class AV-1, Class AV-2, Class M-1, Class
                                       M-2, Class B, Class S-1, Class S-2,
                                       Class X-IO and Class A-IO Certificates.

Original Pre-Funded Amount:            $238,366,905.39, $68,368,111.69 of which
--------------------------             may be applied to the purchase of
                                       additional fixed rate Mortgage Loans for Group I and $169,998,793.70 of which may be applied to the purchase of additional adjustable rate Mortgage Loans for Group
                                       II (with such latter amount being
                                       proportionately applied between the
                                       applicable subgroups).

Physical Certificates:                 The Private Certificates.
---------------------

Pledged Prepayment Penalties:          For any Distribution Date and each Group
----------------------------           of Mortgage Loans, an amount equal to the
                                       sum of (i) the lesser of (x) Prepayment
                                       Penalties collected on the Mortgage Loans in such Group during the related
                                       Prepayment Period and (y) 60% of the
                                       Prepayment Penalties owed and not waived by the Servicer for the related
                                       Prepayment Period, and (ii) the
                                       aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior Distribution
                                       Dates for such Group.

Principal Only Certificates:           None.
---------------------------

Principal Percentage:                  With respect to each Distribution Date
--------------------                   and Group, the percentage equivalent of a
                                       fraction, the numerator of which is the
                                       Principal Funds for such Group and date, and the denominator of which is the Principal Funds for both Groups and such date.

Priority Principal Distribution
-------------------------------        With respect to any Distribution Date:
Amount:
------
                                       (x)   the product of :

                                             (i)   a fraction the numerator of
                                                   which is the Certificate
                                                   Principal Balance of the
                                                   Class AF-6 Certificates and
                                                   the denominator of which is
                                                   the Group I Class A
                                                   Certificate Principal
                                                   Balance, in each case,
                                                   immediately prior to such
                                                   Distribution Date,

                                             (ii)  the Senior Principal
                                                   Distribution Amount for Group
                                                   I for such Distribution Date,
                                                   and

                                             (iii) the applicable percentage for
                                                   such Distribution Date set
                                                   forth below:

                                                   Distribution Date            Percentage
                                                   -----------------            ----------
                                             October 2001 - September 2004           0%
                                             October 2004 - September 2006          45%
                                             October 2006 - September 2007          80%
                                             October 2007 - September 2008         100%
                                             October 2008 and thereafter           300%


Private Certificate:                   Any Class C, Class P or Class R
-------------------                    Certificate.

Rating Agencies:                       S&P, Moody's and Fitch.
---------------

Regular Certificates:                  Any of the Offered Certificates and the
--------------------                   Class C Certificates.

Required Overcollateralization
------------------------------         With respect to any Distribution Date:
Amount:
------
                                             (i)   prior to the Stepdown Date,
                                                   2.25% of the Assumed
                                                   Principal Balance of the
                                                   Mortgage Loans as of the Cut
                                                   Off Date;

                                             (ii)  on and after the Stepdown
                                                   Date, if a Trigger Event is
                                                   not in effect, the greater
                                                   of:

                                                   (x)  the lesser of:

                                                        (I)   2.25% of the
                                                              Assumed Principal
                                                              Balance for the
                                                              Mortgage Loans
                                                              as of the Cut Off
                                                              Date, and

                                                        (II)  4.50% of the
                                                              Assumed Principal
                                                              Balance of the
                                                              Mortgage Loans on
                                                              the preceding
                                                              Determination
                                                              Date, and

                                                   (y)  0.50% of the Assumed
                                                        Principal Balance of the
                                                        Mortgage Loans as of the
                                                        Cut Off Date; and

                                             (iii) if a Trigger Event is in
                                                   effect, the
                                                   Overcollateralization Amount
                                                   as of the preceding
                                                   Distribution Date.

Required Reserve Fund Deposit:         For any Distribution Date on which the
-----------------------------          difference between (a) the excess of the
                                       Net WAC Cap over the rate payable on the Class X-IO Certificates for such date, and (b) the weighted average of the rates on the Offered Certificates, other than the Class A-IO, Class S-1, Class
                                       S-2 and Class X-IO Certificates, is less than 0.25%, an amount that would cause the balance held in the Basis Risk
                                       Reserve Fund to equal 0.50% of the
                                       Assumed Principal Balance of the
                                       Mortgage Loans for such date, and, for
                                       any other Distribution Date, the amount
                                       that would cause the balance held in the Basis Risk Reserve Fund to equal $1,000.

Residual Certificates:                 The Class R Certificates.
---------------------

Sales Agreement:                       The Sales Agreement dated October 11,
---------------                        2001, between the Depositor and SMI
                                       regarding the sale of the Mortgage Loans.

Senior Certificates:                   Any Class of Certificates including the
-------------------                    letter "A" or the letter "S" in its class
                                       designation.

Servicing Fee Rate:                    As set forth in the Mortgage Loan
------------------                     Schedule.

Stepdown Date:                         The earlier to occur of:
-------------

                                             (i)   the later to occur of:

                                                   (A)  the Distribution Date in
                                                        October 2004, and

                                                   (B)  the first Distribution
                                                        Date on which the Group
                                                        I Class A Certificate
                                                        Principal Balance and
                                                        Group II Class A
                                                        Certificate Principal
                                                        Balance immediately
                                                        prior to such
                                                        Distribution Date (less
                                                        the Principal Funds for
                                                        such Distribution Date)
                                                        is less than or equal to
                                                        67.50% of the Assumed
                                                        Principal Balance on
                                                        such date, and

                                             (ii)  the Distribution Date after
                                                   which the Group I and Group
                                                   II Class A Certificate
                                                   Principal Balance has been
                                                   reduced to zero.

Subgroup IIA Mortgage Loans:           Mortgage Loans in Group II identified in
---------------------------            the Mortgage Loan Schedule as having been
                                       assigned to subgroup IIA.

Subgroup IIB Mortgage Loans:           Mortgage Loans in Group II identified in
---------------------------            the Mortgage Loan Schedule as having been
                                       assigned to subgroup IIB.

Subordinate Certificates:              Any Class M-1, Class M-2 and Class B
------------------------               Certificate.

Subsequent Delivery
-------------------
Requirements:                          (a)   After giving effect to the
------------                                 acquisition of all Subsequent
                                             Mortgage Loans, the Mortgage Loans
                                             in Group I (which shall all be
                                             Mortgage Loans bearing interest at
                                             fixed rates of interest):

                                             (i)   shall have a weighted average
                                                   Mortgage Rate of not less
                                                   than 10.00% per annum;

                                             (ii)  shall have a weighted average
                                                   combined loan to value ratio
                                                   not in excess of 76.50%;

                                             (iii) shall be Mortgage Loans no
                                                   more than 78.00% of which (by
                                                   Stated Principal Balance)
                                                   were made in connection with
                                                   a cash out refinancing;

                                             (iv)  shall be Mortgage Loans at
                                                   least 75.00% of which (by
                                                   Stated Principal Balance)
                                                   shall be classified by Saxon
                                                   Mortgage, Inc. as "A-" or
                                                   better;

                                             (v)   shall be Mortgage Loans at
                                                   least 77.50% of which (by
                                                   Stated Principal Balance)
                                                   will have been originated
                                                   pursuant to a full
                                                   documentation program; and

                                             (vi)  shall have a weighted average
                                                   credit score of not less than
                                                   597.

                                       (b)   After giving effect to the
                                             acquisition of all the Subsequent
                                             Mortgage Loans, the Mortgage Loans
                                             in Group II (which shall all be
                                             first lien Mortgage Loans bearing
                                             interest at adjustable rates):

                                             (i)   shall have a weighted average
                                                   Mortgage Rate of not less
                                                   than 9.65% per annum;

                                             (ii)  shall have a weighted average
                                                   Loan to Value Ratio not in
                                                   excess of 80.00%;

                                             (iii) shall be Mortgage Loans at
                                                   least 67.00% of which (by
                                                   Stated Principal Balance)
                                                   shall be classified by Saxon
                                                   Mortgage, Inc. as "A-" or
                                                   better; and

                                             (iv)  shall have a weighted average
                                                   credit score of not less than
                                                   572.

Target Percentage:                     For the Senior Certificates, 67.50%; for
-----------------                      the Class M-1 Certificates, 81.50%; for
                                       the Class M-2 Certificates, 89.50%; and
                                       for the Class B Certificates, 95.50%.

Trigger Event:                         With respect to any Distribution Date
-------------                          after the Stepdown Date, a Trigger Event
                                       exists if the quotient (expressed as a
                                       percentage) of:

                                             (i)   the Stated Principal Balances
                                                   of all 60 or more days
                                                   Delinquent Mortgage Loans
                                                   (including Mortgage Loans
                                                   subject to bankruptcy or
                                                   foreclosure proceedings and
                                                   REO Property), divided by

                                             (ii)  the Assumed Principal Balance
                                                   of the Mortgage Loans as of
                                                   the preceding Determination
                                                   Date

                                       equals or exceeds 50% of the Senior
                                       Credit Enhancement Percentage.

Trustee Fee Rate:                      0.00525% per annum.
----------------

Trustee Series Designation:            Saxon 2001-3(SX0103)
--------------------------

Underwriters:                          Credit Suisse First Boston Corporation,
------------                           Greenwich Capital Markets, Inc., First
                                       Union Securities, Inc. and J.P. Morgan
                                       Securities Inc.

Upper Tier REMIC:                      REMIC 5
----------------

Variable Rate Certificates:            Any of the Class AF-1, Class AV-1, Class
--------------------------             AV-2, Class S-1, Class S-2, Class M-1,
                                       Class M-2 and Class B Certificates.

Voting Rights:                         The voting rights of the trust will be
-------------                          allocated as follows:

                                             (i)   1% to each of the Class A-IO
                                                   and Class X-IO Certificates;

                                             (ii)  0.50% to each of the Class
                                                   S-1 and Class S-2
                                                   Certificates;

                                             (iii) 95% to the Group I
                                                   Certificates and Group II
                                                   Certificates (other than the
                                                   Class S-1 and Class S-2
                                                   Certificates) in proportion
                                                   to their respective
                                                   outstanding Certificate
                                                   Principal Balances; and

                                             (iv)  1% to each of the Class C and
                                                   Class R Certificates.

         With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE 1

                                   DEFINITIONS

         Section 1.1    Defined Terms

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accrual Period: With respect to each Lower Tier Interest and each Class of Delay Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to each Class of Non-Delay Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

         Advance: Each P&I Advance and Servicing Advance.

         Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

         Allocable Portion: For each Group and Distribution Date, an amount equal to the (i) Interest Funds for such Group and date; divided by (ii) the Interest Funds for both groups and such date.

         Applied Realized Loss Amount: As to any Distribution Date and Class of Subordinate Certificates, the sum of any Realized Losses which have been applied in reduction of the Certificate Principal Balance of such Class of Certificates on such date.

         Assumed Principal Balance: As of any Distribution Date, the sum of:

               (i) the aggregate Stated Principal Balances of the Mortgage Loans as of such Distribution Date, plus

               (ii) the aggregate amount on deposit in any Pre-Funding Account (less all amounts representing investment earnings thereon).

         Available Funds: As to any Distribution Date, the sum of all Principal Funds and Interest Funds for such date.

         Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

         Basis Risk Payment: For any Distribution Date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) any Cap Carryover Amounts for such Distribution Date and (ii) any Required Reserve Fund Deposit for such Distribution Date, provided however, the amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount available for distribution therefor pursuant to priorities for distributions pursuant to
Section 4.1(g).

         Basis Risk Reserve Fund: Any fund created hereunder and held as part of the Trust Fund but not as part of any REMIC created hereunder, to provide a source for payments of Cap Carryover Amounts.

         Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York City or the city in which any of the Custodian, the Servicer, the Master Servicer, or the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         Cap Carryover Amount: On any Distribution Date and as to any Class whose Pass-Through Rate is subject to a cap equal to the Net WAC Cap, the sum of:

               (i) if the Pass-Through Rate for such Distribution Date and Class is based on the Net WAC Cap, the excess of (A) the amount of interest that would have been distributable on such Certificates for such Distribution Date had the interest rate thereon been calculated without regard to the Net WAC Cap, over (B) the amount of interest distributable based on the Net WAC Cap, and

               (ii) the excess of the amount described in clause (i)(A) above over the amount described in clause (i)(B) above for all prior Distribution Dates, together with interest thereon calculated at the applicable Pass-Through Rate (determined without regard to the Net WAC Cap), reduced by all amounts previously distributed with respect to such Class pursuant to Section 4.1(g) in respect of Cap Carryover Amounts on all such prior Distribution Dates.

         Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: With respect to any Certificate and as of any Distribution Date, the Certificate Principal Balance on the date of the initial issuance of such Certificate as set forth on the face thereof, as reduced by:

               (i) all amounts distributed on previous Distribution Dates on such Certificate in reduction of the Certificate Principal Balance thereof; and

               (ii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of any Applied Realized Loss Amounts for the related Class on previous Distribution Dates; and

         Certificate Register: The register maintained pursuant to Section 5.2 hereof.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

         Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

         Class B Principal Distribution Amount: With respect to any Distribution Date before the Stepdown Date or for which a Trigger Event is in effect, zero, and with respect to any Distribution Date on and after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

               (i)    the sum of:

                      (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date),

                      (B) the Class Certificate Balance of the Class M-1 Certificates (after giving effect to distributions on that date),

                      (C) the Class Certificate Balance of the Class M-2 Certificates (after giving effect to distributions on that date), and

                      (D) the Class Certificate Balance of the Class B Certificates immediately prior to such Distribution Date over

               (ii)   the lesser of:

                      (A) related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

                      (B)  the excess, if any, of:

                           (I) the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date over

                           (II) the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date less 0.50% of the Assumed Principal Balance as of the Cut Off Date (but in no event less than zero).

         Class Certificate Balance: With respect to any Class of Certificates and as of any Distribution Date, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date before the Stepdown Date or for which a Trigger Event is in effect, zero, and with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

               (i)    the sum of:

                      (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date), and

                      (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over

               (ii)   the lesser of:

                      (A) the related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

                      (B)  the excess, if any, of:

                           (I) the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date over

                           (II) the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date less 0.50% of the Assumed Principal Balance as of the Cut Off Date (but in no event less than zero).

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date before the Stepdown Date or for which a Trigger Event is in effect, zero, and with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

               (i)    the sum of:

                      (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date),

                      (B) the Class Certificate Balance of the Class M-1 Certificates (after giving effect to distributions on that date), and

                      (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over

               (ii)   the lesser of:

                      (A) the related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

                      (B)  the excess, if any, of:

                           (I) the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date over

                           (II) the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date less 0.50% of the Assumed Principal Balance as of the Cut Off Date (but in no event less than zero).

         Class P Prepayment Amount: As to each Distribution Date, the excess, if any, of Prepayment Penalties collected with respect to the Mortgage Loans during the related Prepayment Period over the Pledged Prepayment Penalties for such Distribution Date.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.5 hereof with a depository institution for the benefit of the Trustee on behalf of Certificateholders and designated with the applicable Account Designation.

         Compensating Interest: As to any Distribution Date and any Principal Prepayment in Full in respect of a Mortgage Loan that is received during the period from the eighteenth day of the month prior to the month of such Distribution Date through the last day of such month, an additional payment made by the Servicer, to the extent funds are available from the total Servicing Fee payable for such Distribution Date, equal to the amount of interest at the Mortgage Rate (less the applicable Servicing Fee Rate) for that Mortgage Loan from the date of the prepayment through the last day of the month of such Distribution Date. For the avoidance of doubt, no Compensating Interest payment shall be required in connection with any shortfalls resulting from Principal Prepayments in part or the application of the Relief Act.

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Coop Shares: Shares issued by a Cooperative Corporation.

         Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

         Cooperative Unit: A single-family dwelling located in a Cooperative Property.

         Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered.

         Credit Support Depletion Date: The Distribution Date on which the Certificate Principal Balance of the Class M-1, Class M-2 and Class B Certificates has been reduced to zero.

         Current Interest: With respect to any Distribution Date and any Class of Certificates, the interest accrued on the Class Certificate Balance (or Notional Principal Balance) thereof immediately prior to such Distribution Date during the related Accrual Period at the applicable Pass-Through Rate; provided, however, that such Current Interest shall be reduced by such

Class's pro rata share (based on the amount of Current Interest distributable on such Class) of any Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such Distribution Date. All calculations of interest on each Class of Delay Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and all calculations of interest on each Class of Non-Delay Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360-day year.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.2 or 2.3.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

         Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.2(e).

         Deleted Mortgage Loan: As defined in Section 2.3(d) hereof.

         Delinquent: A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the Determination Date immediately following the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the Determination Date immediately succeeding the Determination Date on which such payment was categorized as "Delinquent." Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

         Depositor: Saxon Asset Securities Company, a Virginia corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: As to any Distribution Date, the earlier of (i) the 17th day of each month, or (ii) if such day is not a Business Day, the next succeeding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.5(d) in the name of the Trustee for the benefit of the Certificateholders and designated with the applicable Account Designation.

         Distribution Account Deposit Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing on the Initial Distribution Date.

         Due Date: With respect to any Distribution Date and each Mortgage Loan, the day of the month in which each Distribution Date occurs on which the related mortgage payment is due (or, in the case of an Odd Due Date Mortgage Loan, such day in the preceding month).

         Due Period: The period from and including the second day of each month through and including the first day of the following month.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF, as applicable) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.6(a) hereof.

         Event of Default: As defined in Section 7.1 hereof.

         Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received during the Prepayment Period in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.8(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the Prepayment Period during which such liquidation occurred. Notwithstanding the foregoing, Excess Proceeds with respect to any Nonrecoverable Mortgage Loan shall be equal to the amount, if any, by which Subsequent Recoveries with respect to such Nonrecoverable Mortgage Loan exceed the Realized Loss with respect thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004,
Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Master Servicer.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Funding Period: The period commencing on the Closing Date and ending on the earliest to occur of :

               (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000,

               (ii)   the date on which an Event of Default occurs, and

               (iii)  the Funding Period Termination Date.

         Group: Any grouping of Mortgage Loans described in the Preliminary Statement.

         Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Carry Forward Amount: With respect to each Distribution Date and Class, the sum of:

               (i)    the excess of:

                      (A) Current Interest for such Class with respect to prior Distribution Dates (excluding any Cap Carryover Amount) over

                      (B) the amount actually distributed to such Class (other than in respect of any applicable Cap Carryover Amount) with respect to interest on such prior Distribution Dates, and

               (ii) interest thereon at the applicable Pass-Through Rate for the related Accrual Period.

         Interest Funds: With respect to any Group and any Determination Date, the sum, without duplication, of:

               (i) all scheduled interest due during the related Due Period (and received by the related Determination Date) with respect to such Group less the related Servicing Fee and the Master Servicing Fee,

               (ii) all Advances relating to interest with respect to such Group,

               (iii) any Compensating Interest payment with respect to such Group,

               (iv) Liquidation Proceeds with respect to such Group (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses, and

               (v) any Subsequent Recoveries added to the Interest Funds for such group pursuant to Section 4.1(j).

         Last Endorsee: As defined in Section 2.1(b).

         Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut Off Date.

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated by the Servicer or Master Servicer in any manner, including but not limited to a disposition pursuant to Section 3.11(i), in the Prepayment Period for such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received by the Servicer or Master Servicer in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale, disposition pursuant to Section 3.11(i), or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and P&I Advances.

         Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the lesser of the purchase price of the related Mortgaged Property and the appraised value of the related Mortgaged Property.

         London Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

         Master Servicer: Saxon Mortgage, Inc., a Virginia corporation, and its successors and assigns, in its capacity as master servicer hereunder.

         Master Servicer Custodial Account: The separate Eligible Account created and maintained by the Master Servicer pursuant to Section 3.5(c) for the benefit of Certificateholders and designated with the applicable Account Designation.

         Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of the month prior to the month of such Distribution Date.

         Master Servicer Reporting Date: The opening of business on the third Business Day preceding each Distribution Date.

         Meritech: Meritech Mortgage Services, Inc., a Texas corporation.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.5.

         Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor or the Master Servicer.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.1 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Documents: As defined in Section 2.1 hereof.

         Mortgage Loans: Such of the mortgage loans transferred and assigned pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute or Subsequent Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan:

               (i)    the loan number;

               (ii)   the Mortgagor's name;

               (iii)  the original principal balance;

               (iv)   the Stated Principal Balance as of the Cut-Off Date;

               (v)    Mortgage Rate;

               (vi)   Servicing Fee; and

               (vii)  group or subgroup.



         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, net of any insurance premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

         Mortgaged Property: The underlying property securing a Mortgage Loan, which, in the case of a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

         Mortgagor: Any obligor on a Mortgage Note.

         Net Prepayment Interest Shortfall: As to any Distribution Date and Group, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period for such Group exceeds an amount equal to the Compensating Interest for such Group, if any, for such Distribution Date.

         Nonrecoverable Advance: Any portion of any P&I Advance or Servicing Advance previously made or proposed to be made by the Servicer or Master Servicer that, in the good faith judgment of the advancing party, will not be ultimately recoverable by such advancing party from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Nonrecoverable Mortgage Loan: Any Mortgage Loan that has been determined to be a Nonrecoverable Mortgage Loan pursuant to Section 3.11(f) hereof and is identified in an Officer's Certificate signed by a Servicing Officer delivered to the Master Servicer pursuant to Section 3.11(f) hereof. For the avoidance of doubt, Mortgage Loans represented by REO Property shall not constitute Nonrecoverable Mortgage Loans.

         Nonrecoverable Mortgage Loan Purchase Price: As to any Nonrecoverable Mortgage Loan, an amount equal to the sum of (i) the Projected Net Liquidation Value thereof on the date of purchase of such loan pursuant to this Agreement; and (ii) any accrued interest at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date occurring in the Due Period immediately preceding the Distribution Date on which the Nonrecoverable Mortgage Loan Purchase Price is to be distributed to Certificateholders.

         Notice Address: For purposes hereof, the addresses of the Depositor, the Master Servicer and the Trustee, are as follows:


               (i)    If to the Depositor:

                      Saxon Asset Securities Company
                      4880 Cox Road
                      Glen Allen, Virginia 23060

               (ii)   If to the Master Servicer:

                      Saxon Mortgage, Inc.
                      4880 Cox Road
                      Glen Allen, Virginia 23060
                      Attn: Master Servicing

               (iii)  If to the Trustee:

                      Bankers Trust Company
                      1761 East St. Andrew Place
                      Santa Ana, California 92705
                      Attention: SX 0103

               (iv)   If to the Servicer:

                      Meritech Mortgage Services, Inc.
                      P.O. Box 161489
                      Fort Worth, TX 76161-1489
                      Attn: Executive Administration

         Notice of Final Distribution: The notice to be provided pursuant to
Section 9.2 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

         Odd Due Date Mortgage Loan: Any Mortgage Loan whose monthly payments are due on a day other than the first day of the month.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the entity required by the terms of this Agreement to deliver such certificate, or by such officer of such entity as may be required to sign such certificate by the terms of this Agreement relating to such particular certificate.

         One Month LIBOR: As of any Interest Determination Date, the rate for one-month U.S. dollar deposits which appears in the Telerate Page 3750, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Calculation Agent, as agent for the Master Servicer, will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic- mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Calculation Agent, as agent for the Master Servicer, shall review Telerate Page 3750 as of the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall determine the rate which constitutes One Month LIBOR for each Interest Determination Date.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, Servicer or the Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee.

         Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.1 hereof.

         Original Mortgage Loan: The Mortgage Loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

         OTS: The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

               (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

               (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Determination Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Determination Date and which did not become a Liquidated Mortgage Loan prior to such Determination Date.

         Overcollateralization Amount: With respect to any Distribution Date, the excess of the Assumed Principal Balance of the Mortgage Loans over the aggregate Certificate Principal Balance of the Certificates after giving effect to principal distributions on such Distribution Date.

         Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         P&I Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.19, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any net income in the case of any REO Property) on the Mortgage Loans that were due during the related Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer or Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

         Pass-Through Rate: For any interest bearing Class of Certificates or Component, the per annum rate set forth or calculated in the manner described in the Pass-Through Rate Schedule.

         Pass-Through Rate Schedule: The Schedule setting forth the Pass-Through Rates of the Certificates, attached as Schedule II hereto.

         Paying Agent: Bankers Trust Company, a New York banking corporation, and its successors and assigns in such capacity.

         Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

               (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

               (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

               (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

               (v) interest-bearing demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

               (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

               (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its highest long-term unsecured debt rating categories or its highest short-term unsecured debt rating category, respectively;

               (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency as evidenced by a signed writing delivered by each Rating Agency;

               (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

               (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

         provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

         Permitted Transferee: Any person other than a "disqualified organization" as defined in section 860E(e)(5).

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Pool Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Determination Date in the month preceding the month of such Distribution Date.

         Pre-Funded Amount: With respect to any date and Group, the amount remaining on deposit in the Pre-Funding Account with respect to such Group (exclusive of any related Pre-Funding Account Earnings).

         Pre-Funding Account: The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.7 hereof.

         Pre-Funding Account Earnings: With respect to each Distribution Date to and including the date immediately preceding the Distribution Date immediately following the end of the Funding Period, the actual interest and investment earnings on the Pre-Funded Amount as calculated by the Master Servicer (based on information supplied by the Trustee).

         Prepayment Interest Excess: As to any Principal Prepayment in Full received by the Servicer from the first day through the seventeenth day of any calendar month (other than the calendar month in which the Cut Off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Servicer as additional servicing compensation.

         Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received (a) during the period from the eighteenth day of the month preceding the month of such Distribution Date through the last day of such month, in the case of a Principal Prepayment in Full, or (b) during the month preceding the month of such Distribution Date, in the case of a partial Principal Prepayment, the amount, if any, by which one month's interest at the related Mortgage Rate (less the related Servicing Fee) on such Principal Prepayment exceeds the amount of interest actually paid by the Mortgagor in connection with such Principal Prepayment.

         Prepayment Penalty: With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer or Master Servicer from a Mortgagor pursuant to the terms of the related Mortgage Note.

         Prepayment Period: As to each Distribution Date, the period from but excluding the Cut Off Date to and including the 17th day of the month in which the first Determination Date occurs and each period thereafter from and including the 18th day of a month (or, if the prior Prepayment Period ended on a later day, such later day) to and including the Determination Date occurring in the following month.

         Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

         Principal Distribution Amount: With respect to each Group and Distribution Date, the excess of:

               (i)    the sum of:

                      (A) the Principal Funds for that Distribution Date and Group, and

                      (B) the related Principal Percentage of any Extra Principal Distribution Amount for that Distribution Date over

               (ii) the related Principal Percentage of the Released Principal Amount for that Distribution Date.

         Principal Funds: With respect to each Group of Mortgage Loans and any Determination Date the sum, without duplication, of:

               (i) all scheduled principal with respect to such Group collected by the Servicer during the related Due Period or advanced on or before such Determination Date,

               (ii) prepayments with respect to such Group collected by the Servicer in the related Prepayment Period,

               (iii) the Stated Principal Balance of each Mortgage Loan in such Group repurchased by the Depositor in the related Prepayment Period,

               (iv) any Substitution Adjustment Amount with respect to such Group for such date,

               (v) all Liquidation Proceeds with respect to such Group collected by the Servicer during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all non-recoverable Advances relating to principal with respect to such Group reimbursed during the related Due Period, and

               (vi) any remaining related Pre-Funded Amount immediately following the end of the Funding Period.

         Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         Projected Net Liquidation Value: With respect to any Nonrecoverable Mortgage Loan, the amount, set forth in an Officer's Certificate signed by a Servicing Officer in a form acceptable to the Master Servicer, equal to (i) the fair market value of the related Mortgaged Property as determined by a real estate broker meeting the qualifications, and applying broker's price opinion methodology generally acceptable to, residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans, less (ii) the Servicer's good faith estimate of the total of all related costs of liquidation, Servicing Fees, and Advances reasonably expected to be incurred in the event the Mortgaged Property were the subject of foreclosure or otherwise converted to, and sold as, REO Property.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

         PUD: Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date occurring in the Due Period immediately preceding the Distribution Date on which the Purchase Price is to be distributed to Certificateholders.

         Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to any Mortgage Loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net amount recovered in liquidation thereof (after payment of expenses of liquidation, unpaid Servicing Fees, and reimbursement of Advances), after payment of accrued interest on such

Mortgage Loan and after application of any Insurance Proceeds with respect thereto. With respect to any Nonrecoverable Mortgage Loan, the sum of (i) the amount by which the unpaid principal balance thereof exceeds the Projected Net Liquidation Value thereof and (ii) the amount, if any, by which the Projected Net Liquidation Value thereof exceeds Liquidation Proceeds received in respect thereof. The Realized Loss in respect of any Nonrecoverable Mortgage Loan calculated pursuant to clause (i) of the preceding sentence shall be given effect as of the Prepayment Period during which the Servicer or Master Servicer classifies such loan as a Nonrecoverable Mortgage Loan.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         Reference Bank: Leading banks selected by the Master Servicer and engaged in transactions in U.S. dollar deposits in the London interbank market.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Released Principal Amount: With respect to any Distribution Date, the amount by which the Overcollateralization Amount (assuming for such purpose that all Principal Funds for such Distribution Date are distributed as principal to the Certificates) exceeds the Required Overcollateralization Amount for such date.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Relief Act Shortfall: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Net Rate without giving effect to such reduction.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Agency Agreement: As defined in Section 2.2 hereof.

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibits I and J, as appropriate.

         Required Recordation States: The states of Florida and Mississippi.

         Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, the address for notices to S&P shall be Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

         Securities Act: The Securities Act of 1933, as amended.

         Security Release Certification: As defined in Section 2.2 hereof.

         Senior Principal Distribution Amount: With respect to each Group and any Distribution Date before the Stepdown Date or as to which a Trigger Event has occurred, 100% of the Principal Distribution Amount for such Group and Distribution Date, and with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event has not occurred, the related Principal Percentage of the excess of:

               (i) the Group I and Group II Class A Certificate Principal Balances immediately prior to such Distribution Date over

               (ii)   the lesser of:

                      (A) the related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

                      (B)  the excess, if any, of:

                           (I) the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date over

                           (II) the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date less 0.50% of the Assumed Principal Balance as of the Cut Off Date (but in no event less than zero).

         Senior Credit Enhancement Percentage: As of any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates for such Distribution Date and the Overcollateralization Amount for such Distribution Date, and the denominator of which is the Assumed Principal Balance of the Mortgage Loans as of such Distribution Date.

         Servicer: Meritech and its permitted successors and assigns.

         Servicer Deposit Date: The twenty-first day of each month, or if such day is not a Business Day, the next succeeding day.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.1 and Section 3.9.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in of the month prior to the month of such Distribution Date (or, in the case of an Odd Due Date Mortgage Loan, the Due Date occurring in the second month preceding the month of such Distribution Date).

         Servicing Officer: Any of the President, any Vice President (however denominated), or Assistant Vice President of the Servicer involved in, or responsible for, the administration and servicing of one or more Mortgage Loans at the time of performance of the relevant activity of the Servicer.

         SMI: Saxon Mortgage, Inc, a Virginia corporation, and its successor and assigns.

         Startup Day: The Closing Date.

         Stated Principal Balance: As to any Mortgage Loan and Determination Date, the unpaid principal balance of such Mortgage Loan as of the applicable Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to (i) any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), (ii) the payment of principal due on such Due Date, and (iii) in the case of any Nonrecoverable Mortgage Loan, the amount of any Realized Loss in respect thereof (but otherwise determined, in each case, regardless of any delinquency in payment by the related Mortgagor).

         Subservicer: Any person to whom the Servicer (or Master Servicer) has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.2 hereof.

         Subsequent Cut Off Date: The date specified in a Subsequent Sales Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust Fund pursuant to the related Subsequent Sales Agreement.

         Subsequent Mortgage Loans: The Mortgage Loans listed on a Mortgage Loan Schedule attached to a Subsequent Sales Agreement.

         Subsequent Recoveries: As to any Nonrecoverable Mortgage Loan, the excess of (i) any net Liquidation Proceeds received in respect of such loan; over (ii) the Projected Net Liquidation Value thereof.

         Subsequent Sales Agreement: Each Subsequent Sales Agreement dated as of a Subsequent Sales Date by which Subsequent Mortgage Loans are sold and assigned to the Trust.

         Subsequent Sales Date: The date specified in each Subsequent Sales Agreement.

         Substitute Mortgage Loan: A Mortgage Loan substituted by the Depositor or Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) accrue interest on the same basis as the Deleted Mortgage Loan and be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; and (v) comply with each representation and warranty set forth in Section 2.3 hereof. Any of the characteristics described above may be satisfied in the aggregate by one or more Substitute Mortgage Loans.

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.3 hereof.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulationss.1.860F-4(d) and Treasury regulationss. 301.6231(a)(7)-1. Initially, the Tax Matters Person shall be the Trustee.

         Tax Matters Person Certificate: The Class R Certificate with a Denomination of 0.00001%.

         Telerate Page 3750: The display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         Trustee: Bankers Trust Company and its successors and, if a successor trustee is appointed hereunder, such successor.

         Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Pool Principal Balance with respect to such Distribution Date, to be paid by the Master Servicer from the Master Servicing Fee.

         Trust Fund: As described in Section 2.01 hereof.

         Unpaid Realized Loss Amount: As to any Distribution Date and any Class, the excess of:

               (i)    the Applied Realized Loss Amount for such Class over

               (ii) the sum of all distributions in reduction of such Applied Realized Loss Amount on all previous Distribution Dates.

         Weighted Average Net Rate: The weighted average of the Mortgage Rates of the Mortgage Loans less the sum of the Servicing Fee Rate and the Master Servicing Fee Rate, as applicable, provided, however, that for the first four Distribution Dates, the Weighted Average Net Rate shall equal the product of (i) the weighted average of the Mortgage Rates of only those Mortgage Loans transferred to the Trust Fund on the Closing Date less the sum of the Servicing Fee Rate and the Master Servicing Fee Rate, as applicable, multiplied by (ii) a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans transferred to the Trust Fund on the Closing Date and the denominator of which is the Assumed Principal Balance.

                                   ARTICLE 2

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                                   WARRANTIES

         Section 2.1    Conveyance of Mortgage Loans

         (a) To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable hereunder with respect to the Certificates and the performance of the covenants contained herein, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders as their interests may appear, all the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans, which the Depositor is causing to be delivered to the Trustee (or the Custodian) herewith (and all Substitute Mortgage Loans substituted therefor), together in each case with the related Mortgage Files and the Depositor's interest in any collateral that secured a Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Scheduled Payments due after the Cut Off Date and all principal prepayments received with respect to the Mortgage Loans paid by the borrower after the Cut Off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) any Subsequent Mortgage Loans; (iii) the Sales Agreement, except that the Depositor does not assign to the Trustee any of its rights under Sections 9 and 12 of the Sales Agreement; (iv) any Pre-Funding Account whether in the form of cash, instruments, securities or other properties and (v) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (i) through (v) above collectively, the "Trust Fund").

         With respect to any Mortgage Loan that does not have a first payment date on or before the last day of the Due Period immediately preceding the first Distribution Date, the Depositor shall deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the first Distribution Date, an amount equal to one month's interest at the related Net Rate on the Cut Off Date Principal Balance of such Mortgage Loan.

         (b) In connection with the transfer set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the following documents or instruments (collectively, the "Mortgage Loan Documents") with respect to each Mortgage Loan so transferred:

               (i) (A) the original Mortgage Note endorsed by manual or facsimile signature to the Trustee or the Custodian or in blank, without recourse, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (the "Last Endorsee") (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
         Note); or

                      (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

               (ii) except with respect to any Cooperative Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy of the Mortgage;

               (iii) except with respect to any Mortgage Loan for which the related Mortgage names the Custodian as nominee for the originating lender (or similar designation satisfactory to the Custodian), as beneficiary or mortgagee, either (A) a duly executed assignment of the Mortgage in blank, or (B) an original recorded assignment of the Mortgage from the Last Endorsee to the Custodian or a copy of such assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof which in either case may be included in a blanket assignment or assignments;

               (iv) each interim recorded assignment of such Mortgage, or a copy of each such interim recorded assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof;

               (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

               (vi) except as to any second lien Mortgage Loan in the original principal amount of $50,000.00 or less, either the original or duplicate original title policy (including all riders thereto) with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property; and

               (vii) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                      (a) The Coop Shares, together with a stock power in blank;
                      (b)  The executed Security Agreement;
                      (c)  The executed Proprietary Lease;
                      (d)  The executed Recognition Agreement;
                      (e) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Depositor's interest in the Coop Shares and the Proprietary Lease; and
                      (f) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) any recorded assignments or interim assignments satisfying the requirements of clause (ii) or
(iii) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall deliver such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor or Servicer shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver to the Trustee a copy of such Mortgage certified (to the extent such certification is reasonably obtainable) by such public recording office to be a true and complete copy of the original recorded Mortgage.

         In addition, in the event that in connection with any Mortgage Loan the Depositor cannot deliver the original or duplicate original lender's title policy (together with all riders thereto), satisfying the requirements of clause
(vi) above, concurrently with the execution and delivery hereof because the related Mortgage or a related assignment has not been returned from the applicable public recording office, the Depositor shall promptly deliver to the Trustee or the Custodian on its behalf such original or duplicate original lender's title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, and in any event, within 720 days following the Closing Date.

         Subject to the immediately following sentence, as promptly as practicable subsequent to the transfer set forth in clause (a) of this Section 2.1, and in any event, within thirty (30) days thereafter, the Servicer shall as to any Mortgage Loan with respect to which the Depositor delivers an assignment of the Mortgage in blank pursuant to clause (b)(iii)(A) of this Section 2.1, (i) complete each such assignment of Mortgage to conform to clause (b)(iii)(B) of this Section 2.1, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records each such assignment of the Mortgages, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignments in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan in any state other than the Required Recordation States.

         In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee or the Custodian on its behalf, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.8 hereof.

         Section 2.2    Acceptance by Trustee of the Mortgage Loans

         The Trustee or the Custodian, on behalf of the Trustee acknowledges receipt of the documents identified in the initial certification in the form annexed hereto as Exhibit C (the "Initial Certification") and declares that it or the Custodian holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it or the Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee agrees to execute and deliver or to cause the Custodian to execute and deliver on the Closing Date to the Depositor, the Master Servicer and the Servicer an Initial Certification in the form annexed hereto as Exhibit
C. Based on its or the Custodian's review and examination, and only as to the documents identified in such Initial Certification, the Custodian, on behalf of the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         Not later than 360 days after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor, the Master Servicer and the Servicer a Final Certification in the form annexed hereto as Exhibit D, with any applicable exceptions noted thereon.

         If, in the course of such review, the Trustee or the Custodian, on behalf of the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1 hereof, the Trustee shall list or shall cause the Custodian to list such as an exception in the Final Certification; provided, however that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. SMI shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if SMI does not correct or cure such defect within such period, SMI shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3 hereof, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date SMI was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Servicer or SMI and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of
Exhibit I. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by SMI in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution

Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit J hereto, the Trustee shall cause the Custodian to release the related Mortgage File to SMI and shall execute and deliver at SMI's request such instruments of transfer or assignment prepared by SMI, in each case without recourse, as shall be necessary to vest in SMI, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

         The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee or the Custodian on its behalf, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

         It is understood and agreed that the obligation of SMI to substitute for or to purchase any Mortgage Loan which does not meet the requirements of
Section 2.1 hereof shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor or SMI.

         In order to facilitate sales and deliveries of Mortgage Loans to the Trust Fund, the Trustee may execute and deliver one or more remittance agency agreements in substantially the form of Exhibit K hereto (each, a "Remittance Agency Agreement"), and in such event the Trustee: (i) shall perform the duties of Remittance Agent (as that term is defined in the related Remittance Agency Agreement); and (ii) may accept as conclusive evidence of the release of the related security interests one or more security release certifications in substantially the form attached as Exhibit L hereto (each, a "Security Release Certification").

         Section 2.3 Representations, Warranties and Covenants of the Depositor and Servicer and Master Servicer

         (a) The Servicer represents and warrants to the Trustee that, as of the Closing Date:

               (i) the Servicer is a corporation licensed as a mortgage servicer duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction;

               (ii) the execution and delivery of this Agreement by the Servicer and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

               (iii) the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (iv) the Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

               (v) there are no actions or proceedings against, or investigations of, the Servicer pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of any of its obligations under, or the validity or enforceability of, this Agreement.

         (b) The Master Servicer represents and warrants to the Trustee that, as of the Closing Date:

               (i) the Master Servicer is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Master Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Master Servicer by any state having jurisdiction;

               (ii) the execution and delivery of this Agreement by the Master Servicer and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

               (iii) the Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (iv) the Master Servicer is not in violation of, and the execution and delivery of this Agreement by the Master Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

               (v) there are no actions or proceedings against, or investigations of, the Master Servicer pending or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Master Servicer of any of its obligations under, or the validity or enforceability of, this Agreement.

         (c) The Depositor represents and warrants to the Trustee that, as of the Closing Date:

               (i) the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

               (ii) the execution and delivery of this Agreement by the Depositor and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Depositor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

               (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (iv) the Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

               (v) there are no actions or proceedings against, or investigations of, the Depositor pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of any of its obligations under, or the validity or enforceability of, this Agreement.

         (d) Pursuant to Section 2.1(a)(iii) hereof, the Depositor has assigned to the Trustee, for the benefit of Certificateholders, its rights under the Sales Agreement, including each representation and warranty of SMI set forth in such Sales Agreement in respect of the Mortgage Loans.

         Upon discovery by any of the parties hereto of a breach of a representation or warranty made by SMI in respect of the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. SMI hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach such of any representation or warranty which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan (it being understood that any such breach shall be deemed to materially and adversely affect the value of such Mortgage Loan or the interest of the Trust Fund therein, if the Trust Fund incurs a loss as the result of such breach), it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4(a) hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Custodian on its behalf of a Request for Release substantially in the form of Exhibit J and the Mortgage File for any such Substitute Mortgage Loan. SMI shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of SMI's knowledge, if it is discovered by either the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding SMI's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any Substitute Mortgage Loan or Loans, SMI shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.1. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by SMI on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter SMI shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and SMI shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made by SMI pursuant to the Sales Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release or shall

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

cause the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to SMI and shall execute and deliver at SMI's direction such instruments of transfer or assignment prepared by SMI , in each case without recourse, as shall be necessary to vest title in SMI, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

         For any month in which SMI substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by SMI on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that SMI shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Distribution Account prior to the Distribution Date in the month following the month during which SMI became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.4 hereof and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release or shall cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders to SMI, and the Trustee shall execute and deliver or shall cause the Custodian to execute and deliver at SMI's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of SMI to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on their behalf.

         The representations and warranties made pursuant to this Section 2.3 (and the representations and warranties with respect to the Mortgage Loans made in the Sales Agreement) shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

         (e) Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require SMI, at SMI's option, to either
(i) substitute, if the conditions in Section 2.3(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of

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

representation or warranty made pursuant to this Section 2.3. The Trustee shall reconvey or shall cause the Custodian to reconvey to SMI the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in this Section 2.3.

         Section 2.4 Delivery of Opinion of Counsel in Connection with Substitutions

         (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.2 or Section 2.3 shall be made more than 90 days after the Closing Date unless the Depositor or SMI delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Section 2.5    Execution and Delivery of Certificates

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         Section 2.6    Purchase of Subsequent Mortgage Loans.

         (a) Subject to the satisfaction of the conditions set forth in paragraph (b) below in consideration of the delivery on a Subsequent Sales Date to or upon the order of the Depositor of all or a portion of the Pre-Funded Amount, as the case may be, the Depositor shall on such Subsequent Sales Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trust Fund, and the Trustee shall purchase on behalf of the Trust Fund, all the Depositor's right, title and interest in and to the Subsequent Mortgage Loans, together with the related Mortgage Loan Files, covered by the Subsequent Sales Agreement delivered on such date.

         (b) The obligation of the Trust to acquire Subsequent Mortgage Loans is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Sales Date:

               (i) the Depositor shall have delivered to the Trustee with a copy to the Master Servicer a duly executed written Subsequent Sales Agreement, which shall include a Schedule of Subsequent Mortgage Loans, and specifying the amount to be withdrawn from the Pre-Funding Account;

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

               (ii) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 30 years;

               (iii) no Subsequent Mortgage Loan will have been selected in a manner adverse to the interests of Certificateholders;

               (iv) the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates;

               (v) no Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than 100.00%;

               (vi) each Subsequent Mortgage Loan will be underwritten in accordance with the Depositor's underwriting guidelines;

               (vii) after giving effect to the acquisition of all the Subsequent Mortgage Loans, the Mortgage Loans in the applicable Group shall conform to the applicable Subsequent Delivery Requirements;

               (viii) the Depositor shall have provided the Master Servicer and the Trustee any information reasonably requested by any of them with respect to the Subsequent Mortgage Loans then to be sold to the Trust Fund;

               (ix) the Depositor shall have delivered to the Trustee a letter from an independent accountant stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics of the Mortgage Loans required in Section 2.6(b);

               (x) as of each Subsequent Sales Date, neither the Depositor nor SMI shall be insolvent, nor will either of them be made insolvent by such transfer;

               (xi)   the Funding Period shall not have ended; and

               (xii) the Depositor and SMI each shall have delivered to the Master Servicer and the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph
         (b) and in the related Subsequent Sales Agreement and opinions of counsel with respect to corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date.

         (c) Pursuant to Section 2.6(b) hereof, the Trustee shall remit on each Subsequent Sales Date to or upon the order of the Depositor from the Pre-Funding Account the amount specified by the Master Servicer only upon the Trustee's receipt of:

               (i)    a fully executed Subsequent Sales Agreement;

               (ii) the two Officer's Certificates required by Section 2.6(b) hereof;

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

               (iii) an Opinion or Opinions of Counsel from each of the Depositor and SMI required by Section 2.6(b);

               (iv) a letter from each Rating Agency on the final Subsequent Sale Date confirming the condition provided in Section 2.6(b);

               (v)    a letter from an independent accountant as required by
         Section 2.6(b); and

               (vi) the written instruction from the Master Servicer setting forth the amounts to be paid as required by Section 2.6(b) hereof. The Trustee may rely and shall be protected in relying on all such Officer's Certificates as evidencing full compliance with all conditions precedent specified in Section 2.6(b), without any further duty of inquiry with respect thereto.

         (d) On each Subsequent Sales Date and on the Determination Date immediately following the end of the Funding Period, the Master Servicer shall determine:

               (i) the amount and correct disposition of the Pre-Funded Amount, and

               (ii) any other necessary matters in connection with the administration of the Pre-Funding Account. If any amounts are released as a result of an error in calculation to the Holders or the Depositor from the Pre-Funding Account, the Depositor shall immediately repay such amounts to the Master Servicer.

         (e) the Depositor shall deliver (or cause to be delivered) to the Master Servicer for deposit in the Master Servicer Custodial Account on the related Servicer Deposit Date all principal and interest due in respect of such Subsequent Mortgage Loans after the related Subsequent Cut Off Date;

         Section 2.7    Pre-Funding Account

         (a) The Trustee shall establish and maintain the Pre-Funding Account to be held in trust for the benefit of the Certificateholders. The Pre-Funding Account shall be an Eligible Account. On the Closing Date, the Depositor will cause to be deposited in the Pre-Funding Account the Original Pre-Funded Amount.

         (b) On any Subsequent Sales Date, the Master Servicer shall instruct the Trustee, with a copy to the Depositor,

               (i) to withdraw from the Pre-Funded Amount in the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the applicable Subsequent Cut Off Date sold to the Trust on such Subsequent Sales Date, and

               (ii) to pay such amounts to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.6(c) hereof with respect thereto. In no

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

         event shall the Trustee withdraw from the Pre-Funding Account an amount in excess of the Original Pre-Funded Amount.

         (c) On the Business Day immediately following the end of the Funding Period, the Master Servicer shall instruct the Trustee to transfer the Pre-Funded Amount to the Distribution Account for distribution to the Holders of the Certificates in accordance with Article 4. The Pre-Funded Amount shall not be invested during the time such Pre-Funded Amount is held in the Distribution Account.

         (d) The Pre-Funding Account shall not be an asset of any REMIC created pursuant to this Agreement.

                                   ARTICLE 3

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.1    Servicer to Service Mortgage Loans

         For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, provided, however, that unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent or
(y) in the absence of default or imminent default, any such waiver, modification, postponement or indulgence would not cause any REMIC created hereunder to be disqualified or result in the imposition of any tax under
Section 860F(a) or Section 860G(d) of the Code, the Servicer may not permit any modification with respect to any Mortgage Loan. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other

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

comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall promptly execute such documents and deliver them to the Servicer.

         In accordance with the standards of the preceding paragraph, the Servicer shall make Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.6 hereof, and further as provided in Section
3.8 hereof. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Upon request of the Servicer, the Trustee and the Custodian shall furnish the Servicer with any powers of attorney necessary or appropriate to enable Servicer to execute in the name of the Trustee or the Custodian, as applicable, all documents reasonably required to perform the servicing functions described in this Article 3.

         Section 3.2    Subservicing; Enforcement of the Obligations of
         Servicers

         (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

         (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by

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

a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

         Section 3.3 Rights of the Depositor and the Trustee in Respect of the Servicer

         The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

         Section 3.4    Master Servicer to Act as Servicer

         In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of the Servicer pursuant to Section
3.9 hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law,
(iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.2 or 2.3 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.3 hereof or (v) deemed to have made any representations and warranties of the Servicer hereunder). If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Master Servicer or its successor shall succeed to any rights and obligations of the Servicer under each subservicing agreement.

         The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

         Section 3.5 Collection of Mortgage Loan Payments; Collection Account; Distribution Account

         (a) The Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, and subject to the provisions of Section 3.1 hereof, the Servicer may in its discretion (i) waive any late payment charge or penalty interest and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than

180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut Off Date. In the event of any such arrangement, any P&I Advance required to be made by the Servicer on the related Mortgage Loan in accordance with the provisions hereof (i) with respect to the Prepayment Period in which such arrangement became effective shall be made in accordance with the amortization schedule of such Mortgage Loan without giving effect to the modification thereof by reason of such arrangements and (ii) with respect to any Prepayment Period thereafter shall be made in accordance with the amortization schedule of such Mortgage Loan as so modified. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         The Servicer shall comply with the provisions of Section 3.21 hereof with respect to each Prepayment Penalty related to the Mortgage Loans.

         (b) The Servicer shall establish and maintain a Collection Account into which the Servicer shall deposit or cause to be deposited as soon as practicable following receipt but in no event no later than two Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut Off Date) and the following amounts required to be deposited hereunder:

               (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

               (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any Prepayment Interest Excess;

               (iii) each Prepayment Penalty required to be deposited by the Servicer hereunder;

               (iv) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

               (v) any amount required to be deposited by the Servicer pursuant to Section 3.5(e) in connection with any losses on Permitted Investments;

               (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.9(b) and (d) hereof, and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;

               (vii)  all Substitution Adjustment Amounts; and

               (viii) all P&I Advances made by the Servicer pursuant to
         Section 3.19 hereof.

         In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Servicer shall cause funds to be deposited into the Collection Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the related Mortgage Rate (net of the Servicing Fee Rate) on such date.

         The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or amounts attributable to reimbursements of Advances, if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Collection Account which describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with
Section 3.8.

         (c) The Master Servicer shall establish and maintain, for the benefit of Certificateholders, a Master Servicer Custodial Account. On each Servicer Deposit Date, the Servicer shall remit to the Master Servicer for deposit in the Master Servicer Custodial Account, the Available Funds for such date. In addition, the Master Servicer shall deposit any amounts pursuant to Section 3.5(e) in connection with losses on Permitted Investments in the Master Servicer Custodial Account.

         (d) The Trustee shall establish and maintain, on behalf of Certificateholders, the Distribution Account. On each Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account the Available Funds for such date. In addition, the Trustee shall deposit any amounts received from the Master Servicer pursuant to Section 3.5(e) in connection with losses on permitted Investments in the Distribution Account.

         In the event that the Servicer or Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.8. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

         (e) The institutions at which the Collection Account, Master Servicer Custodial Account and Distribution Account are maintained shall invest funds as directed by the Master

Servicer in Permitted Investments which in each case shall mature not later than
(i) in the case of the Collection Account, the second Business Day next preceding the related Servicer Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Servicer Deposit Date), (ii) in the case of the Master Servicer Custodial Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date), and (iii) in the case of the Distribution Account, the Business Day next preceding the related Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and all income and gain net of any losses realized from any such investment of funds on deposit in the Master Servicer Custodial Account and the Distribution Account shall be for the benefit of the Master Servicer. The amount of any realized losses in the Collection Account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account and the amount of any realized losses in the Master Servicer Custodial Account and the Distribution Account in respect of any such investments shall promptly be deposited therein by the Master Servicer. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Master Servicer Custodial Account and made in accordance with this Section 3.5.

         Section 3.6 Collection of Taxes, Assessments and Similar Items; Escrow Accounts

         (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.1 hereof (with respect to taxes and assessments and insurance premiums) and 3.9 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

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

         (c) The Servicer shall advance, as Servicing Advances, any payments referred to in Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, provided, however that the Servicer shall not be required to make any such advance if such advance, in the good faith judgment of the Servicer, would constitute a Nonrecoverable Advance.

         Section 3.7 Access to Certain Documentation and Information Regarding the Mortgage Loans

         The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

         Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

         Section 3.8 Permitted Withdrawals from the Collection Account, Master Servicer Custodial Account and Distribution Account.

         (a) The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

               (i) to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14, and earnings on or investment income with respect to funds in or credited to the Collection Account as additional servicing compensation;

               (ii) to the extent not previously retained by the Servicer, to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

               (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

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

               (v) to reimburse the Servicer for unpaid Servicing Fees as provided in Section 3.11 hereof;

               (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.2, 2.3 or 3.11, all amounts received thereon after the date of such purchase;

               (vii) to reimburse the Master Servicer, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.3 hereof;

               (viii) to pay to the Master Servicer any accrued and compensation to which it is entitled hereunder (and any amount to which it is entitled to reimbursement herewith);

               (ix) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

               (x) on or prior to each Servicer Deposit Date, to withdraw an amount equal to the related Available Funds and remit such amount to the Master Servicer for deposit in the Master Servicer Custodial Account; and

               (xi) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.1 hereof.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and
(vi). Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Master Servicer an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

         (b) The Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

               (i)    to pay to itself any compensation due it hereunder;

               (ii) to pay to itself earnings or investment income with respect to funds in the Master Servicer Custodial Account;

               (iii) on each Distribution Account Deposit Date, to withdraw the Available Funds for such date and remit such amount to the Trustee for deposit in the Distribution Account; and

               (iv) to clear and terminate the Master Servicer Custodial Account upon termination of the Agreement pursuant to Section 9.1 hereof.

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

         (c) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may prior to making the distribution pursuant to Section 4.1 from time to time make withdrawals from the Distribution Account for the following purposes:

               (i) to pay to itself the Trustee Fee for the related Distribution Date (allocated pro rata by Group, if applicable);

               (ii) to pay to the Master Servicer earnings on or investment income with respect to funds in the Distribution Account;

               (iii) to withdraw and return to the Servicer or Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

               (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.1 hereof.

         Section 3.9 Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies

         (a) The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan; (ii) the outstanding principal balance of the Mortgage Loan and (iii) the maximum amount available in the locality of the related Mortgaged Property from insurers generally acceptable to institutional residential mortgage lenders without payment of extraordinary premium. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

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

         (b) In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section with respect to all of the Mortgage Loans so covered, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         (c) The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

         The Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% (or such lower Loan-to-Value Ratio as may be provided by applicable law) as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value (or other method of determination as may be provided by applicable law) or (ii) if maintaining such Primary Insurance Policy is otherwise prohibited by applicable law.

         The Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.

         (d) In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

         Section 3.10   Enforcement of Due-on-Sale Clauses; Assumption
         Agreements

         (a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent, in the Servicer's reasonable judgment, enforcement is permitted

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

under applicable law and governmental regulations. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

         (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an

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

assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         Section 3.11 Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans

         (a) Subject to the limitations set forth in Sections 3.5(a), 3.11(b), 3.11(f), and 3.11(i), the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Advances.

         (b) If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with material environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and shall proceed with such in foreclosure or by deed in lieu of foreclosure only if the Servicer reasonably determines that doing so shall more like than not be in the best interests of the Trust Fund, considering all relevant factors including such environmental matters. For the purpose of this Section, actual knowledge of the Servicer means actual knowledge of a Servicing Officer involved in the servicing of the relevant Mortgage Loan at the time such knowledge was acquired. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

         (c) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders, provided that the Servicers may cause title to be placed in the name of the Custodian or the Servicer if the Servicer reasonably determines that such manner of holding title is required or advisable in order to facilitate the foreclosure process as to any one or more particular Mortgage Loans. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or

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

through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, in its sole discretion, rent or decline to rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to any REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

         (d) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third taxable year after its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC created hereunder as defined in section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (e) In the event of a default on a Mortgage Loan one or more of whose obligor is not a "United States Person," as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligor on such Mortgage Loan.

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

         (f) The decision of the Servicer to foreclose, or to continue the foreclosure process, on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would more likely than not exceed the costs and expenses of bringing such a proceeding and liquidating the REO expected to be obtained through such foreclosure. Promptly upon making any determination in accordance with the preceding sentence not to foreclose, or to discontinue the foreclosure process, as to any Mortgage Loan, the Servicer shall deliver to the Master Servicer an Officer's Certificate signed by a Servicing Officer identifying the Mortgage Loans as to which such determination has been made (each such Mortgage Loan, upon acceptance of such Officer's Certificate by the Master Servicer, a "Nonrecoverable Mortgage Loan") setting forth the basis for such determination in a form acceptable to the Master Servicer.

         (g) The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

         (h) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.8(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate (net of the Servicing Fee Rate) to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.14.

         (i) Notwithstanding any provision hereof, in connection with the foreclosure or other conversion of defaulted assets, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable in its sole discretion, and as shall be normal and usual in its general mortgage servicing activities. In connection therewith, the Master Servicer shall have the sole discretion to determine whenever an immediate sale of any REO or Nonrecoverable Mortgage Loan, or continued management of such REO or Nonrecoverable Mortgage Loan, is in the best interest of certificateholders to maximize recoveries. Any such disposition (including by means of a "whole loan sale") shall be conducted by the Servicer on terms and conditions approved by

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

the Master Servicer in its sole discretion. The foregoing notwithstanding, the Master Servicer shall not approve any such disposition that would (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund, as defined in Sections 860F(a)(2) of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         (j) The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 91 days or more Delinquent at a price equal to the Purchase Price; provided however, that for any such Mortgage Loan that is a Nonrecoverable Mortgage Loan, such purchase shall be at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, and provided further that any REO Property may be disposed of pursuant to the preceding Section 3.11(i). The total price calculated pursuant to the preceding sentence for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of the Request for Release from the Servicer in the form of Exhibit J hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.12   Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering, or causing to be delivered a Request for Release substantially in the form of Exhibit J. Upon receipt of such request, the Trustee shall or shall cause the Custodian to promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case as provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. In lieu of the document execution process described in the preceding two sentences, the Servicer shall be authorized to execute each such Request for Release, request for reconveyance, deed of reconveyance, and release, satisfaction of mortgage, or such instrument releasing the lien of the Mortgage as attorney in fact for the Trustee (or the Custodian, if applicable) pursuant to the powers of attorney described in
Section 3.1. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the

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

other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit K signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit L, signed by a Servicing Officer.

         If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

         Section 3.13 Documents Records and Funds in Possession of Servicer to be Held for the Trustee.

         Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee, or the Custodian on its behalf, all documents and instruments described in Section 2.1(b), and shall hold as Servicer and agent of the Trustee all other documents, in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         Section 3.14   Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Servicing Fee for each Mortgage Loan, provided that the aggregate Servicing Fee with respect to any Distribution Date shall be reduced (i) by the amount of any Compensating Interest paid by the Servicer with respect to

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such Distribution Date, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.1(a) and not so deposited.

         Additional servicing compensation in the form of (i) Prepayment Interest Excess and all income and gain net of any losses realized from Permitted Investments and (ii) assumption fees, late payment charges, and other receipts not required to be deposited to the Collection Account pursuant to
Section 3.5 hereof, including any Excess Proceeds, shall be retained by the Servicer as additional servicing compensation. The Servicer and Master Servicer shall be required to pay all expenses incurred by them respectively in connection with their respective activities hereunder to the extent such expenses do not constitute Advances or Nonrecoverable Advances as defined in this Agreement and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

         Section 3.15   Access to Certain Documentation

         The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.16   Annual Statement as to Compliance

         The Servicer shall deliver to the Depositor and the Trustee on or before 120 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency.

         Section 3.17 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

         On or before 120 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Depositor or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such

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firm has examined certain documents and records relating to the servicing of the
Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or alternatively, if the Master
Servicer has so elected, the Audit Program for Mortgages serviced for FNMA and FHLMC, and setting forth such firm's conclusions relating thereto in accordance with the applicable attestation program or audit program. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

         Section 3.18   Errors and Omissions Insurance; Fidelity Bonds

         The Servicer shall for so long as it acts as Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

         Section 3.19   Advances

         The Servicer shall determine on or before each Determination Date whether it is required to make a P&I Advance pursuant to the definition thereof. If the Servicer determines it is required to make a P&I Advance, it shall, before the Distribution Account Deposit Date, deposit into the Master Servicer Custodial Account an amount equal to the P&I Advance. The Servicer shall be entitled to be reimbursed for all P&I Advances of its own funds made pursuant to this Section as provided in Section 3.8 hereof. The obligation to make P&I Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated, provided that in no event shall the Servicer be required to make any proposed Advance that, if made, would in the good faith judgment of the Servicer to be a Nonrecoverable Advance.

         The Servicer shall deliver to the Master Servicer on the related Servicer Deposit Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance.

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         Section 3.20   Advance Facility

         (a) The Servicer is hereby authorized to enter into any facility with any Person (any such Person, an "Advance Facility Counterparty") which provides that the Servicer may pledge or sell its rights to receive reimbursement of Advances pursuant to this Agreement ("Advance Reimbursement Rights") pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of Advances, including facilities providing that such Advance Facility Counterparty may make all or a portion of the Advances (any such facility, an "Advance Facility"), although no Advance Facility shall reduce or otherwise affect the Servicer's obligations to fund such Advances. If so required pursuant to the terms of an Advance Facility, to the extent that an Advance Facility Counterparty makes all or a portion of any Advance and the Advance Facility Counterparty and the Servicer provide the Trustee with notice acknowledged by the Servicer that such Advancing Servicer is entitled to reimbursement, such Advancing Servicer shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided. Such notice from the Advance Facility Counterparty and the Servicer must specify the amount of the reimbursement and must specify which Section of this Agreement permits the Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advance Facility Counterparty's statement with respect to the amount of any reimbursement pursuant to this
Section 3.20 and with respect to the Advance Facility Counterparty's statement with respect to the Section of this Agreement permits the Advance to be reimbursed. An Advance Facility Counterparty whose obligations are limited to the making of Advances will not be deemed to be a Subservicer under this Agreement.

         (b) If so required pursuant to the terms of an Advance Facility, the Servicer may direct, and if so directed the Trustee is hereby authorized to and shall pay to the Advance Facility Counterparty (i) reimbursements for Advances; and (ii) all or such portion of the Servicing Fee as may be so specified in the Advance Facility, that would otherwise be payable to the Servicer pursuant to this Agreement or the Servicing Agreement.

         (c) Upon request of the Servicer, the Trustee agrees to execute such acknowledgments, certificates, and other documents recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights and Servicing Fees as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.20, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Counterparty. The implementation of the arrangement described in this Section shall not require the consent of Certificateholders or the Trustee.

         Section 3.21   Prepayment Penalties.

         The Servicer will not waive any Prepayment Penalty or part of a Prepayment Penalty unless (i) such waiver would, in the reasonable judgment of the Servicer, maximize recovery of total net proceeds taking into account the value of such Prepayment Penalty and related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default; (ii) the related Mortgage Loan indebtedness has been accelerated; or (iii) the Servicer obtains an Opinion of Counsel, which may be in-house counsel for the Servicer, opining that the

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Prepayment Penalty is not legally enforceable in the circumstances under which the related prepayment occurs. In no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseen default.

                                   ARTICLE 4

                                  DISTRIBUTIONS

         Section 4.1   Priorities of Distribution

         (a) On each Distribution Date, the Trustee shall make the following distributions from the Distribution Account of an amount equal to the Interest Funds for each Group in the following order of priority:

               (i) from the Interest Funds for each Group, to the related Senior Certificates, the Current Interest and any Interest Carry Forward Amount for the such Certificates (or, in the case of the Class A-IO Certificates, the applicable Allocable Portion thereof); provided, however, that any Group II Interest Funds distributable to the Class AV-1 Certificates shall be derived solely from the Subgroup IIA Mortgage Loans, and any such funds distributable to the Class AV-2 Certificates shall be derived solely from the Subgroup IIB Mortgage Loans; provided further, that any shortfall in available amounts in respect of each Group shall be applied, pro rata, among the Senior Certificates of such Group.

               (ii) any remaining amounts from both the Interest Funds for Group I and Group II shall be combined and distributed pursuant to
         Section 4.1(b) hereof.

         (b) On each Distribution Date, the Trustee shall apply all amounts remaining pursuant to Section 4.1(a)(ii) in the following order of priority:

               (i) to the Class M-1 Certificates, the Current Interest thereon;

               (ii)   to the Class M-2 Certificates, Current Interest thereon;

               (iii)  to the Class B Certificates, Current Interest thereon;

               (iv)   to the Class X-IO Certificates, Current Interest thereon;
         and

               (v)    any remaining amounts pursuant to Section 4.1(g) hereof.

         (c) On each Distribution Date, the Trustee shall make the following distributions from the Distribution Account of an amount equal to the Principal Distribution Amount for each Group as follows:

               o From the Principal Distribution Amount for Group I, in an amount up to the Senior Principal Distribution Amount for such Group as follows: (x) the Class AF-6 Principal Distribution Amount to the Class AF-6 Certificates until

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                  the Class Certificate Balance thereof has been reduced to
                  zero, and (y) the balance of the Senior Principal Distribution Amount for Group I sequentially to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, so that no such distribution pursuant to this clause (y) will be made to any such Class until the Certificate Principal Balances of all Group I Class A Certificates with a lower numeral designation shall have been reduced to zero; provided, however, that, on any Distribution Date on or after the Credit Support Depletion Date, the Senior Principal Distribution Amount for Group I will be distributed pro rata and not sequentially to the Group I Class A Certificates;

               o From the Principal Distribution Amount for Group II, in an amount up to the Senior Principal Distribution Amount for such Group as follows: (x) amounts constituting Principal Funds for the Subgroup IIA Mortgage Loans will be distributed to the Class AV-1 Certificates until the Class Certificate Balance thereof has been reduced to zero; and (y) amounts constituting Principal Funds for the Subgroup IIB Mortgage Loans will be distributed to the Class AV-2 Certificates until the Class Certificate Balance thereof has been reduced to zero; provided that any excess interest (representing the allocable portion of any Extra Principal Distribution Amount for such date) included in the Senior Principal Distribution Amount for Group II will be distributed to the Class AV-1 and Class AV-2 Certificate pro rata, based on the Principal Funds received for each subgroup; and

               o In the event the Certificate Principal Balance of one or more of the (A) Group I Class A Certificates, (B) the Class AV-1 Certificates or (C) the Class AV-2 Certificates has been reduced to zero, on each Distribution Date thereafter principal distributions otherwise distributable to such retired Certificates will be applied to such remaining Classes, pro rata, on the basis of their Class Certificate Balances. Any such distributions in respect of the Group I Class A Certificates will be distributed to such Classes in the manner provided in the first subparagraph of this subsection.

         (d) On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount for each Group remaining after distributions pursuant to Section 4.1(c) in the following order of priority:

               (i) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

               (ii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

               (iii) to the Class B Certificates, the Class B Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

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         (e)   Notwithstanding Section 4.1(c) and (d) hereof, before the
Stepdown Date or if a Trigger Event is in effect on any Distribution Date each Principal Distribution Amount shall be distributed in the following order of priority:

               (i) to the related Class A Certificates in the manner described in Section 4.1(c) until the Certificate Principal Balance of such Class A Certificates has been reduced to zero;

               (ii) after the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class M-1 Certificates until the Class Certificate Balance of the Class M-1 Certificates has been reduced to zero;

               (iii) after the Class Certificate Balance of the Class M-1 Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class M-2 Certificates until the Class Certificate Balance of the Class M-2 Certificates has been reduced to zero, and

               (iv) after the Class Certificate Balance of the Class M-2 Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class B Certificates until the Class Certificate Balance of the Class B Certificates has been reduced to zero.

         (f) On each Distribution Date, the Trustee shall distribute Pledged Prepayment Penalties for such Distribution Date in accordance with the priorities set forth in clauses (xv) through (xviii) of Section 4.1(g) hereof (without regard to references to the Basis Risk Reserve Fund).

         (g) On each Distribution Date, the Trustee shall make the following distributions from the Distribution Account of any remaining amounts pursuant to Sections 4.1(b)(v) hereof, together with any Net Pledged Prepayment Penalties for such Distribution Date, in the following order of priority:

               (i) on each of the first four Distribution Dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

               (ii) on each of the first four Distribution Dates only, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class A Certificates, on a pro rata basis any applicable Cap Carryover Amount;

               (iii) on each of the first four Distribution Dates only, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-1 Certificates, any applicable Cap Carryover Amount;

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               (iv)   on each of the first four Distribution Dates only, from
                      and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-2 Certificates, any applicable Cap Carryover Amount;

               (v) on each of the first four Distribution Dates only, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class B Certificates, any applicable Cap Carryover Amount;

               (vi) the related Principal Percentage of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group I; and the related Principal Percentage of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group II;

               (vii) to the Class X-IO Certificates, any related Interest Carry Forward Amount;

               (viii) to the Class M-1 Certificates, any related Interest
                      Carry Forward Amount;

               (ix) to the Class M-1 Certificates, any related Unpaid Realized Loss Amount;

               (x) to the Class M-2 Certificates, any related Interest Carry Forward Amount;

               (xi) to the Class M-2 Certificates, any related Unpaid Realized Loss Amount;

               (xii) to the Class B Certificates, any related Interest Carry Forward Amount;

               (xiii) to the Class B Certificates, any related Unpaid
                      Realized Loss Amount;

               (xiv) to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

               (xv) on any Distribution Date on or before the Distribution Date on which the Class Certificate Balance thereof has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class A Certificates, on a pro rata basis any applicable Cap Carryover Amount;

               (xvi) on any Distribution Date on or before the Distribution Date on which the Class Certificate Balance of the Class M-1 Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-1 Certificates, any applicable Cap Carryover Amount;

               (xvii) on any Distribution Date on or before the Distribution
                      Date on which the Class Certificate Balance of the Class M-2 Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-2 Certificates, any applicable Cap Carryover Amount;

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               (xviii)on any Distribution Date on or before the Distribution
                      Date on which the Class Certificate Balance of the Class B Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class B Certificates, any applicable Cap Carryover Amount; and

               (xix)  the remainder pursuant to Section 4.1(i) hereof.

         (h) On each Distribution Date, the Trustee shall distribute an amount equal to the Class P Prepayment Amount for such Distribution Date to the Class P Certificates.

         (i) On each Distribution Date, the Trustee shall distribute to the Class C Certificates any remaining amounts pursuant to Section 4.1(g)(xix) hereof, to the extent of the sum of the interest accrued thereon at the rate described in Schedule III and that has not been distributed thereon on prior Distribution Dates (amounts deposited in the Basis Risk Reserve Fund under
Section 4.1(g)(xiv) are treated as distributed for this purpose), amounts representing earnings on the Basis Risk Reserve Fund, and any amounts released from the Basis Risk Reserve Fund.

         (j) On each Distribution date, to the extent the Servicer or Master Servicer shall have collected any Subsequent Recoveries during the related Prepayment Period, the Trustee shall apply such amounts as follows:

               first, sequentially, in order of priority, to each Class of Subordinate Certificates then outstanding, in reduction of any amounts previously applied to such Class to reduce the Class Certificate Balance thereof pursuant to Section 4.3 hereof (provided, however, that any such amounts distributed pursuant to this clause first to a Class of Subordinate Certificates shall not reduce the Class Certificate Balance thereof); and

               second, as part of the related Interest Funds for such Distribution Date for application pursuant to Section 4.1(a).

         (k) On each Distribution Date the Trustee shall distribute to the Class R Certificates any remaining amounts.

         Section 4.2    Method of Distribution

         (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date shall be made by the Trustee to the Certificateholders of record on the related Record Date by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

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         (b)   Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to a "Foreign Person" as defined in
Section 1445(f)(3) of the Code.

         Section 4.3    Allocation of Losses

         On each Distribution Date, the Trustee shall allocate any excess of the aggregate Certificate Principal Balance of the Certificates over the Assumed Principal Balance to reduce the Class Certificate Balances of the Subordinate Certificates in the following order of priority:

               (i) to the Class B Certificates until the Class Certificate Balance thereof is reduced to zero;

               (ii) to the Class M-2 Certificates until the Class Certificate Balance thereof is reduced to zero; and

               (iii) to the Class M-1 Certificates until the Class Certificate Balance thereof is reduced to zero.

         Section 4.4    Reports to the Depositor and the Trustee

         On or before the Business Day preceding each Distribution Date, based on information provided by the Servicer at such times and in form and content, as acceptable to the Master Servicer in its reasonable discretion, the Master Servicer shall notify, or cause to be notified, the Depositor and the Trustee of the following information with respect to the next Distribution Date (which notification may be given by facsimile, electronic transmission or by telephone promptly confirmed in writing):

         (a) the aggregate amount then on deposit in the Distribution Account and the source thereof (identified as interest, scheduled principal or unscheduled principal);

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         (b)   the amount of any Realized Losses, Applied Realized Loss Amounts and Unpaid Realized Loss Amounts;

         (c) the application of the amounts distributed on such Distribution Date pursuant to Section 4.1 hereof (including the distribution of any Subsequent Recoveries);

         (d)   whether a Trigger Event has occurred; and

         (e)   For each Distribution Date during the Funding Period,

               (i) the Pre-Funded Amount for each Group previously used to acquire Subsequent Mortgage Loans;

               (ii) the Pre-Funding Account Earnings for each Group transferred to the Distribution Account; and

               (iii) the Pre-Funded Amount and for the Distribution Date following the end of the Funding Period, the Pre-Funded Amount distributed to Certificateholders.

         Section 4.5    Reports by or on Behalf of the Master Servicer

         (a) On or as soon as practicable following each Distribution Date, based on information provided by the Servicer at such times and in form and content, as acceptable to the Master Servicer in its reasonable discretion, the Master Servicer shall report or cause to be published on the Trustee's website located at http://www.apps.gis.deutsche-bank.com/invr, or such other website designated by the Master Servicer as may be set forth in a notice provided to the Holder of each of the Certificates and each Rating Agency, the following information:

               (i) with respect to each Class of Certificates (other than Class C and Class R) (based on a Certificate in the original principal amount of $1,000):

                      (A) the amount of the distributions on such Distribution Date;

                      (B) the amount of such distribution allocable to interest;

                      (C) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments, Substitution Adjustment Amounts, repurchase amounts pursuant to Article 2 or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Class M-1, Class M-2, Class B, Applied Realized Loss Amount with respect to, and any Class M-1, Class M-2, and Class B, Unpaid Realized Loss Amount at, such Distribution Date;

                      (D) the Class Certificate Balance after giving effect to any distribution allocable to principal; and

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                      (E)  any Interest Carry Forward Amount and any Cap
                           Carryover Amount;

               (ii)   the Net WAC Cap and the Maximum Cap Rate;

               (iii) any Subsequent Recoveries and Realized Losses for Group I and Group II for the period and since the Cut Off Date;

               (iv) the largest Mortgage Loan balance outstanding in each Group;

               (v) the Prepayment Penalties owed by borrowers and (if different) collected by the Servicer or the Master Servicer;

               (vi) the Servicing Fees and Master Servicing Fees allocable to each Group;

               (vii)  One-Month LIBOR on the most recent Interest
                      Determination Date;

               (viii) the Pass-Through Rates for the Certificates for the current Accrual Period and whether such rates have been capped;

               (ix) for each Distribution Date during the Funding Period, the Pre-Funded Amount allocable to each Group;

               (x) the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business as of the end of the related prepayment period;

               (xi) the percentage that each of the Stated Principal Balances set forth pursuant to clauses (a), (b) and (c) of paragraph (i) above represent with respect to all Mortgage Loans in each Group;

               (xii) the number and Stated Principal Balance of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business as of the end of the related Prepayment Period and in the immediately preceding Prepayment Period;

               (xiii) the number of Mortgagors and the Stated Principal
                      Balances of Mortgage Loans in each Group involved in bankruptcy proceedings as of the close of business as of the end of the related Prepayment Period;

               (xiv) the aggregate number and aggregate book value of any REO Property in each Group as of the close of business as of the end of the related Prepayment Period; and

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               (xv)   the number and amount by principal balance of 60+ Day
                      Delinquent Loans in each Group, in each case by Servicer and as of the end of the related Prepayment Period.

         (b) All allocations made by the Trustee shall be based on information the Trustee receives from the Master Servicer which the Trustee shall be protected in relying on.

         Section 4.6    Basis Risk Reserve Fund

         (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Certificates, other than the Class A-IO, Class S-1, Class S-2, Class X-IO, Class P, and Class R Certificates, the Basis Risk Reserve Fund, into which the Depositor shall deposit $1,000. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         (b) The Trustee shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 4.1(g) hereof.

         (c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed to the Class C Certificateholder pursuant to Section 4.1(i). The Class C Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class C Certificateholder shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Wells Fargo Prime Investment Money Market Fund or comparable investment vehicle. Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Deposit on any Distribution Date shall be distributed to the Class C Certificateholder on the following Distribution Date. For all Federal income tax purposes, amounts transferred by REMIC 5 to the Basis Risk Reserve Fund shall be treated as amounts distributed by REMIC 5 to the Class C Certificateholder.

         (d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class C Certificateholder pursuant to Section 4.1(i).

         Section 4.7    The Instrument

         At any time on or after the Closing Date, the Depositor shall have the right to deposit into the Trust Fund, solely for the benefit of the Holder of the Class C Certificates, a derivative contract or comparable instrument. Any such instrument shall constitute a fully prepaid agreement. All collections, proceeds and other amounts in respect of such an instrument shall be distributed to the Class C Certificates on the Distribution Date following receipt thereof by the Trustee. In no event shall such an instrument constitute a part of any REMIC created hereunder. In addition, in the event any such instrument is deposited, the Trust Fund shall be deemed to be

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divided into two separate and discrete sub-Trusts. The assets of one such sub-Trust shall consist of all the assets of the Trust other than the instrument and the assets of the other sub-Trust shall consist solely of such instrument.

         Section 4.8    The Calculation Agent

         (a) The Calculation Agent, as agent for the Master Servicer, shall timely and accurately (i) perform and provide to the Trustee calculations of all amounts of principal and interest required to be distributed on each Distribution Date pursuant to this Article 4; (ii) in connection with such calculations, determine the appropriate One Month LIBOR with respect to each Interest Determination Date in accordance with the definition of "One Month LIBOR" set forth in Section 1.1, and (iii) with respect to each Distribution Date, determine the Pre-Funding Account Earnings in accordance with the definition of "Pre-Funding Account Earnings" set forth in Section 1.1. The Calculation Agent shall not resign from its capacity as the Calculation Agent on fewer than sixty (60) prior written days notice to the Master Servicer.

         (b) The compensation of the Calculation Agent shall be the responsibility of the Master Servicer, payable from the Master Servicing Fee.

         (c) The Master Servicer may terminate the Calculation Agent, in its capacity as the Calculation Agent, at any time, with or without cause, upon thirty (30) days notice in writing to the Calculation Agent. No fee shall be payable to the Calculation Agent in connection with any such termination.

                                   ARTICLE 5

                                THE CERTIFICATES

         Section 5.1    The Certificates

         The Certificates shall be substantially in the forms attached as exhibits hereto. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

         Subject to Section 9.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

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         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 5.2 Certificate Register; Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No Person shall transfer a Private Certificate unless such transfer (i) is made pursuant to an effective registration statement under the Securities Act and any applicable state

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securities laws, or (ii) is exempt from the registration requirements under said
Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or
(ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit G or Exhibit H), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to
Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of a Private Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those

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expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee.

               (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E.

               (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

               (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the

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         provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

               (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Depositor or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.2 in connection with transfer shall be at the expense of the parties to such transfers.

         (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the

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Depository with respect to its Depository Participants and furnished by the
Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Class Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

         Section 5.3    Mutilated, Destroyed, Lost or Stolen Certificates

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

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Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.4    Persons Deemed Owners

         The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

         Section 5.5    Access to List of Certificateholders' Names and
         Addresses

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 5.6    Maintenance of Office or Agency

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the office of the Trustee's agent, located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041,
Attention: Vinny Brown, for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE 6

                 THE DEPOSITOR, THE SERVICER AND MASTER SERVICER

         Section 6.1 Respective Liabilities of the Depositor, Servicer and Master Servicer

         The Depositor, Servicer and Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

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         Section 6.2    Merger or Consolidation of the Depositor, Servicer and
         Master Servicer

         The Depositor, Servicer and Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor, Servicer or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, Servicer or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor, Servicer or the Master Servicer, shall be the successor of the Depositor, Servicer or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

         Section 6.3 Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others

         None of the Depositor, the Servicer, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Servicer or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the performance thereof, or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Servicer or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not

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incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Servicer or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

         Section 6.4    Limitation on Resignation of Servicer

         The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

                                   ARTICLE 7

                                SERVICER DEFAULT

         Section 7.1    Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Servicer to deposit in the Collection Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

               (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

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               (iii)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

               (iv) the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

               (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         Upon its obtaining actual knowledge of the occurrence of an Event of Default, the Master Servicer shall promptly deliver to the Trustee, an Officer's Certificate that an event has occurred that may justify termination of the Servicer hereunder and describing the circumstances surrounding such event. Upon determination by the Master Servicer that an Event of Default has occurred, the Master Servicer shall promptly deliver to the Trustee an Officer's Certificate to that effect, and the Master Servicer (a) may terminate the Servicer hereunder, if in its judgment such termination is in the best interests of the Trust Fund; or (b) shall terminate the Servicer hereunder, if instructed to do so by the Trustee. The Trustee shall so instruct the Master Servicer if directed to do so by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates exercised in writing following delivery to such Holders by the Trustee of notice of the occurrence of such Event of Default pursuant to Section 7.2(b).

         Upon any such termination, the Master Servicer shall enter into a substitute servicing arrangement with another mortgage loan servicing company acceptable to the Master Servicer and Rating Agency under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder. Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the terminated Servicer. As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the terminated Servicer would have been entitled if such Servicer had not been terminated.

         Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer

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would have been entitled pursuant to Sections 3.8(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Section 7.2    Notification to Certificateholders

         (a) Upon any termination of or appointment of a successor to the Servicer or Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                   ARTICLE 8

                             CONCERNING THE TRUSTEE

         Section 8.1    Duties of Trustee

         The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) unless an Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the

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         Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

               (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

               (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer; and

               (v) without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         Section 8.2    Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 8.1:

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               (i)    the Trustee may request and rely upon and shall be
         protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

               (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action.

               (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

               (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

               (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

               (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof and

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         in the absence of such notice, the Trustee may conclusively assume that there is no Event of Default;

               (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

               (x) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

               (xi) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 8.3    Trustee Not Liable for Certificates or Mortgage Loans

         The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, the Depositor or Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

         Section 8.4    Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 8.5    Trustee's Fees and Expenses.

         The Trustee, as compensation for its activities prior to making the distributions pursuant to Section 4.1 hereunder, shall be entitled to deduct from the Master Servicing Fee on each Distribution Date an amount equal to the Trustee Fee and reasonable expenses for such Distribution Date. Saxon shall indemnify and hold harmless the Trustee, the Paying Agent or the Custodian and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with this Agreement, any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust or the Trustee, the Paying Agent or the Custodian or any director, officer, employee or

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agent thereof, or the performance of any of the duties of the Trustee or the
Paying Agent under this Agreement or the duties of the Custodian under any custodial agreement (including, but not limited to, the execution and delivery of documents in connection with a foreclosure sale, trustee's sale, or deed in lieu of foreclosure of a Mortgage Loan, including, but not, limited to, any deed of reconveyance, any substitution of trustee documents or any other documents to release, satisfy, cancel or discharge any Mortgage Loan) other than any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or negligence in the performance of the duties under this Agreement or by reason of the willful misfeasance, bad faith or gross negligence of the Custodian under any custodial agreement (including specifically any loss, liability or expense incurred by the Custodian by reason of simple negligence under any custodial agreement). The provisions of this Section 8.5 shall survive the resignation or removal of the Trustee or the Paying Agent and the termination of this Agreement and the resignation or removal of the Custodian under any custodial agreement. The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

         Section 8.6    Eligibility Requirements for Trustee

         The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to super-vision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

         Section 8.7    Resignation and Removal of Trustee

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.8 meeting the qualifications set forth in Section 8.6. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

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         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.7 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.8 hereof.

         Section 8.8    Successor Trustee

         Any successor trustee appointed as provided in Section 8.7 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of

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appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.9    Merger or Consolidation of Trustee

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10   Appointment of Co-Trustee or Separate Trustee

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i)    To the extent necessary to effectuate the purposes of this
         Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be

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         exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

               (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

               (iv) The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11   Tax Matters

         It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in Schedule III, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as REMICs as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to

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Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made REMIC elections as directed in Schedule III on the federal tax returns for each such REMIC's first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions;
(g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of REMIC status or result in the imposition of tax on any REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

         To enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation,

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the price, yield, prepayment assumption and projected cash flows of the
Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         Section 8.12   Periodic Filings

         The Trustee shall prepare, execute and file all periodic reports required under the Securities Exchange Act of 1934 in conformity with the terms of the "no-action" relief granted by the SEC to issuers of asset-backed securities such as the Certificates. In connection with the preparation and filing of such periodic reports, the Depositor and the Master Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them and otherwise reasonably shall cooperate with the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

                                    ARTICLE 9

                                   TERMINATION

         Section 9.1 Termination upon Liquidation or Purchase of all Mortgage Loans

         (a) Subject to Section 9.3, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of:

               (i) the purchase by the Master Servicer or its designee of all Mortgage Loans (including REO Properties not otherwise disposed of pursuant to Section 3.11(i)) remaining in the Trust Fund at a price equal to the sum of (A) 100% of the Stated Principal Balance of each Mortgage Loan that is not a Nonrecoverable Mortgage Loan; (B) the Projected Net Liquidation Value of each Nonrecoverable Mortgage Loan (not including any REO), and (C) the lesser of (x) the appraised value of any REO Property as determined by a real estate broker meeting the qualifications, and applying broker's price opinion methodology, generally acceptable to residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property. In addition, such purchase price shall include with respect to the Mortgage Loans (including REO Properties) accrued and

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         unpaid interest thereon at the applicable Net Rate, except to the extent the Servicer was not or would not be required to make a P&I Advance hereunder; and


               (ii) the later of (A) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (B) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph
         P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof, and (ii) the Latest Possible Maturity Date.

         The right to purchase all Mortgage Loans and REO Properties pursuant to clause (i) above shall be conditioned upon the Pool Principal Balance, at the time of any such repurchase, aggregating less than ten percent of the aggregate Cut Off Date Principal Balance of the Mortgage Loans.

         (b) With respect to any purchase pursuant to subsection (a), upon deposit of the price determined pursuant to subsection (a)(i) in the Distribution Account, the Trustee shall release or cause to be released to the purchaser of each such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan (including appropriate instruments with respect to any REO Property), in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan sold pursuant hereto, and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 9.2    Final Distribution on the Certificates

         If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.1, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final

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distribution on the Certificates will be made upon presentation and surrender of
Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.2 hereof, on the final Distribution Date, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the holder of each of the Class R Certificates shall be entitled to all unclaimed funds and other assets of the REMICs held for distribution to such Certificateholders, which remain subject hereto.

         Section 9.3    Additional Termination Requirements

         (a) In the event the Master Servicer exercises its purchase option as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as

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defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) The Trustee shall sell all of the assets that constitute the Trust Fund for cash as provided in Section 9.01(a)(i), and, within 90 days of such sale, shall distribute to (or credit to the account of) the Holders of the Certificates the proceeds of such sale together with other cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and each REMIC created hereunder; and

               (ii) The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund pursuant to Section 9.01(a)(i).

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Trustee to undertake the above-described actions.

                                   ARTICLE 10

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                             BY THE MASTER SERVICER

         Section 10.1   Duties of the Master Servicer.

         (a) The Certificateholders, by their purchase and acceptance of the Certificates, appoint Saxon Mortgage, Inc. as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement.

         (b) The Master Servicer shall supervise and provide oversight of the Servicer's performance of its obligations hereunder. The Master Servicer shall, for the benefit of Certificateholders, use its reasonable best efforts to enforce the obligation of the Servicer hereunder, and, upon its obtaining actual knowledge of an Event of Default, shall take such action as is required by
Section 7.1.

         (c) To the extent the Servicer defaults in its obligation to timely make an P&I Advance required hereunder, upon notice of such failure, the Master Servicer shall be required to make such P&I Advance by the related Distribution Date. All rights of reimbursement otherwise available to the Servicer hereunder in respect of any Advance shall be fully available to the Master Servicer.

         (d) The Master Servicer shall, in the manner and at such times specified, prepare and furnish the reports described in Sections 4.4 and 4.5 hereof.

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         Section 10.2   Compensation to the Master Servicer.

         The Master Servicer shall be entitled to the Master Servicing Fee on each Distribution Date from amounts on deposit in the Master Servicer Custodial Account. If, on any Distribution Date such fee is not distributed as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Distribution Account. The Master Servicer shall be entitled to deposit account earnings as provided in Section 3.5 as additional master servicing compensation.

         Section 10.3   Termination of Master Servicer; Trustee to Act.

         Each of the following shall constitute an event of default by the Master Servicer (a "Master Servicer Event of Default") of its obligations hereunder:

         (a) any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement within five days of the due date therefor;

         (b) the Master Servicer shall fail duly to observe or perform in any material respect any of its covenants or agreements (other than its obligation to make an Advance) contained herein and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 51% of the Voting Rights; or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and 1iabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

         (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Master Servicer or relating to all or substantially all its property; or

         (e) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

         The rights and obligations of the Master Servicer under this Agreement may be terminated only upon the occurrence of a Master Servicer Event of Default. If a Master Servicer Event of Default described in clauses (a) through
(d) of this Section 10.3 shall occur, then, and in

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each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer, terminate all the rights and obligations of the Master Servicer hereunder, other than its rights as a Certificateholder. If a Master Servicer Event of Default described in clause (e) of this Section 10.3 shall occur, the Trustee may terminate, by notice in writing to the Master Servicer, all the rights and obligations of the Master Servicer hereunder, other than its rights as a Certificateholder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall, to the maximum extent permitted by law, pass to and be vested in the Trustee pursuant to and under this Section 10.3 (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it hereunder on or prior to the date of such termination. Without limiting the generality of the foregoing, the Trustee is hereby authorized and empowered to execute and deliver on behalf of and at the expense of the Master Servicer, as the Master Servicer's attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Trustee's sole and absolute judgment may be necessary or appropriate, to effect such termination. Notwithstanding the foregoing, upon any such termination the Master Servicer shall do all things reasonably requested by the Trustee to effect the termination of the Master Servicer's responsibilities, rights and powers hereunder, and the transfer thereof to the Trustee, including, but not limited to, promptly providing to the Trustee (and in no event later than ten Business Days subsequent to such notice) all documents and records electronic and otherwise reasonably requested by the Trustee to enable the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master Servicer but for such termination.

         As successor Master Servicer, the Trustee shall be entitled to the fees to which the Master Servicer would have been entitled if the Master Servicer had continued to act as such. The Trustee shall also, as successor Master Servicer, be entitled to all the protections and indemnification afforded to the Master Servicer hereunder.

         Notwithstanding the above, upon the occurrence of a Master Servicer Event of Default, if the Trustee shall be unwilling so to act, or shall, if it is unable so to act or, if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000 as the successor to the Master Servicer. No appointment of a successor to the Master Servicer shall be effective until the assumption by such successor of all future responsibilities, duties and liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer, the Trustee or an affiliate shall, to the maximum extent permitted by law, act in such capacity as hereinabove provided.

         In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments received on the assets included in .the Trust Fund as it and such successor shall agree; provided, however,

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that no such compensation shall be in excess of that permitted the Master
Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Section 10.4   Notification to Certificateholders

         Upon any termination pursuant to Section 10.3 hereof, or any appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

         Section 11.1   Amendment

         This Agreement may be amended from time to time by the Depositor, Servicer, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any disclosure document pursuant to which any Certificates were offered; to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add to the duties of the Depositor, the Servicer or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel delivered to the Trustee (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, Servicer, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each REMIC created hereunder as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any such REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action

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

is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

         This Agreement may also be amended from time to time by the Depositor, Servicer, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 11.1.

         Section 11.2   Recordation of Agreement; Counterparts

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or

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

elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction a majority of the Certificateholders to the effect that such recordation materially and beneficially affects the interests of the Certificateholders. However, the foregoing sentence notwithstanding, the Servicer may provide copies hereof to counsel, judicial officers, and government agencies, or may cause this Agreement to be recorded, in any jurisdiction in which, in the Servicer's judgment, such disclosure or recording may facilitate foreclosure or other recovery with respect to any one or more of the Mortgage Loans.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.3   Governing Law

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.4   Intention of Parties

         It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, absolute sales thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

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

         Section 11.5   Notices

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               1.     any material change or amendment to this Agreement;

               2. the occurrence of any Event of Default that has not been cured;

               3. the resignation or termination of the Servicer, the Master Servicer or the Trustee and the appointment of any successor;

               4. the repurchase or substitution of Mortgage Loans pursuant to Section 2.3 hereof;

               5.     the final payment to Certificateholders; and

               6. any rating action involving the long-term credit rating of the Master Servicer, which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

               1. Each report to Certificateholders described in Section 4.6 hereof;

               2.     Each annual statement as to compliance described in
         Section 3.16 hereof;

               3. Each annual independent public accountants' servicing report described in Section 3.17 hereof; and

               4.     Any notice of a purchase of a Mortgage Loan pursuant to
         Section 2.2, 2.3 or 3.11 hereof.

         (b) All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, facsimile or courier to the applicable Notice Address, or in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         Section 11.6   Severability of Provisions

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms

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

shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.7   Assignment

         Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

         Section 11.8   Limitation on Rights of Certificateholders

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.8, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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         Section 11.9   Inspection and Audit Rights

         The Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.9 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the related Subservicer.

         Section 11.10  Certificates Nonassessable and Fully Paid

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         Section 11.11  Limitations on Actions; No Proceedings.

         (a) Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

         (b) Notwithstanding any prior termination of this Agreement, the Trustee, the Servicer, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, Master Servicer, Servicer and the Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                     SAXON ASSET SECURITIES COMPANY


                                     By: /s/ BRADLEY D. ADAMS
                                         -------------------------------------
                                         Bradley D. Adams, Senior Vice President


                                     SAXON MORTGAGE, INC.


                                     By: /s/ BRADLEY D. ADAMS
                                         -------------------------------------
                                         Bradley D. Adams, Senior Vice President


                                     MERITECH MORTGAGE SERVICES, INC.


                                     By: /s/ ROBERT G. PARTLOW
                                         ---------------------------------------
                                         Robert G. Partlow, SVP, Treasurer & CFO


                                     BANKERS TRUST COMPANY


                                     By: /s/ BARBARA CAMPBELL
                                         ---------------------------------------
                                         Barbara Campbell, Assistant Secretary

                                                                  Execution Copy




                         SAXON ASSET SECURITIES COMPANY,

                                    Depositor


                              SAXON MORTGAGE, INC.,

                                 Master Servicer


                        MERITECH MORTGAGE SERVICES, INC.,

                                    Servicer


                                       and


                              BANKERS TRUST COMPANY

                                     Trustee


              -----------------------------------------------------


                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2001


              -----------------------------------------------------



                       SAXON ASSET SECURITIES TRUST 2001-3



             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2001-3

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

ARTICLE 1 DEFINITIONS 14
        Section 1.1     Defined Terms................................................................................ 14

ARTICLE 2 CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES............................................... 38
        Section 2.1     Conveyance of Mortgage Loans................................................................. 38
        Section 2.2     Acceptance by Trustee of the Mortgage Loans.................................................. 41
        Section 2.3     Representations, Warranties and Covenants of the Depositor and Servicer and Master Servicer.. 43
        Section 2.4     Delivery of Opinion of Counsel in Connection with Substitutions.............................. 49
        Section 2.5     Execution and Delivery of Certificates....................................................... 49
        Section 2.6     Purchase of Subsequent Mortgage Loans........................................................ 49
        Section 2.7     Pre-Funding Account.......................................................................... 51

ARTICLE 3 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS............................................................. 52
        Section 3.1     Servicer to Service Mortgage Loans........................................................... 52
        Section 3.2     Subservicing; Enforcement of the Obligations of Servicers.................................... 53
        Section 3.3     Rights of the Depositor and the Trustee in Respect of the Servicer........................... 54
        Section 3.4     Master Servicer to Act as Servicer........................................................... 54
        Section 3.5     Collection of Mortgage Loan Payments; Collection Account; Distribution Account............... 54
        Section 3.6     Collection of Taxes, Assessments and Similar Items; Escrow Accounts.......................... 57
        Section 3.7     Access to Certain Documentation and Information Regarding the Mortgage Loans................. 58
        Section 3.8     Permitted Withdrawals from the Collection Account, Master Servicer Custodial Account and
                        Distribution Account......................................................................... 58
        Section 3.9     Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies................... 60
        Section 3.10    Enforcement of Due-on-Sale Clauses; Assumption Agreements.................................... 61
        Section 3.11    Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.............. 63
        Section 3.12    Trustee to Cooperate; Release of Mortgage Files.............................................. 66
        Section 3.13    Documents Records and Funds in Possession of Servicer to be Held for the Trustee............. 67
        Section 3.14    Servicing Compensation....................................................................... 67
        Section 3.15    Access to Certain Documentation.............................................................. 68
        Section 3.16    Annual Statement as to Compliance............................................................ 68
        Section 3.17    Annual Independent Public Accountants' Servicing Statement; Financial Statements............. 68
        Section 3.18    Errors and Omissions Insurance; Fidelity Bonds............................................... 69
        Section 3.19    Advances..................................................................................... 69

        Section 3.20    Advance Facility........................................................................ 70
        Section 3.21    Prepayment Penalties.................................................................... 70

ARTICLE 4 DISTRIBUTIONS......................................................................................... 71
        Section 4.1     Priorities of Distribution.............................................................. 71
        Section 4.2     Method of Distribution.................................................................. 75
        Section 4.3     Allocation of Losses.................................................................... 76
        Section 4.4     Reports to the Depositor and the Trustee................................................ 76
        Section 4.5     Reports by or on Behalf of the Master Servicer.......................................... 77
        Section 4.6     Basis Risk Reserve Fund................................................................. 79
        Section 4.7     The Instrument.......................................................................... 79
        Section 4.8     The Calculation Agent................................................................... 80

ARTICLE 5 THE CERTIFICATES...................................................................................... 80
        Section 5.1     The Certificates........................................................................ 80
        Section 5.2     Certificate Register; Registration of Transfer and Exchange of Certificates............. 81
        Section 5.3     Mutilated, Destroyed, Lost or Stolen Certificates....................................... 85
        Section 5.4     Persons Deemed Owners................................................................... 86
        Section 5.5     Access to List of Certificateholders' Names and Addresses............................... 86
        Section 5.6     Maintenance of Office or Agency......................................................... 86

ARTICLE 6 THE DEPOSITOR, THE SERVICER AND MASTER SERVICER....................................................... 86
        Section 6.1     Respective Liabilities of the Depositor, Servicer and Master Servicer................... 86
        Section 6.2     Merger or Consolidation of the Depositor, Servicer and Master Servicer.................. 87
        Section 6.3     Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.. 87
        Section 6.4     Limitation on Resignation of Servicer................................................... 88

ARTICLE 7 SERVICER DEFAULT...................................................................................... 88
        Section 7.1     Events of Default....................................................................... 88
        Section 7.2     Notification to Certificateholders...................................................... 90

ARTICLE 8 CONCERNING THE TRUSTEE................................................................................ 90
        Section 8.1     Duties of Trustee....................................................................... 90
        Section 8.2     Certain Matters Affecting the Trustee................................................... 91
        Section 8.3     Trustee Not Liable for Certificates or Mortgage Loans................................... 93
        Section 8.4     Trustee May Own Certificates............................................................ 93
        Section 8.5     Trustee's Fees and Expenses............................................................. 93
        Section 8.6     Eligibility Requirements for Trustee.................................................... 94
        Section 8.7     Resignation and Removal of Trustee...................................................... 94
        Section 8.8     Successor Trustee....................................................................... 95
        Section 8.9     Merger or Consolidation of Trustee...................................................... 96
        Section 8.10    Appointment of Co-Trustee or Separate Trustee........................................... 96
        Section 8.11    Tax Matters............................................................................. 97

        Section 8.12    Periodic Filings...................................................... 99

ARTICLE 9 TERMINATION ........................................................................ 99
        Section 9.1     Termination upon Liquidation or Purchase of all Mortgage Loans........ 99
        Section 9.2     Final Distribution on the Certificates................................100
        Section 9.3     Additional Termination Requirements...................................101

ARTICLE 10 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER..............102
        Section 10.1    Duties of the Master Servicer.........................................102
        Section 10.2    Compensation to the Master Servicer...................................103
        Section 10.3    Termination of Master Servicer; Trustee to Act........................103
        Section 10.4    Notification to Certificateholders....................................105

ARTICLE 11 MISCELLANEOUS PROVISIONS...........................................................105
        Section 11.1    Amendment.............................................................105
        Section 11.2    Recordation of Agreement; Counterparts................................106
        Section 11.3    Governing Law.........................................................107
        Section 11.4    Intention of Parties..................................................107
        Section 11.5    Notices...............................................................108
        Section 11.6    Severability of Provisions............................................108
        Section 11.7    Assignment............................................................109
        Section 11.8    Limitation on Rights of Certificateholders............................109
        Section 11.9    Inspection and Audit Rights...........................................110
        Section 11.10   Certificates Nonassessable and Fully Paid.............................110
        Section 11.11   Limitations on Actions; No Proceedings................................110

                                    SCHEDULES

Schedule I:    Mortgage Loan Schedule (By Group)......................  S-I-1
Schedule II:   Pass-Through Rate Schedule............................. S-II-1
Schedule III:  REMIC Structure........................................S-III-1

                                    EXHIBITS

Exhibit A:     Forms of Senior Certificate................................A-1
Exhibit B:     Form of Subordinate Certificates...........................B-1
Exhibit C:     Form of Initial Certification..............................C-1
Exhibit D:     Form of Final Certification of Custodian...................D-1
Exhibit E:     Transfer Affidavit.........................................E-1
Exhibit F:     Form of Transferor Certificate.............................F-1
Exhibit G:     Form of Investment Letter (Non-Rule 144A)..................G-1
Exhibit H:     Form of Rule 144A Letter...................................H-1
Exhibit I:     Request for Release (for Trustee)..........................I-1
Exhibit J:     Request for Release (Mortgage Loan)........................J-1
Exhibit K:     Form of Remittance Agency Agreement........................K-1
Exhibit L:     Form of Security Release Certification.....................L-1

         THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2001 (this "Agreement") among SAXON ASSET SECURITIES COMPANY, a Virginia corporation, as depositor (the "Depositor"), SAXON MORTGAGE, INC., a Virginia corporation, as master servicer (the "Master Servicer"), MERITECH MORTGAGE SERVICES, INC., a Texas corporation, as servicer (the "Servicer"), and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee"),

                                 WITNESSETH THAT

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the assets that are hereby conveyed to the Trustee in return for the Certificates. For federal income tax purposes, the Trust Fund shall comprise five REMICs organized in a tiered REMIC structure in the manner set forth in Schedule III hereto. The Certificates will represent the entire beneficial ownership interest in the Trust Fund.

         The following table sets forth the initial Class Certificate Balances of the Certificates and the minimum denominations (or Percentage Interests) and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different Percentage Interest):

--------------------------------------------------------------------------------------------------------------------------
                                     Initial Class                Minimum Percentage              Integral Multiples in
     Class Designation            Certificate Balance            Interest/Denomination                Excess Minimum
     -----------------            -------------------            ---------------------                --------------
--------------------------------------------------------------------------------------------------------------------------
Class AF-1                           $ 63,820,000                       $1,000                           $1,000
--------------------------------------------------------------------------------------------------------------------------
Class AF-2                             26,600,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class AF-3                             29,390,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class AF-4                             21,930,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class AF-5                             23,150,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class AF-6                             18,320,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class AV-1                            272,010,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class AV-2                            146,780,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class A-IO                               Notional                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class X-IO                               Notional                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class S-1                                Notional                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class S-2                                Notional                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class M-1                              49,000,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class M-2                              28,000,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class B                                21,000,000                        1,000                            1,000
--------------------------------------------------------------------------------------------------------------------------
Class C                                       N/A                          50%                              N/A
--------------------------------------------------------------------------------------------------------------------------
Class P                                       N/A                         100%                              N/A
--------------------------------------------------------------------------------------------------------------------------
Class R                                       N/A                         100%                              N/A
--------------------------------------------------------------------------------------------------------------------------

Account Designation:                    Saxon Asset Securities Trust Mortgage
-------------------                     Loan Asset Backed Certificates, Series
                                        2001-3.

Assumed Investment Rate:                Not applicable.
-----------------------

Book-Entry Certificates:                All Classes of Certificates other than
-----------------------                 the Physical Certificates.

Calculation Agent:                      Bankers Trust Company, a New York
-----------------                       banking corporation, and its successors
                                        and assigns in such capacity.

Class C Distribution Amount:            With respect to any Distribution Date,
---------------------------             any amounts distributable pursuant to
                                        Section 4.1(i) hereof.

Closing Date:                           October 11, 2001.
------------

Component Certificates:                 None.
----------------------

Components:                             For purposes of calculating
----------                              distributions, the Component
                                        Certificates will be comprised of
                                        multiple payment components having the
                                        designations, Initial Component Balances and Pass-Through Rates set forth below:

                                                         Initial Component      Pass-Through
                                        Designation           Balance               Rate
                                        -----------           -------               ----
                                            N/A                 N/A                 N/A


Custodial Agreement:                    The Custodial Agreement between the
-------------------                     Custodian and Trustee dated as of
                                        September 1, 2001.

Custodian:                              Bankers Trust Company, and its
---------                               successors and assigns in such capacity.

Cut Off Date:                           September 1, 2001.
------------

Delay Certificates:                     All interest-bearing Classes of
------------------                      Certificates other than the Non-Delay
                                        Certificates.

ERISA-Restricted Certificates:          The Class R Certificates.
-----------------------------

Extra Principal Distribution Amount:    With respect to any Distribution Date,
-----------------------------------     the lesser of

                                        (x) the Interest Funds available after
                                            payment of the amounts set forth in
                                            Section 4.1(g)(i) through (v), and:

                                        (y) the excess of:

                                            (i)   the Required
                                                  Overcollateralization Amount
                                                  for such date, over

                                            (ii)  the Overcollateralization
                                                  Amount for such date (assuming
                                                  that all Principal Funds are
                                                  distributed as principal to
                                                  the Certificates on such
                                                  date).

Funding Period Termination Date:        January 9, 2002.
-------------------------------

Group:                                  Either Group I or Group II.
-----

Group I:                                The pool of Mortgage Loans identified in
-------                                 the Mortgage Loan Schedule as having
                                        been assigned to Group I, including any
                                        related Subsequent Mortgage Loans and
                                        any Substitute Mortgage Loans delivered
                                        in replacement of any Mortgage Loan or
                                        Subsequent Mortgage Loan.

Group I Certificate:                    Any of the Class AF-1, Class AF-2, Class
-------------------                     AF-3, Class AF-4, Class AF-5 and Class
                                        AF-6 Certificates.

Group I Class A Certificate:            Any Group I Certificate.
---------------------------

Group I Class A Certificate
---------------------------
Principal Balance:                      The sum of the Certificate Principal
-----------------                       Balances for the Group I Class A
                                        Certificates.

Group II:                               The pool of Mortgage Loans identified in
--------                                the Mortgage Loan Schedule as having
                                        been assigned to Group II, including any related Subsequent Mortgage Loans and any Substitute Mortgage Loans delivered in replacement of any Mortgage Loan or Subsequent Mortgage Loan.

Group II Certificate:                   Any of the Class AV-1, Class AV-2, Class
--------------------                    S-1 and Class S-2 Certificates.

Group II Class A Certificates:          Any Group II Certificate (other than
-----------------------------           Class S-1 and Class S-2 Certificates).

Group II Class A Certificate
----------------------------
Principal Balance:                      The sum of the Certificate Principal
-----------------                       Balances of Group II Class A
                                        Certificates.

Initial Distribution Date:              October 25, 2001.
-------------------------

Initial Optional Termination Date:      The first Distribution Date on which the
---------------------------------       aggregate Assumed Principal Balance of
                                        the Mortgage Loans is less than 10% of
                                        the aggregate Assumed Principal Balance
                                        thereof as of the Cut Off Date.

Interest Determination Date:            With respect to the first Accrual Period
---------------------------             for the Variable Rate Certificates,
                                        October 9, 2001, and with respect to any subsequent Accrual Period for the
                                        Variable Rate Certificates, the second
                                        London Business Day preceding such
                                        Accrual Period.

Interest Only Certificates:             The Class A-IO, Class S-1, Class S-2 and
--------------------------              Class X-IO Certificates.

Lower Tier Interest:                    Any interest created in REMIC 1, REMIC
-------------------                     2, REMIC 3 or REMIC 4.

Master Servicing Fee Rate:              0.05% per annum.
-------------------------

Maximum Cap Rate:                       For any Distribution Date, a per annum
----------------                        rate that would equal the Net WAC Cap
                                        for such date if such Net WAC Cap were
                                        determined under the assumption that (i) each

                                        Mortgage Loan in Group II had an
                                        interest rate equal to the maximum rate
                                        permitted under the terms of the related mortgage note, and (ii) each Mortgage Loan in Group I had an interest rate equal to its stated fixed rate.

Mortgage Loan Group:                    Either Group I or Group II.
-------------------

Net Pledged Prepayment Penalties:       For each Distribution Date means the
--------------------------------        Pledged Prepayment Penalties remaining
                                        after payment of any Cap Carryover
                                        Amounts for such date.

Net Rate:                               As to each Mortgage Loan and
--------                                Distribution Date, the related Mortgage
                                        Rate as of the Determination Date
                                        immediately preceding such Distribution
                                        Date less the sum of the related
                                        Servicing Fee Rate and Master Servicing
                                        Fee Rate with respect to each Mortgage
                                        Loan.

Net WAC Cap:                            For any Distribution Date, a per annum
-----------                             rate equal to the Weighted Average Net
                                        Rate of the Mortgage Loans less,

                                        (x) the Pass-Through Rate for the Class
                                            A-IO Certificates for such
                                            Distribution Date multiplied by a
                                            fraction equal to:

                                            (i)   the Notional Principal Balance
                                                  of the Class A-IO Certificates
                                                  prior to such Distribution
                                                  Date divided by;

                                            (ii)  the Assumed Principal Balance
                                                  as of such Distribution Date;

                                        (y) the Pass-Through Rate for the Class
                                            S-1 Certificates for such
                                            Distribution Date multiplied by a
                                            fraction equal to:

                                            (i)   the Notional Principal Balance
                                                  of the Class S-1 Certificates
                                                  prior to such Distribution
                                                  Date divided by

                                            (ii)  the Assumed Principal Balance
                                                  as of such Distribution Date;
                                                  and

                                        (z) the Pass-Through Rate for the Class
                                            S-2 Certificates for such
                                            Distribution Date multiplied by a
                                            fraction equal to:

                                            (i)   the Notional Principal Balance
                                                  of the Class S-2 Certificates
                                                  prior to such Distribution
                                                  Date divided by

                                            (ii)  the Assumed Principal Balance
                                                  as of such Distribution Date.

         For any Distribution Date and the Variable Rate Certificates, however, the Net WAC Cap equals the product of

                                        (a) the rate determined under the
                                            above-described formula and

                                        (b) a fraction, the numerator of which
                                            is 30 and the denominator of which
                                            is the actual number of days in the
                                            Accrual Period applicable to such
                                            Certificates.

Notional Principal Balance:             With respect to each Distribution Date
--------------------------              and the Class A-IO Certificates, the
                                        lesser of the Assumed Principal Balance
                                        for such date and the amount determined
                                        for such date with reference to the
                                        following schedule:

                                        Distribution Dates       Notional Amount
                                        ------------------       ---------------

                                         1 - 6                    $ 204,100,000
                                         7 - 9                      195,500,000
                                        10 - 12                     190,000,000
                                        13 - 15                     175,500,000
                                        16 - 18                     165,500,000
                                        19 - 21                     152,500,000
                                        22 - 24                     124,400,000
                                        25 - 27                      98,100,000
                                        28 - 31                      74,100,000
                                        32 and thereafter                     0


                                        With respect to each Distribution Date
                                        and the Class X-IO Certificates, the
                                        Assumed Principal Balance of the
                                        Mortgage Loans for such date.

                                        With respect to each Distribution Date
                                        and the Class S-1 Certificates, the
                                        lesser of the Stated Principal Balance
                                        of the Group II Mortgage Loans and
                                        amounts of deposit in the Pre-Funding
                                        Account allocable to Group II for such

                                        Distribution Date and the amount
                                        determined with reference to the
                                        following schedule:

                                        Distribution Dates       Notional Amount
                                        ------------------       ---------------

                                         1                       $ 486,966,417
                                         2                          468,025,219
                                         3                          446,102,476
                                         4                          421,391,039
                                         5                          394,071,634
                                         6                          368,521,775
                                         7                          344,626,717
                                         8                          322,279,588
                                         9                          301,380,219
                                        10                          281,834,413
                                        11                          263,554,858
                                        12                          246,459,703
                                        13                          230,472,268
                                        14                          215,520,919
                                        15                          201,538,589
                                        16                          188,462,477
                                        17                          176,233,826
                                        18                          164,797,851
                                        19                          154,103,173
                                        20                          144,101,822
                                        21                          134,748,909
                                        22                          126,002,429
                                        23                          117,823,100
                                        24                          110,174,182
                                        25 and thereafter                     0

                                        With respect to each Distribution Date
                                        and the Class S-2 Certificates, the
                                        lesser of the Stated Principal Balance
                                        of the Group II Mortgage Loans and
                                        amounts on deposit in the Pre-Funding
                                        Account allocable to Group II for such
                                        Distribution Date and the amount
                                        determined with reference to the
                                        following schedule:

                                        Distribution Dates       Notional Amount
                                        ------------------       ---------------

                                         1                        $ 486,966,417
                                         2                          468,025,219
                                         3                          446,102,476
                                         4                          421,391,039
                                         5                          394,071,634

                                         6                          368,521,775
                                         7                          344,626,717
                                         8                          322,279,588
                                         9                          301,380,219
                                        10                          281,834,413
                                        11                          263,554,858
                                        12                          246,459,703
                                        13                          230,472,268
                                        14                          215,520,919
                                        15                          201,538,589
                                        16                          188,462,477
                                        17                          176,233,826
                                        18                          164,797,851
                                        19                          154,103,173
                                        20                          144,101,822
                                        21                          134,748,909
                                        22                          126,002,429
                                        23                          117,823,100
                                        24                          110,174,182
                                        25                          103,019,877
                                        26                           96,329,655
                                        27                           90,073,132
                                        28                           84,222,218
                                        29                           78,750,640
                                        30                           73,634,091
                                        31                           68,849,602
                                        32                           64,375,642
                                        33                           60,192,079
                                        34                           56,280,080
                                        35                           52,622,028
                                        36                           49,201,463
                                        37 and thereafter                     0

Non-Delay Certificates:                 The Class AV-1, Class AV-2, Class S-1,
----------------------                  Class S-2, Class M-1, Class M-2, Class B
                                        and Class AF-1 Certificates.

Notional Amount Certificates:           The Class A-IO, Class S-1, Class S-2 and
----------------------------            Class X-IO Certificates.

Offered Certificates:                   The Class AF-1, Class AF-2, Class AF-3,
--------------------                    Class AF-4, Class AF-5, Class AF-6,
                                        Class AV-1, Class AV-2, Class M-1, Class
                                        M-2, Class B, Class S-1, Class S-2,
                                        Class X-IO and Class A-IO Certificates.

Original Pre-Funded Amount:             $238,366,905.39, $68,368,111.69 of which
--------------------------              may be applied to the purchase of
                                        additional fixed rate Mortgage Loans for Group I and $169,998,793.70 of which may be applied to the purchase of additional adjustable rate Mortgage Loans for Group
                                        II (with such latter amount being
                                        proportionately applied between the
                                        applicable subgroups).

Physical Certificates:                  The Private Certificates.
---------------------

Pledged Prepayment Penalties:           For any Distribution Date and each Group
----------------------------            of Mortgage Loans, an amount equal to
                                        the sum of (i) the lesser of (x)
                                        Prepayment Penalties collected on the
                                        Mortgage Loans in such Group during the
                                        related Prepayment Period and (y) 60% of the Prepayment Penalties owed and not waived by the Servicer for the related
                                        Prepayment Period, and (ii) the
                                        aggregate amount, if any, by which
                                        (i)(y) exceeded (i)(x) for prior
                                        Distribution Dates for such Group.

Principal Only Certificates:            None.
---------------------------

Principal Percentage:                   With respect to each Distribution Date
--------------------                    and Group, the percentage equivalent of
                                        a fraction, the numerator of which is
                                        the Principal Funds for such Group and
                                        date, and the denominator of which is
                                        the Principal Funds for both Groups and
                                        such date.

Priority Principal Distribution
-------------------------------
Amount:                                 With respect to any Distribution Date:
------

                                        (x) the product of :

                                            (i)   a fraction the numerator of
                                                  which is the Certificate
                                                  Principal Balance of the Class
                                                  AF-6 Certificates and the
                                                  denominator of which is the
                                                  Group I Class A Certificate
                                                  Principal Balance, in each
                                                  case, immediately prior to
                                                  such Distribution Date,

                                            (ii)  the Senior Principal
                                                  Distribution Amount for Group
                                                  I for such Distribution Date,
                                                  and

                                            (iii) the applicable percentage for
                                                  such Distribution Date set
                                                  forth below:

                                        Distribution Date                Percentage
                                        -----------------                ----------
                                        October 2001 - September 2004         0%
                                        October 2004 - September 2006        45%
                                        October 2006 - September 2007        80%
                                        October 2007 - September 2008       100%
                                        October 2008 and thereafter         300%


Private Certificate:                    Any Class C, Class P or Class R
-------------------                     Certificate.

Rating Agencies:                        S&P, Moody's and Fitch.
---------------

Regular Certificates:                   Any of the Offered Certificates and the
--------------------                    Class C Certificates.

Required Overcollateralization
------------------------------
Amount:                                 With respect to any Distribution Date:
------

                                            (i)   prior to the Stepdown Date,
                                                  2.25% of the Assumed Principal
                                                  Balance of the Mortgage Loans
                                                  as of the Cut Off Date;

                                            (ii)  on and after the Stepdown
                                                  Date, if a Trigger Event is
                                                  not in effect, the greater of:

                                                  (x) the lesser of:

                                                      (I)  2.25% of the Assumed
                                                           Principal Balance for
                                                           the Mortgage Loans
                                                           as of  the Cut Off
                                                           Date, and

                                                      (II) 4.50% of the Assumed
                                                           Principal Balance of
                                                           the Mortgage Loans on
                                                           the preceding
                                                           Determination Date,
                                                           and

                                                  (y) 0.50% of the Assumed
                                                      Principal Balance of the
                                                      Mortgage Loans as of the
                                                      Cut Off Date; and

                                            (iii) if a Trigger Event is in
                                                  effect, the
                                                  Overcollateralization Amount
                                                  as of the preceding
                                                  Distribution Date.

Required Reserve Fund Deposit:          For any Distribution Date on which the
-----------------------------           difference between (a) the excess of the
                                        Net WAC Cap over the rate payable on the Class X-IO Certificates for such date, and (b) the weighted average of the rates on the Offered Certificates, other than the Class A-IO, Class S-1, Class
                                        S-2 and Class X-IO Certificates, is less than 0.25%, an amount that would cause the balance held in the Basis Risk
                                        Reserve Fund to equal 0.50% of the
                                        Assumed Principal Balance of the
                                        Mortgage Loans for such date, and, for
                                        any other Distribution Date, the amount
                                        that would cause the balance held in the Basis Risk Reserve Fund to equal $1,000.

Residual Certificates:                  The Class R Certificates.
---------------------

Sales Agreement:                        The Sales Agreement dated October 11,
---------------                         2001, between the Depositor and SMI
                                        regarding the sale of the Mortgage
                                        Loans.

Senior Certificates:                    Any Class of Certificates including the
-------------------                     letter "A" or the letter "S" in its
                                        class designation.

Servicing Fee Rate:                     As set forth in the Mortgage Loan
------------------                      Schedule.

Stepdown Date:                          The earlier to occur of:
-------------

                                            (i)   the later to occur of:

                                                  (A) the Distribution Date in
                                                      October 2004, and

                                                  (B) the first Distribution
                                                      Date on which the Group I
                                                      Class A Certificate
                                                      Principal Balance and
                                                      Group II Class A
                                                      Certificate Principal
                                                      Balance immediately prior
                                                      to such Distribution Date
                                                      (less the Principal Funds
                                                      for such Distribution
                                                      Date) is less than or
                                                      equal to 67.50% of the
                                                      Assumed Principal Balance
                                                      on such date, and

                                            (ii)  the Distribution Date after
                                                  which the Group I and Group II
                                                  Class A Certificate Principal
                                                  Balance has been reduced to
                                                  zero.

Subgroup IIA Mortgage Loans:            Mortgage Loans in Group II identified in
---------------------------             the Mortgage Loan Schedule as having
                                        been assigned to subgroup IIA.

Subgroup IIB Mortgage Loans:            Mortgage Loans in Group II identified in
---------------------------             the Mortgage Loan Schedule as having
                                        been assigned to subgroup IIB.

Subordinate Certificates:               Any Class M-1, Class M-2 and Class B
------------------------                Certificate.

Subsequent Delivery
-------------------
Requirements:                           (a) After giving effect to the
------------                                acquisition of all Subsequent
                                            Mortgage Loans, the Mortgage Loans
                                            in Group I (which shall all be
                                            Mortgage Loans bearing interest at
                                            fixed rates of interest):

                                            (i)   shall have a weighted average
                                                  Mortgage Rate of not less than
                                                  10.00% per annum;

                                            (ii)  shall have a weighted average
                                                  combined loan to value ratio
                                                  not in excess of 76.50%;

                                            (iii) shall be Mortgage Loans no
                                                  more than 78.00% of which (by
                                                  Stated Principal Balance) were
                                                  made in connection with a cash
                                                  out refinancing;

                                            (iv)  shall be Mortgage Loans at
                                                  least 75.00% of which (by
                                                  Stated Principal Balance)
                                                  shall be classified by Saxon
                                                  Mortgage, Inc. as "A-" or
                                                  better;

                                            (v)   shall be Mortgage Loans at
                                                  least 77.50% of which (by
                                                  Stated Principal Balance) will
                                                  have been originated pursuant
                                                  to a full documentation
                                                  program; and

                                            (vi)  shall have a weighted average
                                                  credit score of not less than
                                                  597.

                                        (b) After giving effect to the
                                            acquisition of all the Subsequent
                                            Mortgage Loans, the Mortgage Loans
                                            in Group II (which shall all be
                                            first lien Mortgage Loans bearing
                                            interest at adjustable rates):

                                            (i)   shall have a weighted average
                                                  Mortgage Rate of not less than
                                                  9.65% per annum;

                                            (ii)  shall have a weighted average
                                                  Loan to Value Ratio not in
                                                  excess of 80.00%;

                                            (iii) shall be Mortgage Loans at
                                                  least 67.00% of which (by
                                                  Stated Principal Balance)
                                                  shall be classified by Saxon
                                                  Mortgage, Inc. as "A-" or
                                                  better; and

                                            (iv)  shall have a weighted average
                                                  credit score of not less than
                                                  572.

Target Percentage:                      For the Senior Certificates, 67.50%; for
-----------------                       the Class M-1 Certificates, 81.50%; for
                                        the Class M-2 Certificates, 89.50%; and
                                        for the Class B Certificates, 95.50%.

Trigger Event:                          With respect to any Distribution Date
-------------                           after the Stepdown Date, a Trigger Event
                                        exists if the quotient (expressed as a
                                        percentage) of:

                                            (i)   the Stated Principal Balances
                                                  of all 60 or more days
                                                  Delinquent Mortgage Loans
                                                  (including Mortgage Loans
                                                  subject to bankruptcy or
                                                  foreclosure proceedings and
                                                  REO Property), divided by

                                            (ii)  the Assumed Principal Balance
                                                  of the Mortgage Loans as of
                                                  the preceding Determination
                                                  Date

                                        equals or exceeds 50% of the Senior
                                        Credit Enhancement Percentage.

Trustee Fee Rate:                       0.00525% per annum.
----------------

Trustee Series Designation:             Saxon 2001-3(SX0103)
--------------------------

Underwriters:                           Credit Suisse First Boston Corporation,
------------                            Greenwich Capital Markets, Inc., First
                                        Union Securities, Inc. and J.P. Morgan
                                        Securities Inc.

Upper Tier REMIC:                       REMIC 5
----------------

Variable Rate Certificates:             Any of the Class AF-1, Class AV-1, Class
--------------------------              AV-2, Class S-1, Class S-2, Class M-1,
                                        Class M-2 and Class B Certificates.

Voting Rights:                          The voting rights of the trust will be
-------------                           allocated as follows:

                                            (i)   1% to each of the Class A-IO
                                                  and Class X-IO Certificates;

                                            (ii)  0.50% to each of the Class S-1
                                                  and Class S-2 Certificates;

                                            (iii) 95% to the Group I
                                                  Certificates and Group II
                                                  Certificates (other than the
                                                  Class S-1 and Class S-2
                                                  Certificates) in proportion to
                                                  their respective outstanding
                                                  Certificate Principal
                                                  Balances; and

                                            (iv)  1% to each of the Class C and
                                                  Class R Certificates.

         With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.


                                   ARTICLE 1

                                   DEFINITIONS

         Section 1.1    Defined Terms
                        -------------

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accrual Period: With respect to each Lower Tier Interest and each Class of Delay Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to each Class of Non-Delay Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date.

         Advance: Each P&I Advance and Servicing Advance.

         Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

         Allocable Portion: For each Group and Distribution Date, an amount equal to the (i) Interest Funds for such Group and date; divided by (ii) the Interest Funds for both groups and such date.

         Applied Realized Loss Amount: As to any Distribution Date and Class of Subordinate Certificates, the sum of any Realized Losses which have been applied in reduction of the Certificate Principal Balance of such Class of Certificates on such date.

         Assumed Principal Balance: As of any Distribution Date, the sum of:

                  (i) the aggregate Stated Principal Balances of the Mortgage Loans as of such Distribution Date, plus

                  (ii) the aggregate amount on deposit in any Pre-Funding Account (less all amounts representing investment earnings thereon).

         Available Funds: As to any Distribution Date, the sum of all Principal Funds and Interest Funds for such date.

         Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

         Basis Risk Payment: For any Distribution Date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) any Cap Carryover Amounts for such Distribution Date and (ii) any Required Reserve Fund Deposit for such Distribution Date, provided however, the amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount available for distribution therefor pursuant to priorities for distributions pursuant to
Section 4.1(g).

         Basis Risk Reserve Fund: Any fund created hereunder and held as part of the Trust Fund but not as part of any REMIC created hereunder, to provide a source for payments of Cap Carryover Amounts.

         Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in New York City or the city in which any of the Custodian, the Servicer, the Master Servicer, or the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         Cap Carryover Amount: On any Distribution Date and as to any Class whose Pass-Through Rate is subject to a cap equal to the Net WAC Cap, the sum of:

                  (i) if the Pass-Through Rate for such Distribution Date and Class is based on the Net WAC Cap, the excess of (A) the amount of interest that would have been distributable on such Certificates for such Distribution Date had the interest rate thereon been calculated without regard to the Net WAC Cap, over (B) the amount of interest distributable based on the Net WAC Cap, and

                  (ii) the excess of the amount described in clause (i)(A) above over the amount described in clause (i)(B) above for all prior Distribution Dates, together with interest thereon calculated at the applicable Pass-Through Rate (determined without regard to the Net WAC Cap), reduced by all amounts previously distributed with respect to such Class pursuant to Section 4.1(g) in respect of Cap Carryover Amounts on all such prior Distribution Dates.

         Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: With respect to any Certificate and as of any Distribution Date, the Certificate Principal Balance on the date of the initial issuance of such Certificate as set forth on the face thereof, as reduced by:

                  (i) all amounts distributed on previous Distribution Dates on such Certificate in reduction of the Certificate Principal Balance thereof; and

                  (ii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of any Applied Realized Loss Amounts for the related Class on previous Distribution Dates; and

         Certificate Register: The register maintained pursuant to Section 5.2 hereof.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

         Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

         Class B Principal Distribution Amount: With respect to any Distribution Date before the Stepdown Date or for which a Trigger Event is in effect, zero, and with respect to any Distribution Date on and after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

                  (i)      the sum of:

                           (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date),

                           (B) the Class Certificate Balance of the Class M-1 Certificates (after giving effect to distributions on that date),

                           (C) the Class Certificate Balance of the Class M-2 Certificates (after giving effect to distributions on that date), and

                           (D) the Class Certificate Balance of the Class B Certificates immediately prior to such Distribution Date over

                  (ii)     the lesser of:

                           (A) related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

                           (B)      the excess, if any, of:

                                    (I)      the Assumed Principal Balance of
                                             the Mortgage Loans on the preceding
                                             Determination Date over

                                    (II)     the Assumed Principal Balance of
                                             the Mortgage Loans on the preceding
                                             Determination Date less 0.50% of
                                             the Assumed Principal Balance as of
                                             the Cut Off Date (but in no event
                                             less than zero).

         Class Certificate Balance: With respect to any Class of Certificates and as of any Distribution Date, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date before the Stepdown Date or for which a Trigger Event is in effect, zero, and with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

                  (i)      the sum of:

                           (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date), and

                           (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over

                  (ii)     the lesser of:

                           (A) the related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

                           (B)      the excess, if any, of:

                                    (I)      the Assumed Principal Balance of
                                             the Mortgage Loans on the preceding
                                             Determination Date over

                                    (II)     the Assumed Principal Balance of
                                             the Mortgage Loans on the preceding
                                             Determination Date less 0.50% of
                                             the Assumed Principal Balance as of
                                             the Cut Off Date (but in no event
                                             less than zero).

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date before the Stepdown Date or for which a Trigger Event is in effect, zero, and with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

                  (i)      the sum of:

                           (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date),

                           (B) the Class Certificate Balance of the Class M-1 Certificates (after giving effect to distributions on that date), and

                           (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over

                  (ii)     the lesser of:

                           (A) the related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

                           (B)      the excess, if any, of:

                                    (I)      the Assumed Principal Balance of
                                             the Mortgage Loans on the preceding
                                             Determination Date over

                                    (II)     the Assumed Principal Balance of
                                             the Mortgage Loans on the preceding
                                             Determination Date less 0.50% of
                                             the Assumed Principal Balance as of
                                             the Cut Off Date (but in no event
                                             less than zero).

         Class P Prepayment Amount: As to each Distribution Date, the excess, if any, of Prepayment Penalties collected with respect to the Mortgage Loans during the related Prepayment Period over the Pledged Prepayment Penalties for such Distribution Date.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.5 hereof with a depository institution for the benefit of the Trustee on behalf of Certificateholders and designated with the applicable Account Designation.

         Compensating Interest: As to any Distribution Date and any Principal Prepayment in Full in respect of a Mortgage Loan that is received during the period from the eighteenth day of the month prior to the month of such Distribution Date through the last day of such month, an additional payment made by the Servicer, to the extent funds are available from the total Servicing Fee payable for such Distribution Date, equal to the amount of interest at the Mortgage Rate (less the applicable Servicing Fee Rate) for that Mortgage Loan from the date of the prepayment through the last day of the month of such Distribution Date. For the avoidance of doubt, no Compensating Interest payment shall be required in connection with any shortfalls resulting from Principal Prepayments in part or the application of the Relief Act.

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Coop Shares: Shares issued by a Cooperative Corporation.

         Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

         Cooperative Unit: A single-family dwelling located in a Cooperative Property.

         Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered.

         Credit Support Depletion Date: The Distribution Date on which the Certificate Principal Balance of the Class M-1, Class M-2 and Class B Certificates has been reduced to zero.

         Current Interest: With respect to any Distribution Date and any Class of Certificates, the interest accrued on the Class Certificate Balance (or Notional Principal Balance) thereof immediately prior to such Distribution Date during the related Accrual Period at the applicable Pass-Through Rate; provided, however, that such Current Interest shall be reduced by such

Class's pro rata share (based on the amount of Current Interest distributable on such Class) of any Net Prepayment Interest Shortfalls and Relief Act Shortfalls for such Distribution Date. All calculations of interest on each Class of Delay Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and all calculations of interest on each Class of Non-Delay Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360-day year.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.2 or 2.3.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

         Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.2(e).

         Deleted Mortgage Loan: As defined in Section 2.3(d) hereof.

         Delinquent: A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the Determination Date immediately following the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the Determination Date immediately succeeding the Determination Date on which such payment was categorized as "Delinquent." Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

         Depositor: Saxon Asset Securities Company, a Virginia corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: As to any Distribution Date, the earlier of (i) the 17th day of each month, or (ii) if such day is not a Business Day, the next succeeding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.5(d) in the name of the Trustee for the benefit of the Certificateholders and designated with the applicable Account Designation.

         Distribution Account Deposit Date: As to any Distribution Date, the Business Day immediately preceding such Distribution Date.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing on the Initial Distribution Date.

         Due Date: With respect to any Distribution Date and each Mortgage Loan, the day of the month in which each Distribution Date occurs on which the related mortgage payment is due (or, in the case of an Odd Due Date Mortgage Loan, such day in the preceding month).

         Due Period: The period from and including the second day of each month through and including the first day of the following month.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF, as applicable) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.6(a) hereof.

         Event of Default: As defined in Section 7.1 hereof.

         Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received during the Prepayment Period in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.8(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the Prepayment Period during which such liquidation occurred. Notwithstanding the foregoing, Excess Proceeds with respect to any Nonrecoverable Mortgage Loan shall be equal to the amount, if any, by which Subsequent Recoveries with respect to such Nonrecoverable Mortgage Loan exceed the Realized Loss with respect thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004,
Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Master Servicer.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Funding Period: The period commencing on the Closing Date and ending on the earliest to occur of :

                  (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000,

                  (ii)     the date on which an Event of Default occurs, and

                  (iii)    the Funding Period Termination Date.

         Group: Any grouping of Mortgage Loans described in the Preliminary Statement.

         Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Carry Forward Amount: With respect to each Distribution Date and Class, the sum of:

                  (i)      the excess of:

                           (A) Current Interest for such Class with respect to prior Distribution Dates (excluding any Cap Carryover Amount) over

                           (B) the amount actually distributed to such Class (other than in respect of any applicable Cap Carryover Amount) with respect to interest on such prior Distribution Dates, and

                  (ii) interest thereon at the applicable Pass-Through Rate for the related Accrual Period.

         Interest Funds: With respect to any Group and any Determination Date, the sum, without duplication, of:

                  (i) all scheduled interest due during the related Due Period (and received by the related Determination
                           Date) with respect to such Group less the related Servicing Fee and the Master Servicing Fee,

                  (ii) all Advances relating to interest with respect to such Group,

                  (iii) any Compensating Interest payment with respect to such Group,

                  (iv) Liquidation Proceeds with respect to such Group (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses, and

                  (v) any Subsequent Recoveries added to the Interest Funds for such group pursuant to Section 4.1(j).

         Last Endorsee: As defined in Section 2.1(b).

         Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut Off Date.

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated by the Servicer or Master Servicer in any manner, including but not limited to a disposition pursuant to Section 3.11(i), in the Prepayment Period for such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received by the Servicer or Master Servicer in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale, disposition pursuant to Section 3.11(i), or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and P&I Advances.

         Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the lesser of the purchase price of the related Mortgaged Property and the appraised value of the related Mortgaged Property.

         London Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

         Master Servicer: Saxon Mortgage, Inc., a Virginia corporation, and its successors and assigns, in its capacity as master servicer hereunder.

         Master Servicer Custodial Account: The separate Eligible Account created and maintained by the Master Servicer pursuant to Section 3.5(c) for the benefit of Certificateholders and designated with the applicable Account Designation.

         Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of the month prior to the month of such Distribution Date.

         Master Servicer Reporting Date: The opening of business on the third Business Day preceding each Distribution Date.

         Meritech: Meritech Mortgage Services, Inc., a Texas corporation.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.5.

         Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor or the Master Servicer.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.1 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Documents: As defined in Section 2.1 hereof.

         Mortgage Loans: Such of the mortgage loans transferred and assigned pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute or Subsequent Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan:

                  (i)      the loan number;

                  (ii)     the Mortgagor's name;

                  (iii)    the original principal balance;

                  (iv)     the Stated Principal Balance as of the Cut-Off Date;

                  (v)      Mortgage Rate;

                  (vi)     Servicing Fee; and

                  (vii)    group or subgroup.



         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, net of any insurance premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

         Mortgaged Property: The underlying property securing a Mortgage Loan, which, in the case of a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

         Mortgagor: Any obligor on a Mortgage Note.

         Net Prepayment Interest Shortfall: As to any Distribution Date and Group, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period for such Group exceeds an amount equal to the Compensating Interest for such Group, if any, for such Distribution Date.

         Nonrecoverable Advance: Any portion of any P&I Advance or Servicing Advance previously made or proposed to be made by the Servicer or Master Servicer that, in the good faith judgment of the advancing party, will not be ultimately recoverable by such advancing party from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Nonrecoverable Mortgage Loan: Any Mortgage Loan that has been determined to be a Nonrecoverable Mortgage Loan pursuant to Section 3.11(f) hereof and is identified in an Officer's Certificate signed by a Servicing Officer delivered to the Master Servicer pursuant to Section 3.11(f) hereof. For the avoidance of doubt, Mortgage Loans represented by REO Property shall not constitute Nonrecoverable Mortgage Loans.

         Nonrecoverable Mortgage Loan Purchase Price: As to any Nonrecoverable Mortgage Loan, an amount equal to the sum of (i) the Projected Net Liquidation Value thereof on the date of purchase of such loan pursuant to this Agreement; and (ii) any accrued interest at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date occurring in the Due Period immediately preceding the Distribution Date on which the Nonrecoverable Mortgage Loan Purchase Price is to be distributed to Certificateholders.

         Notice Address: For purposes hereof, the addresses of the Depositor, the Master Servicer and the Trustee, are as follows:


                  (i)      If to the Depositor:

                           Saxon Asset Securities Company
                           4880 Cox Road
                           Glen Allen, Virginia 23060

                  (ii)     If to the Master Servicer:

                           Saxon Mortgage, Inc.
                           4880 Cox Road
                           Glen Allen, Virginia 23060
                           Attn: Master Servicing

                  (iii)    If to the Trustee:

                           Bankers Trust Company
                           1761 East St. Andrew Place
                           Santa Ana, California 92705
                           Attention: SX 0103

                  (iv)     If to the Servicer:

                           Meritech Mortgage Services, Inc.
                           P.O. Box 161489
                           Fort Worth, TX 76161-1489
                           Attn: Executive Administration

         Notice of Final Distribution: The notice to be provided pursuant to
Section 9.2 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

         Odd Due Date Mortgage Loan: Any Mortgage Loan whose monthly payments are due on a day other than the first day of the month.

         Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the entity required by the terms of this Agreement to deliver such certificate, or by such officer of such entity as may be required to sign such certificate by the terms of this Agreement relating to such particular certificate.

         One Month LIBOR: As of any Interest Determination Date, the rate for one-month U.S. dollar deposits which appears in the Telerate Page 3750, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Calculation Agent, as agent for the Master Servicer, will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic- mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Calculation Agent, as agent for the Master Servicer, shall review Telerate Page 3750 as of the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall determine the rate which constitutes One Month LIBOR for each Interest Determination Date.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, Servicer or the Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee.

         Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.1 hereof.

         Original Mortgage Loan: The Mortgage Loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

         OTS: The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Determination Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Determination Date and which did not become a Liquidated Mortgage Loan prior to such Determination Date.

         Overcollateralization Amount: With respect to any Distribution Date, the excess of the Assumed Principal Balance of the Mortgage Loans over the aggregate Certificate Principal Balance of the Certificates after giving effect to principal distributions on such Distribution Date.

         Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         P&I Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.19, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any net income in the case of any REO Property) on the Mortgage Loans that were due during the related Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer or Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

         Pass-Through Rate: For any interest bearing Class of Certificates or Component, the per annum rate set forth or calculated in the manner described in the Pass-Through Rate Schedule.

         Pass-Through Rate Schedule: The Schedule setting forth the Pass-Through Rates of the Certificates, attached as Schedule II hereto.

         Paying Agent: Bankers Trust Company, a New York banking corporation, and its successors and assigns in such capacity.

         Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

                  (v) interest-bearing demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its highest long-term unsecured debt rating categories or its highest short-term unsecured debt rating category, respectively;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency as evidenced by a signed writing delivered by each Rating Agency;

                  (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

                  (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

         provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

         Permitted Transferee: Any person other than a "disqualified organization" as defined in section 860E(e)(5).

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Pool Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Determination Date in the month preceding the month of such Distribution Date.

         Pre-Funded Amount: With respect to any date and Group, the amount remaining on deposit in the Pre-Funding Account with respect to such Group (exclusive of any related Pre-Funding Account Earnings).

         Pre-Funding Account: The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.7 hereof.

         Pre-Funding Account Earnings: With respect to each Distribution Date to and including the date immediately preceding the Distribution Date immediately following the end of the Funding Period, the actual interest and investment earnings on the Pre-Funded Amount as calculated by the Master Servicer (based on information supplied by the Trustee).

         Prepayment Interest Excess: As to any Principal Prepayment in Full received by the Servicer from the first day through the seventeenth day of any calendar month (other than the calendar month in which the Cut Off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Servicer as additional servicing compensation.

         Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received (a) during the period from the eighteenth day of the month preceding the month of such Distribution Date through the last day of such month, in the case of a Principal Prepayment in Full, or (b) during the month preceding the month of such Distribution Date, in the case of a partial Principal Prepayment, the amount, if any, by which one month's interest at the related Mortgage Rate (less the related Servicing Fee) on such Principal Prepayment exceeds the amount of interest actually paid by the Mortgagor in connection with such Principal Prepayment.

         Prepayment Penalty: With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Servicer or Master Servicer from a Mortgagor pursuant to the terms of the related Mortgage Note.

         Prepayment Period: As to each Distribution Date, the period from but excluding the Cut Off Date to and including the 17th day of the month in which the first Determination Date occurs and each period thereafter from and including the 18th day of a month (or, if the prior Prepayment Period ended on a later day, such later day) to and including the Determination Date occurring in the following month.

         Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

         Principal Distribution Amount: With respect to each Group and Distribution Date, the excess of:

                  (i)      the sum of:

                           (A) the Principal Funds for that Distribution Date and Group, and

                           (B) the related Principal Percentage of any Extra Principal Distribution Amount for that Distribution Date over

                  (ii) the related Principal Percentage of the Released Principal Amount for that Distribution Date.

         Principal Funds: With respect to each Group of Mortgage Loans and any Determination Date the sum, without duplication, of:

                  (i) all scheduled principal with respect to such Group collected by the Servicer during the related Due Period or advanced on or before such Determination Date,

                  (ii) prepayments with respect to such Group collected by the Servicer in the related Prepayment Period,

                  (iii) the Stated Principal Balance of each Mortgage Loan in such Group repurchased by the Depositor in the related Prepayment Period,

                  (iv) any Substitution Adjustment Amount with respect to such Group for such date,

                  (v) all Liquidation Proceeds with respect to such Group collected by the Servicer during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all non-recoverable Advances relating to principal with respect to such Group reimbursed during the related Due Period, and

                  (vi) any remaining related Pre-Funded Amount immediately following the end of the Funding Period.

         Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         Projected Net Liquidation Value: With respect to any Nonrecoverable Mortgage Loan, the amount, set forth in an Officer's Certificate signed by a Servicing Officer in a form acceptable to the Master Servicer, equal to (i) the fair market value of the related Mortgaged Property as determined by a real estate broker meeting the qualifications, and applying broker's price opinion methodology generally acceptable to, residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans, less (ii) the Servicer's good faith estimate of the total of all related costs of liquidation, Servicing Fees, and Advances reasonably expected to be incurred in the event the Mortgaged Property were the subject of foreclosure or otherwise converted to, and sold as, REO Property.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

         PUD: Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date occurring in the Due Period immediately preceding the Distribution Date on which the Purchase Price is to be distributed to Certificateholders.

         Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to any Mortgage Loan (other than a Nonrecoverable Mortgage Loan), the amount by which the unpaid principal balance thereof exceeds the net amount recovered in liquidation thereof (after payment of expenses of liquidation, unpaid Servicing Fees, and reimbursement of Advances), after payment of accrued interest on such

Mortgage Loan and after application of any Insurance Proceeds with respect thereto. With respect to any Nonrecoverable Mortgage Loan, the sum of (i) the amount by which the unpaid principal balance thereof exceeds the Projected Net Liquidation Value thereof and (ii) the amount, if any, by which the Projected Net Liquidation Value thereof exceeds Liquidation Proceeds received in respect thereof. The Realized Loss in respect of any Nonrecoverable Mortgage Loan calculated pursuant to clause (i) of the preceding sentence shall be given effect as of the Prepayment Period during which the Servicer or Master Servicer classifies such loan as a Nonrecoverable Mortgage Loan.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         Reference Bank: Leading banks selected by the Master Servicer and engaged in transactions in U.S. dollar deposits in the London interbank market.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Released Principal Amount: With respect to any Distribution Date, the amount by which the Overcollateralization Amount (assuming for such purpose that all Principal Funds for such Distribution Date are distributed as principal to the Certificates) exceeds the Required Overcollateralization Amount for such date.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Relief Act Shortfall: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than interest accrued thereon for the applicable one-month period at the Net Rate without giving effect to such reduction.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Agency Agreement: As defined in Section 2.2 hereof.

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibits I and J, as appropriate.

         Required Recordation States: The states of Florida and Mississippi.

         Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, the address for notices to S&P shall be Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

         Securities Act: The Securities Act of 1933, as amended.

         Security Release Certification: As defined in Section 2.2 hereof.

         Senior Principal Distribution Amount: With respect to each Group and any Distribution Date before the Stepdown Date or as to which a Trigger Event has occurred, 100% of the Principal Distribution Amount for such Group and Distribution Date, and with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event has not occurred, the related Principal Percentage of the excess of:

                  (i) the Group I and Group II Class A Certificate Principal Balances immediately prior to such Distribution Date over

                  (ii)     the lesser of:

                           (A) the related Target Percentage of the Assumed Principal Balance of the Mortgage Loans on the preceding Determination Date, and

                           (B)      the excess, if any, of:

                                    (I)      the Assumed Principal Balance of
                                             the Mortgage Loans on the preceding
                                             Determination Date over

                                    (II)     the Assumed Principal Balance of
                                             the Mortgage Loans on the preceding
                                             Determination Date less 0.50% of
                                             the Assumed Principal Balance as of
                                             the Cut Off Date (but in no event
                                             less than zero).

         Senior Credit Enhancement Percentage: As of any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates for such Distribution Date and the Overcollateralization Amount for such Distribution Date, and the denominator of which is the Assumed Principal Balance of the Mortgage Loans as of such Distribution Date.

         Servicer: Meritech and its permitted successors and assigns.

         Servicer Deposit Date: The twenty-first day of each month, or if such day is not a Business Day, the next succeeding day.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.1 and Section 3.9.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in of the month prior to the month of such Distribution Date (or, in the case of an Odd Due Date Mortgage Loan, the Due Date occurring in the second month preceding the month of such Distribution Date).

         Servicing Officer: Any of the President, any Vice President (however denominated), or Assistant Vice President of the Servicer involved in, or responsible for, the administration and servicing of one or more Mortgage Loans at the time of performance of the relevant activity of the Servicer.

         SMI: Saxon Mortgage, Inc, a Virginia corporation, and its successor and assigns.

         Startup Day: The Closing Date.

         Stated Principal Balance: As to any Mortgage Loan and Determination Date, the unpaid principal balance of such Mortgage Loan as of the applicable Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to (i) any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan), (ii) the payment of principal due on such Due Date, and (iii) in the case of any Nonrecoverable Mortgage Loan, the amount of any Realized Loss in respect thereof (but otherwise determined, in each case, regardless of any delinquency in payment by the related Mortgagor).

         Subservicer: Any person to whom the Servicer (or Master Servicer) has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.2 hereof.

         Subsequent Cut Off Date: The date specified in a Subsequent Sales Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust Fund pursuant to the related Subsequent Sales Agreement.

         Subsequent Mortgage Loans: The Mortgage Loans listed on a Mortgage Loan Schedule attached to a Subsequent Sales Agreement.

         Subsequent Recoveries: As to any Nonrecoverable Mortgage Loan, the excess of (i) any net Liquidation Proceeds received in respect of such loan; over (ii) the Projected Net Liquidation Value thereof.

         Subsequent Sales Agreement: Each Subsequent Sales Agreement dated as of a Subsequent Sales Date by which Subsequent Mortgage Loans are sold and assigned to the Trust.

         Subsequent Sales Date: The date specified in each Subsequent Sales Agreement.

         Substitute Mortgage Loan: A Mortgage Loan substituted by the Depositor or Master Servicer for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) accrue interest on the same basis as the Deleted Mortgage Loan and be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; and (v) comply with each representation and warranty set forth in Section 2.3 hereof. Any of the characteristics described above may be satisfied in the aggregate by one or more Substitute Mortgage Loans.

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.3 hereof.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulationss.1.860F-4(d) and Treasury regulationss. 301.6231(a)(7)-1. Initially, the Tax Matters Person shall be the Trustee.

         Tax Matters Person Certificate: The Class R Certificate with a Denomination of 0.00001%.

         Telerate Page 3750: The display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         Trustee: Bankers Trust Company and its successors and, if a successor trustee is appointed hereunder, such successor.

         Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Pool Principal Balance with respect to such Distribution Date, to be paid by the Master Servicer from the Master Servicing Fee.

         Trust Fund: As described in Section 2.01 hereof.

         Unpaid Realized Loss Amount: As to any Distribution Date and any Class, the excess of:

                  (i)      the Applied Realized Loss Amount for such Class over

                  (ii) the sum of all distributions in reduction of such Applied Realized Loss Amount on all previous Distribution Dates.

         Weighted Average Net Rate: The weighted average of the Mortgage Rates of the Mortgage Loans less the sum of the Servicing Fee Rate and the Master Servicing Fee Rate, as applicable, provided, however, that for the first four Distribution Dates, the Weighted Average Net Rate shall equal the product of (i) the weighted average of the Mortgage Rates of only those Mortgage Loans transferred to the Trust Fund on the Closing Date less the sum of the Servicing Fee Rate and the Master Servicing Fee Rate, as applicable, multiplied by (ii) a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans transferred to the Trust Fund on the Closing Date and the denominator of which is the Assumed Principal Balance.


                                   ARTICLE 2

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                                   WARRANTIES

         Section 2.1    Conveyance of Mortgage Loans
                        ----------------------------

         (a) To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable hereunder with respect to the Certificates and the performance of the covenants contained herein, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders as their interests may appear, all the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans, which the Depositor is causing to be delivered to the Trustee (or the Custodian) herewith (and all Substitute Mortgage Loans substituted therefor), together in each case with the related Mortgage Files and the Depositor's interest in any collateral that secured a Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Scheduled Payments due after the Cut Off Date and all principal prepayments received with respect to the Mortgage Loans paid by the borrower after the Cut Off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) any Subsequent Mortgage Loans; (iii) the Sales Agreement, except that the Depositor does not assign to the Trustee any of its rights under Sections 9 and 12 of the Sales Agreement; (iv) any Pre-Funding Account whether in the form of cash, instruments, securities or other properties and (v) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (i) through (v) above collectively, the "Trust Fund").

         With respect to any Mortgage Loan that does not have a first payment date on or before the last day of the Due Period immediately preceding the first Distribution Date, the Depositor shall deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the first Distribution Date, an amount equal to one month's interest at the related Net Rate on the Cut Off Date Principal Balance of such Mortgage Loan.

         (b) In connection with the transfer set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the following documents or instruments (collectively, the "Mortgage Loan Documents") with respect to each Mortgage Loan so transferred:

                  (i) (A) the original Mortgage Note endorsed by manual or facsimile signature to the Trustee or the Custodian or in blank, without recourse, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (the "Last Endorsee") (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
         Note); or

                           (B) with respect to any Lost Mortgage Note, a lost
                  note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

                  (ii) except with respect to any Cooperative Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy of the Mortgage;

                  (iii) except with respect to any Mortgage Loan for which the related Mortgage names the Custodian as nominee for the originating lender (or similar designation satisfactory to the Custodian), as beneficiary or mortgagee, either (A) a duly executed assignment of the Mortgage in blank, or (B) an original recorded assignment of the Mortgage from the Last Endorsee to the Custodian or a copy of such assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof which in either case may be included in a blanket assignment or assignments;

                  (iv) each interim recorded assignment of such Mortgage, or a copy of each such interim recorded assignment of Mortgage certified by the Depositor, the originating lender, settlement agent, or escrow company as being a true and complete copy thereof;

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

                  (vi) except as to any second lien Mortgage Loan in the original principal amount of $50,000.00 or less, either the original or duplicate original title policy (including all riders thereto) with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property; and

                  (vii) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                           (a) The Coop Shares, together with a stock power in blank;
                           (b)      The executed Security Agreement;
                           (c)      The executed Proprietary Lease;
                           (d)      The executed Recognition Agreement;
                           (e) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Depositor's interest in the Coop Shares and the Proprietary Lease; and
                           (f) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) any recorded assignments or interim assignments satisfying the requirements of clause (ii) or
(iii) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall deliver such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor or Servicer shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver to the Trustee a copy of such Mortgage certified (to the extent such certification is reasonably obtainable) by such public recording office to be a true and complete copy of the original recorded Mortgage.

         In addition, in the event that in connection with any Mortgage Loan the Depositor cannot deliver the original or duplicate original lender's title policy (together with all riders thereto), satisfying the requirements of clause
(vi) above, concurrently with the execution and delivery hereof because the related Mortgage or a related assignment has not been returned from the applicable public recording office, the Depositor shall promptly deliver to the Trustee or the Custodian on its behalf such original or duplicate original lender's title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, and in any event, within 720 days following the Closing Date.

         Subject to the immediately following sentence, as promptly as practicable subsequent to the transfer set forth in clause (a) of this Section 2.1, and in any event, within thirty (30) days thereafter, the Servicer shall as to any Mortgage Loan with respect to which the Depositor delivers an assignment of the Mortgage in blank pursuant to clause (b)(iii)(A) of this Section 2.1, (i) complete each such assignment of Mortgage to conform to clause (b)(iii)(B) of this Section 2.1, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records, and (iii) cause to be delivered for recording in the appropriate public office for real property records each such assignment of the Mortgages, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignments in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan in any state other than the Required Recordation States.

         In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee or the Custodian on its behalf, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.8 hereof.

         Section 2.2    Acceptance by Trustee of the Mortgage Loans
                        -------------------------------------------

         The Trustee or the Custodian, on behalf of the Trustee acknowledges receipt of the documents identified in the initial certification in the form annexed hereto as Exhibit C (the "Initial Certification") and declares that it or the Custodian holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it or the Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee agrees to execute and deliver or to cause the Custodian to execute and deliver on the Closing Date to the Depositor, the Master Servicer and the Servicer an Initial Certification in the form annexed hereto as Exhibit
C. Based on its or the Custodian's review and examination, and only as to the documents identified in such Initial Certification, the Custodian, on behalf of the Trustee acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         Not later than 360 days after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor, the Master Servicer and the Servicer a Final Certification in the form annexed hereto as Exhibit D, with any applicable exceptions noted thereon.

         If, in the course of such review, the Trustee or the Custodian, on behalf of the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1 hereof, the Trustee shall list or shall cause the Custodian to list such as an exception in the Final Certification; provided, however that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. SMI shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if SMI does not correct or cure such defect within such period, SMI shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3 hereof, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date SMI was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Servicer or SMI and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of
Exhibit I. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by SMI in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution

Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit J hereto, the Trustee shall cause the Custodian to release the related Mortgage File to SMI and shall execute and deliver at SMI's request such instruments of transfer or assignment prepared by SMI, in each case without recourse, as shall be necessary to vest in SMI, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

         The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee or the Custodian on its behalf, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

         It is understood and agreed that the obligation of SMI to substitute for or to purchase any Mortgage Loan which does not meet the requirements of
Section 2.1 hereof shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor or SMI.

         In order to facilitate sales and deliveries of Mortgage Loans to the Trust Fund, the Trustee may execute and deliver one or more remittance agency agreements in substantially the form of Exhibit K hereto (each, a "Remittance Agency Agreement"), and in such event the Trustee: (i) shall perform the duties of Remittance Agent (as that term is defined in the related Remittance Agency Agreement); and (ii) may accept as conclusive evidence of the release of the related security interests one or more security release certifications in substantially the form attached as Exhibit L hereto (each, a "Security Release Certification").

         Section 2.3    Representations, Warranties and Covenants of the
                        ------------------------------------------------
                        Depositor and Servicer and Master Servicer
                        ------------------------------------------

         (a) The Servicer represents and warrants to the Trustee that, as of the Closing Date:

                  (i) the Servicer is a corporation licensed as a mortgage servicer duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction;

                  (ii) the execution and delivery of this Agreement by the Servicer and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

                  (iii) the Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) the Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

                  (v) there are no actions or proceedings against, or investigations of, the Servicer pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Servicer of any of its obligations under, or the validity or enforceability of, this Agreement.

         (b) The Master Servicer represents and warrants to the Trustee that, as of the Closing Date:

                  (i) the Master Servicer is a corporation licensed as a mortgage banker duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to service the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement. The Master Servicer has all necessary licenses and is qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Master Servicer by any state having jurisdiction;

                  (ii) the execution and delivery of this Agreement by the Master Servicer and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

                  (iii) the Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) the Master Servicer is not in violation of, and the execution and delivery of this Agreement by the Master Servicer and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

                  (v) there are no actions or proceedings against, or investigations of, the Master Servicer pending or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Master Servicer of any of its obligations under, or the validity or enforceability of, this Agreement.

         (c) The Depositor represents and warrants to the Trustee that, as of the Closing Date:

                  (i) the Depositor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation and has, and had at all relevant times, full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (ii) the execution and delivery of this Agreement by the Depositor and the performance by it of and compliance with the terms of this Agreement will not (A) violate the Depositor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such contract, agreement or other instrument;

                  (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) the Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and the performance by it and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or any of its properties or materially and adversely affect the performance of any of its duties hereunder; and

                  (v) there are no actions or proceedings against, or investigations of, the Depositor pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Depositor of any of its obligations under, or the validity or enforceability of, this Agreement.

         (d) Pursuant to Section 2.1(a)(iii) hereof, the Depositor has assigned to the Trustee, for the benefit of Certificateholders, its rights under the Sales Agreement, including each representation and warranty of SMI set forth in such Sales Agreement in respect of the Mortgage Loans.

         Upon discovery by any of the parties hereto of a breach of a representation or warranty made by SMI in respect of the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in any such Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. SMI hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach such of any representation or warranty which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan (it being understood that any such breach shall be deemed to materially and adversely affect the value of such Mortgage Loan or the interest of the Trust Fund therein, if the Trust Fund incurs a loss as the result of such breach), it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.4(a) hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Custodian on its behalf of a Request for Release substantially in the form of Exhibit J and the Mortgage File for any such Substitute Mortgage Loan. SMI shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of SMI's knowledge, if it is discovered by either the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding SMI's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any Substitute Mortgage Loan or Loans, SMI shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.1. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by SMI on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter SMI shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and SMI shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made by SMI pursuant to the Sales Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release or shall cause the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to SMI and shall execute and deliver at SMI's direction such instruments of transfer or assignment prepared by SMI , in each case without recourse, as shall be necessary to vest title in SMI, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

         For any month in which SMI substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by SMI on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that SMI shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Distribution Account prior to the Distribution Date in the month following the month during which SMI became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.4 hereof and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release or shall cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders to SMI, and the Trustee shall execute and deliver or shall cause the Custodian to execute and deliver at SMI's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of SMI to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on their behalf.

         The representations and warranties made pursuant to this Section 2.3 (and the representations and warranties with respect to the Mortgage Loans made in the Sales Agreement) shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

         (e) Upon discovery by the Depositor, the Servicer, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require SMI, at SMI's option, to either (i) substitute, if the conditions in Section 2.3(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or
(ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to this Section 2.3. The Trustee shall reconvey or shall cause the Custodian to reconvey to SMI the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in this Section 2.3.

         Section 2.4    Delivery of Opinion of Counsel in Connection with
                        -------------------------------------------------
                        Substitutions
                        -------------

         (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.2 or Section 2.3 shall be made more than 90 days after the Closing Date unless the Depositor or SMI delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Section 2.5    Execution and Delivery of Certificates
                        --------------------------------------

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         Section 2.6    Purchase of Subsequent Mortgage Loans.
                        --------------------------------------

         (a) Subject to the satisfaction of the conditions set forth in paragraph (b) below in consideration of the delivery on a Subsequent Sales Date to or upon the order of the Depositor of all or a portion of the Pre-Funded Amount, as the case may be, the Depositor shall on such Subsequent Sales Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trust Fund, and the Trustee shall purchase on behalf of the Trust Fund, all the Depositor's right, title and interest in and to the Subsequent Mortgage Loans, together with the related Mortgage Loan Files, covered by the Subsequent Sales Agreement delivered on such date.

         (b) The obligation of the Trust to acquire Subsequent Mortgage Loans is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Sales Date:

                  (i) the Depositor shall have delivered to the Trustee with a copy to the Master Servicer a duly executed written Subsequent Sales Agreement, which shall include a Schedule of Subsequent Mortgage Loans, and specifying the amount to be withdrawn from the Pre-Funding Account;

                  (ii) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 30 years;

                  (iii) no Subsequent Mortgage Loan will have been selected in a manner adverse to the interests of Certificateholders;

                  (iv) the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates;

                  (v) no Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than 100.00%;

                  (vi) each Subsequent Mortgage Loan will be underwritten in accordance with the Depositor's underwriting guidelines;

                  (vii) after giving effect to the acquisition of all the Subsequent Mortgage Loans, the Mortgage Loans in the applicable Group shall conform to the applicable Subsequent Delivery Requirements;

                  (viii) the Depositor shall have provided the Master Servicer and the Trustee any information reasonably requested by any of them with respect to the Subsequent Mortgage Loans then to be sold to the Trust Fund;

                  (ix) the Depositor shall have delivered to the Trustee a letter from an independent accountant stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics of the Mortgage Loans required in Section 2.6(b);

                  (x) as of each Subsequent Sales Date, neither the Depositor nor SMI shall be insolvent, nor will either of them be made insolvent by such transfer;

                  (xi)     the Funding Period shall not have ended; and

                  (xii) the Depositor and SMI each shall have delivered to the Master Servicer and the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Sales Agreement and opinions of counsel with respect to corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date.

         (c) Pursuant to Section 2.6(b) hereof, the Trustee shall remit on each Subsequent Sales Date to or upon the order of the Depositor from the Pre-Funding Account the amount specified by the Master Servicer only upon the Trustee's receipt of:

                  (i)      a fully executed Subsequent Sales Agreement;

                  (ii) the two Officer's Certificates required by Section 2.6(b) hereof;

                  (iii) an Opinion or Opinions of Counsel from each of the Depositor and SMI required by Section 2.6(b);

                  (iv) a letter from each Rating Agency on the final Subsequent Sale Date confirming the condition provided in Section 2.6(b);

                  (v) a letter from an independent accountant as required by Section 2.6(b); and

                  (vi) the written instruction from the Master Servicer setting forth the amounts to be paid as required by Section 2.6(b) hereof. The Trustee may rely and shall be protected in relying on all such Officer's Certificates as evidencing full compliance with all conditions precedent specified in Section 2.6(b), without any further duty of inquiry with respect thereto.

         (d) On each Subsequent Sales Date and on the Determination Date immediately following the end of the Funding Period, the Master Servicer shall determine:

                  (i) the amount and correct disposition of the Pre-Funded Amount, and

                  (ii) any other necessary matters in connection with the administration of the Pre-Funding Account. If any amounts are released as a result of an error in calculation to the Holders or the Depositor from the Pre-Funding Account, the Depositor shall immediately repay such amounts to the Master Servicer.

         (e) the Depositor shall deliver (or cause to be delivered) to the Master Servicer for deposit in the Master Servicer Custodial Account on the related Servicer Deposit Date all principal and interest due in respect of such Subsequent Mortgage Loans after the related Subsequent Cut Off Date;

         Section 2.7    Pre-Funding Account
                        -------------------

         (a) The Trustee shall establish and maintain the Pre-Funding Account to be held in trust for the benefit of the Certificateholders. The Pre-Funding Account shall be an Eligible Account. On the Closing Date, the Depositor will cause to be deposited in the Pre-Funding Account the Original Pre-Funded Amount.

         (b) On any Subsequent Sales Date, the Master Servicer shall instruct the Trustee, with a copy to the Depositor,

                  (i) to withdraw from the Pre-Funded Amount in the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the applicable Subsequent Cut Off Date sold to the Trust on such Subsequent Sales Date, and

                  (ii) to pay such amounts to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.6(c) hereof with respect thereto. In no event shall the Trustee withdraw from the Pre-Funding Account an amount in excess of the Original Pre-Funded Amount.

         (c) On the Business Day immediately following the end of the Funding Period, the Master Servicer shall instruct the Trustee to transfer the Pre-Funded Amount to the Distribution Account for distribution to the Holders of the Certificates in accordance with Article 4. The Pre-Funded Amount shall not be invested during the time such Pre-Funded Amount is held in the Distribution Account.

         (d) The Pre-Funding Account shall not be an asset of any REMIC created pursuant to this Agreement.


                                   ARTICLE 3

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.1    Servicer to Service Mortgage Loans
                        ----------------------------------

         For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, provided, however, that unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent or
(y) in the absence of default or imminent default, any such waiver, modification, postponement or indulgence would not cause any REMIC created hereunder to be disqualified or result in the imposition of any tax under
Section 860F(a) or Section 860G(d) of the Code, the Servicer may not permit any modification with respect to any Mortgage Loan. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall promptly execute such documents and deliver them to the Servicer.

         In accordance with the standards of the preceding paragraph, the Servicer shall make Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.6 hereof, and further as provided in Section
3.8 hereof. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         Upon request of the Servicer, the Trustee and the Custodian shall furnish the Servicer with any powers of attorney necessary or appropriate to enable Servicer to execute in the name of the Trustee or the Custodian, as applicable, all documents reasonably required to perform the servicing functions described in this Article 3.

         Section 3.2    Subservicing; Enforcement of the Obligations of
                        -----------------------------------------------
                        Servicers
                        ---------

         (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

         (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

         Section 3.3    Rights of the Depositor and the Trustee in Respect of
                        -----------------------------------------------------
                        the Servicer
                        ------------

         The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

         Section 3.4    Master Servicer to Act as Servicer
                        ----------------------------------

         In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of the Servicer pursuant to Section
3.9 hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law,
(iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.2 or 2.3 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.3 hereof or (v) deemed to have made any representations and warranties of the Servicer hereunder). If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Master Servicer or its successor shall succeed to any rights and obligations of the Servicer under each subservicing agreement.

         The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

         Section 3.5    Collection of Mortgage Loan Payments; Collection
                        ------------------------------------------------
                        Account; Distribution Account
                        -----------------------------

         (a) The Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, and subject to the provisions of Section 3.1 hereof, the Servicer may in its discretion (i) waive any late payment charge or penalty interest and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than

180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut Off Date. In the event of any such arrangement, any P&I Advance required to be made by the Servicer on the related Mortgage Loan in accordance with the provisions hereof (i) with respect to the Prepayment Period in which such arrangement became effective shall be made in accordance with the amortization schedule of such Mortgage Loan without giving effect to the modification thereof by reason of such arrangements and (ii) with respect to any Prepayment Period thereafter shall be made in accordance with the amortization schedule of such Mortgage Loan as so modified. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         The Servicer shall comply with the provisions of Section 3.21 hereof with respect to each Prepayment Penalty related to the Mortgage Loans.

         (b) The Servicer shall establish and maintain a Collection Account into which the Servicer shall deposit or cause to be deposited as soon as practicable following receipt but in no event no later than two Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut Off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and any Prepayment Interest Excess;

                  (iii) each Prepayment Penalty required to be deposited by the Servicer hereunder;

                  (iv) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

                  (v) any amount required to be deposited by the Servicer pursuant to Section 3.5(e) in connection with any losses on Permitted Investments;

                  (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.9(b) and (d) hereof, and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;

                  (vii)    all Substitution Adjustment Amounts; and

                  (viii)   all P&I Advances made by the Servicer pursuant to
         Section 3.19 hereof.

         In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Servicer shall cause funds to be deposited into the Collection Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the related Mortgage Rate (net of the Servicing Fee Rate) on such date.

         The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or amounts attributable to reimbursements of Advances, if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Collection Account which describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with
Section 3.8.

         (c) The Master Servicer shall establish and maintain, for the benefit of Certificateholders, a Master Servicer Custodial Account. On each Servicer Deposit Date, the Servicer shall remit to the Master Servicer for deposit in the Master Servicer Custodial Account, the Available Funds for such date. In addition, the Master Servicer shall deposit any amounts pursuant to Section 3.5(e) in connection with losses on Permitted Investments in the Master Servicer Custodial Account.

         (d) The Trustee shall establish and maintain, on behalf of Certificateholders, the Distribution Account. On each Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account the Available Funds for such date. In addition, the Trustee shall deposit any amounts received from the Master Servicer pursuant to Section 3.5(e) in connection with losses on permitted Investments in the Distribution Account.

         In the event that the Servicer or Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.8. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

         (e) The institutions at which the Collection Account, Master Servicer Custodial Account and Distribution Account are maintained shall invest funds as directed by the Master

Servicer in Permitted Investments which in each case shall mature not later than
(i) in the case of the Collection Account, the second Business Day next preceding the related Servicer Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Servicer Deposit Date), (ii) in the case of the Master Servicer Custodial Account, the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date), and (iii) in the case of the Distribution Account, the Business Day next preceding the related Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and all income and gain net of any losses realized from any such investment of funds on deposit in the Master Servicer Custodial Account and the Distribution Account shall be for the benefit of the Master Servicer. The amount of any realized losses in the Collection Account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account and the amount of any realized losses in the Master Servicer Custodial Account and the Distribution Account in respect of any such investments shall promptly be deposited therein by the Master Servicer. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Master Servicer Custodial Account and made in accordance with this Section 3.5.

         Section 3.6    Collection of Taxes, Assessments and Similar Items;
                        ---------------------------------------------------
                        Escrow Accounts
                        ---------------

         (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.1 hereof (with respect to taxes and assessments and insurance premiums) and 3.9 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         (c) The Servicer shall advance, as Servicing Advances, any payments referred to in Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, provided, however that the Servicer shall not be required to make any such advance if such advance, in the good faith judgment of the Servicer, would constitute a Nonrecoverable Advance.

         Section 3.7    Access to Certain Documentation and Information
                        -----------------------------------------------
                        Regarding the Mortgage Loans
                        ----------------------------

         The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

         Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

         Section 3.8    Permitted Withdrawals from the Collection Account,
                        --------------------------------------------------
                        Master Servicer Custodial Account and Distribution
                        --------------------------------------------------
                        Account.
                        -------


         (a) The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

                  (i) to the extent not previously retained by the Servicer, to pay to the Servicer the servicing compensation to which it is entitled pursuant to Section 3.14, and earnings on or investment income with respect to funds in or credited to the Collection Account as additional servicing compensation;

                  (ii) to the extent not previously retained by the Servicer, to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

                  (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

                  (v) to reimburse the Servicer for unpaid Servicing Fees as provided in Section 3.11 hereof;

                  (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.2, 2.3 or 3.11, all amounts received thereon after the date of such purchase;

                  (vii) to reimburse the Master Servicer, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.3 hereof;

                  (viii) to pay to the Master Servicer any accrued and compensation to which it is entitled hereunder (and any amount to which it is entitled to reimbursement herewith);

                  (ix) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

                  (x) on or prior to each Servicer Deposit Date, to withdraw an amount equal to the related Available Funds and remit such amount to the Master Servicer for deposit in the Master Servicer Custodial Account; and

                  (xi) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.1 hereof.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and
(vi). Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Master Servicer an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

         (b) The Master Servicer may from time to time make withdrawals from the Master Servicer Custodial Account for the following purposes:

                  (i)      to pay to itself any compensation due it hereunder;

                  (ii) to pay to itself earnings or investment income with respect to funds in the Master Servicer Custodial Account;

                  (iii) on each Distribution Account Deposit Date, to withdraw the Available Funds for such date and remit such amount to the Trustee for deposit in the Distribution Account; and

                  (iv) to clear and terminate the Master Servicer Custodial Account upon termination of the Agreement pursuant to Section 9.1 hereof.

         (c) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may prior to making the distribution pursuant to
Section 4.1 from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay to itself the Trustee Fee for the related Distribution Date (allocated pro rata by Group, if applicable);

                  (ii) to pay to the Master Servicer earnings on or investment income with respect to funds in the Distribution Account;

                  (iii) to withdraw and return to the Servicer or Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

                  (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.1 hereof.

         Section 3.9    Maintenance of Hazard Insurance; Maintenance of Primary
                        -------------------------------------------------------
                        Insurance Policies
                        ------------------

         (a) The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan; (ii) the outstanding principal balance of the Mortgage Loan and
(iii) the maximum amount available in the locality of the related Mortgaged Property from insurers generally acceptable to institutional residential mortgage lenders without payment of extraordinary premium. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

         (b) In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section with respect to all of the Mortgage Loans so covered, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         (c) The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

         The Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% (or such lower Loan-to-Value Ratio as may be provided by applicable law) as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value (or other method of determination as may be provided by applicable law) or (ii) if maintaining such Primary Insurance Policy is otherwise prohibited by applicable law.

         The Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicer as Servicing Advances or, if applicable, as Nonrecoverable Advances.

         (d) In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

         Section 3.10   Enforcement of Due-on-Sale Clauses; Assumption
                        ----------------------------------------------
                        Agreements
                        ----------

         (a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent, in the Servicer's reasonable judgment, enforcement is permitted under applicable law and governmental regulations. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

         (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         Section 3.11   Realization Upon Defaulted Mortgage Loans; Repurchase of
                        --------------------------------------------------------
                        Certain Mortgage Loans
                        ----------------------

         (a) Subject to the limitations set forth in Sections 3.5(a), 3.11(b), 3.11(f), and 3.11(i), the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property, as Servicing Advances or, if applicable, as Nonrecoverable Advances.

         (b) If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with material environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and shall proceed with such in foreclosure or by deed in lieu of foreclosure only if the Servicer reasonably determines that doing so shall more like than not be in the best interests of the Trust Fund, considering all relevant factors including such environmental matters. For the purpose of this Section, actual knowledge of the Servicer means actual knowledge of a Servicing Officer involved in the servicing of the relevant Mortgage Loan at the time such knowledge was acquired. Actual knowledge of the Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

         (c) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders, provided that the Servicers may cause title to be placed in the name of the Custodian or the Servicer if the Servicer reasonably determines that such manner of holding title is required or advisable in order to facilitate the foreclosure process as to any one or more particular Mortgage Loans. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, in its sole discretion, rent or decline to rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to any REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

         (d) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third taxable year after its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC created hereunder as defined in section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         (e) In the event of a default on a Mortgage Loan one or more of whose obligor is not a "United States Person," as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligor on such Mortgage Loan.

         (f) The decision of the Servicer to foreclose, or to continue the foreclosure process, on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would more likely than not exceed the costs and expenses of bringing such a proceeding and liquidating the REO expected to be obtained through such foreclosure. Promptly upon making any determination in accordance with the preceding sentence not to foreclose, or to discontinue the foreclosure process, as to any Mortgage Loan, the Servicer shall deliver to the Master Servicer an Officer's Certificate signed by a Servicing Officer identifying the Mortgage Loans as to which such determination has been made (each such Mortgage Loan, upon acceptance of such Officer's Certificate by the Master Servicer, a "Nonrecoverable Mortgage Loan") setting forth the basis for such determination in a form acceptable to the Master Servicer.

         (g) The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

         (h) The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.8(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate (net of the Servicing Fee Rate) to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.14.

         (i) Notwithstanding any provision hereof, in connection with the foreclosure or other conversion of defaulted assets, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable in its sole discretion, and as shall be normal and usual in its general mortgage servicing activities. In connection therewith, the Master Servicer shall have the sole discretion to determine whenever an immediate sale of any REO or Nonrecoverable Mortgage Loan, or continued management of such REO or Nonrecoverable Mortgage Loan, is in the best interest of certificateholders to maximize recoveries. Any such disposition (including by means of a "whole loan sale") shall be conducted by the Servicer on terms and conditions approved by the Master Servicer in its sole discretion. The foregoing notwithstanding, the Master Servicer shall not approve any such disposition that would (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund, as defined in Sections 860F(a)(2) of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         (j) The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 91 days or more Delinquent at a price equal to the Purchase Price; provided however, that for any such Mortgage Loan that is a Nonrecoverable Mortgage Loan, such purchase shall be at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, and provided further that any REO Property may be disposed of pursuant to the preceding Section 3.11(i). The total price calculated pursuant to the preceding sentence for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of the Request for Release from the Servicer in the form of Exhibit J hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.12   Trustee to Cooperate; Release of Mortgage Files.
                        ------------------------------------------------

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering, or causing to be delivered a Request for Release substantially in the form of Exhibit J. Upon receipt of such request, the Trustee shall or shall cause the Custodian to promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case as provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. In lieu of the document execution process described in the preceding two sentences, the Servicer shall be authorized to execute each such Request for Release, request for reconveyance, deed of reconveyance, and release, satisfaction of mortgage, or such instrument releasing the lien of the Mortgage as attorney in fact for the Trustee (or the Custodian, if applicable) pursuant to the powers of attorney described in
Section 3.1. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the

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other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit K signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit L, signed by a Servicing Officer.

         If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

         Section 3.13   Documents Records and Funds in Possession of Servicer to
                        --------------------------------------------------------
                        be Held for the Trustee.
                        ------------------------

         Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee, or the Custodian on its behalf, all documents and instruments described in Section 2.1(b), and shall hold as Servicer and agent of the Trustee all other documents, in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         Section 3.14   Servicing Compensation.
                        -----------------------

         As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Servicing Fee for each Mortgage Loan, provided that the aggregate Servicing Fee with respect to any Distribution Date shall be reduced (i) by the amount of any Compensating Interest paid by the Servicer with respect to

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such Distribution Date, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.1(a) and not so deposited.

         Additional servicing compensation in the form of (i) Prepayment Interest Excess and all income and gain net of any losses realized from Permitted Investments and (ii) assumption fees, late payment charges, and other receipts not required to be deposited to the Collection Account pursuant to
Section 3.5 hereof, including any Excess Proceeds, shall be retained by the Servicer as additional servicing compensation. The Servicer and Master Servicer shall be required to pay all expenses incurred by them respectively in connection with their respective activities hereunder to the extent such expenses do not constitute Advances or Nonrecoverable Advances as defined in this Agreement and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

         Section 3.15   Access to Certain Documentation
                        -------------------------------

         The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.16   Annual Statement as to Compliance
                        ---------------------------------

         The Servicer shall deliver to the Depositor and the Trustee on or before 120 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency.

         Section 3.17   Annual Independent Public Accountants' Servicing
                        ------------------------------------------------
                        Statement; Financial Statements.
                        --------------------------------

         On or before 120 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Depositor or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such

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

firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or alternatively, if the Master Servicer has so elected, the Audit Program for Mortgages serviced for FNMA and FHLMC, and setting forth such firm's conclusions relating thereto in accordance with the applicable attestation program or audit program. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

         Section 3.18   Errors and Omissions Insurance; Fidelity Bonds
                        ----------------------------------------------

         The Servicer shall for so long as it acts as Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

         Section 3.19   Advances
                        --------

         The Servicer shall determine on or before each Determination Date whether it is required to make a P&I Advance pursuant to the definition thereof. If the Servicer determines it is required to make a P&I Advance, it shall, before the Distribution Account Deposit Date, deposit into the Master Servicer Custodial Account an amount equal to the P&I Advance. The Servicer shall be entitled to be reimbursed for all P&I Advances of its own funds made pursuant to this Section as provided in Section 3.8 hereof. The obligation to make P&I Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated, provided that in no event shall the Servicer be required to make any proposed Advance that, if made, would in the good faith judgment of the Servicer to be a Nonrecoverable Advance.

         The Servicer shall deliver to the Master Servicer on the related Servicer Deposit Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance that, if made, would in the good faith judgment of the Servicer be a Nonrecoverable Advance.

         Section 3.20   Advance Facility
                        ----------------

         (a) The Servicer is hereby authorized to enter into any facility with any Person (any such Person, an "Advance Facility Counterparty") which provides that the Servicer may pledge or sell its rights to receive reimbursement of Advances pursuant to this Agreement ("Advance Reimbursement Rights") pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of Advances, including facilities providing that such Advance Facility Counterparty may make all or a portion of the Advances (any such facility, an "Advance Facility"), although no Advance Facility shall reduce or otherwise affect the Servicer's obligations to fund such Advances. If so required pursuant to the terms of an Advance Facility, to the extent that an Advance Facility Counterparty makes all or a portion of any Advance and the Advance Facility Counterparty and the Servicer provide the Trustee with notice acknowledged by the Servicer that such Advancing Servicer is entitled to reimbursement, such Advancing Servicer shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided. Such notice from the Advance Facility Counterparty and the Servicer must specify the amount of the reimbursement and must specify which Section of this Agreement permits the Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advance Facility Counterparty's statement with respect to the amount of any reimbursement pursuant to this
Section 3.20 and with respect to the Advance Facility Counterparty's statement with respect to the Section of this Agreement permits the Advance to be reimbursed. An Advance Facility Counterparty whose obligations are limited to the making of Advances will not be deemed to be a Subservicer under this Agreement.

         (b) If so required pursuant to the terms of an Advance Facility, the Servicer may direct, and if so directed the Trustee is hereby authorized to and shall pay to the Advance Facility Counterparty (i) reimbursements for Advances; and (ii) all or such portion of the Servicing Fee as may be so specified in the Advance Facility, that would otherwise be payable to the Servicer pursuant to this Agreement or the Servicing Agreement.

         (c) Upon request of the Servicer, the Trustee agrees to execute such acknowledgments, certificates, and other documents recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights and Servicing Fees as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.20, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Counterparty. The implementation of the arrangement described in this Section shall not require the consent of Certificateholders or the Trustee.

         Section 3.21   Prepayment Penalties.
                        --------------------

         The Servicer will not waive any Prepayment Penalty or part of a Prepayment Penalty unless (i) such waiver would, in the reasonable judgment of the Servicer, maximize recovery of total net proceeds taking into account the value of such Prepayment Penalty and related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default; (ii) the related Mortgage Loan indebtedness has been accelerated; or (iii) the Servicer obtains an Opinion of Counsel, which may be in-house counsel for the Servicer, opining that the

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

Prepayment Penalty is not legally enforceable in the circumstances under which the related prepayment occurs. In no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseen default.


                                   ARTICLE 4

                                  DISTRIBUTIONS

         Section 4.1    Priorities of Distribution
                        --------------------------

         (a) On each Distribution Date, the Trustee shall make the following distributions from the Distribution Account of an amount equal to the Interest Funds for each Group in the following order of priority:

                  (i) from the Interest Funds for each Group, to the related Senior Certificates, the Current Interest and any Interest Carry Forward Amount for the such Certificates (or, in the case of the Class A-IO Certificates, the applicable Allocable Portion thereof); provided, however, that any Group II Interest Funds distributable to the Class AV-1 Certificates shall be derived solely from the Subgroup IIA Mortgage Loans, and any such funds distributable to the Class AV-2 Certificates shall be derived solely from the Subgroup IIB Mortgage Loans; provided further, that any shortfall in available amounts in respect of each Group shall be applied, pro rata, among the Senior Certificates of such Group.

                  (ii) any remaining amounts from both the Interest Funds for Group I and Group II shall be combined and distributed pursuant to
         Section 4.1(b) hereof.

         (b) On each Distribution Date, the Trustee shall apply all amounts remaining pursuant to Section 4.1(a)(ii) in the following order of priority:

                  (i) to the Class M-1 Certificates, the Current Interest thereon;

                  (ii) to the Class M-2 Certificates, Current Interest thereon;

                  (iii) to the Class B Certificates, Current Interest thereon;

                  (iv) to the Class X-IO Certificates, Current Interest thereon; and

                  (v) any remaining amounts pursuant to Section 4.1(g) hereof.

         (c) On each Distribution Date, the Trustee shall make the following distributions from the Distribution Account of an amount equal to the Principal Distribution Amount for each Group as follows:

                  o From the Principal Distribution Amount for Group I, in an amount up to the Senior Principal Distribution Amount for such Group as follows: (x) the Class AF-6 Principal Distribution Amount to the Class AF-6 Certificates until the Class Certificate Balance thereof has been reduced to zero, and (y) the balance of the Senior Principal Distribution Amount for Group I sequentially to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, so that no such distribution pursuant to this clause (y) will be made to any such Class until the Certificate Principal Balances of all Group I Class A Certificates with a lower numeral designation shall have been reduced to zero; provided, however, that, on any Distribution Date on or after the Credit Support Depletion Date, the Senior Principal Distribution Amount for Group I will be distributed pro rata and not sequentially to the Group I Class A Certificates;

                  o From the Principal Distribution Amount for Group II, in an amount up to the Senior Principal Distribution Amount for such Group as follows: (x) amounts constituting Principal Funds for the Subgroup IIA Mortgage Loans will be distributed to the Class AV-1 Certificates until the Class Certificate Balance thereof has been reduced to zero; and (y) amounts constituting Principal Funds for the Subgroup IIB Mortgage Loans will be distributed to the Class AV-2 Certificates until the Class Certificate Balance thereof has been reduced to zero; provided that any excess interest (representing the allocable portion of any Extra Principal Distribution Amount for such date) included in the Senior Principal Distribution Amount for Group II will be distributed to the Class AV-1 and Class AV-2 Certificate pro rata, based on the Principal Funds received for each subgroup; and

                  o In the event the Certificate Principal Balance of one or more of the (A) Group I Class A Certificates, (B) the Class AV-1 Certificates or (C) the Class AV-2 Certificates has been reduced to zero, on each Distribution Date thereafter principal distributions otherwise distributable to such retired Certificates will be applied to such remaining Classes, pro rata, on the basis of their Class Certificate Balances. Any such distributions in respect of the Group I Class A Certificates will be distributed to such Classes in the manner provided in the first subparagraph of this subsection.

         (d) On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount for each Group remaining after distributions pursuant to Section 4.1(c) in the following order of priority:

                  (i) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

                  (ii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

                  (iii) to the Class B Certificates, the Class B Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

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

         (e) Notwithstanding Section 4.1(c) and (d) hereof, before the Stepdown Date or if a Trigger Event is in effect on any Distribution Date each Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the related Class A Certificates in the manner described in Section 4.1(c) until the Certificate Principal Balance of such Class A Certificates has been reduced to zero;

                  (ii) after the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class M-1 Certificates until the Class Certificate Balance of the Class M-1 Certificates has been reduced to zero;

                  (iii) after the Class Certificate Balance of the Class M-1 Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class M-2 Certificates until the Class Certificate Balance of the Class M-2 Certificates has been reduced to zero, and

                  (iv) after the Class Certificate Balance of the Class M-2 Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class B Certificates until the Class Certificate Balance of the Class B Certificates has been reduced to zero.

         (f) On each Distribution Date, the Trustee shall distribute Pledged Prepayment Penalties for such Distribution Date in accordance with the priorities set forth in clauses (xv) through (xviii) of Section 4.1(g) hereof (without regard to references to the Basis Risk Reserve Fund).

         (g) On each Distribution Date, the Trustee shall make the following distributions from the Distribution Account of any remaining amounts pursuant to Sections 4.1(b)(v) hereof, together with any Net Pledged Prepayment Penalties for such Distribution Date, in the following order of priority:

                  (i) on each of the first four Distribution Dates only, to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

                  (ii) on each of the first four Distribution Dates only, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class A Certificates, on a pro rata basis any applicable Cap Carryover Amount;

                  (iii) on each of the first four Distribution Dates only, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-1 Certificates, any applicable Cap Carryover Amount;

                  (iv) on each of the first four Distribution Dates only, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-2 Certificates, any applicable Cap Carryover Amount;

                  (v) on each of the first four Distribution Dates only, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class B Certificates, any applicable Cap Carryover Amount;

                  (vi) the related Principal Percentage of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group I; and the related Principal Percentage of the Extra Principal Distribution Amount will be added to the Principal Distribution Amount for Group II;

                  (vii) to the Class X-IO Certificates, any related Interest Carry Forward Amount;

                  (viii) to the Class M-1 Certificates, any related Interest Carry Forward Amount;

                  (ix) to the Class M-1 Certificates, any related Unpaid Realized Loss Amount;

                  (x) to the Class M-2 Certificates, any related Interest Carry Forward Amount;

                  (xi) to the Class M-2 Certificates, any related Unpaid Realized Loss Amount;

                  (xii) to the Class B Certificates, any related Interest Carry Forward Amount;

                  (xiii) to the Class B Certificates, any related Unpaid Realized Loss Amount;

                  (xiv) to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

                  (xv) on any Distribution Date on or before the Distribution Date on which the Class Certificate Balance thereof has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class A Certificates, on a pro rata basis any applicable Cap Carryover Amount;

                  (xvi) on any Distribution Date on or before the Distribution Date on which the Class Certificate Balance of the Class M-1 Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-1 Certificates, any applicable Cap Carryover Amount;

                  (xvii) on any Distribution Date on or before the Distribution Date on which the Class Certificate Balance of the Class M-2 Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-2 Certificates, any applicable Cap Carryover Amount;

                  (xviii) on any Distribution Date on or before the Distribution Date on which the Class Certificate Balance of the Class B Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class B Certificates, any applicable Cap Carryover Amount; and

                  (xix)    the remainder pursuant to Section 4.1(i) hereof.

         (h) On each Distribution Date, the Trustee shall distribute an amount equal to the Class P Prepayment Amount for such Distribution Date to the Class P Certificates.

         (i) On each Distribution Date, the Trustee shall distribute to the Class C Certificates any remaining amounts pursuant to Section 4.1(g)(xix) hereof, to the extent of the sum of the interest accrued thereon at the rate described in Schedule III and that has not been distributed thereon on prior Distribution Dates (amounts deposited in the Basis Risk Reserve Fund under
Section 4.1(g)(xiv) are treated as distributed for this purpose), amounts representing earnings on the Basis Risk Reserve Fund, and any amounts released from the Basis Risk Reserve Fund.

         (j) On each Distribution date, to the extent the Servicer or Master Servicer shall have collected any Subsequent Recoveries during the related Prepayment Period, the Trustee shall apply such amounts as follows:

                  first, sequentially, in order of priority, to each Class of Subordinate Certificates then outstanding, in reduction of any amounts previously applied to such Class to reduce the Class Certificate Balance thereof pursuant to Section 4.3 hereof (provided, however, that any such amounts distributed pursuant to this clause first to a Class of Subordinate Certificates shall not reduce the Class Certificate Balance thereof); and

                  second, as part of the related Interest Funds for such Distribution Date for application pursuant to Section 4.1(a).

         (k) On each Distribution Date the Trustee shall distribute to the Class R Certificates any remaining amounts.

         Section 4.2    Method of Distribution
                        ----------------------

         (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date shall be made by the Trustee to the Certificateholders of record on the related Record Date by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

         (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to a "Foreign Person" as defined in
Section 1445(f)(3) of the Code.

         Section 4.3    Allocation of Losses
                        --------------------

         On each Distribution Date, the Trustee shall allocate any excess of the aggregate Certificate Principal Balance of the Certificates over the Assumed Principal Balance to reduce the Class Certificate Balances of the Subordinate Certificates in the following order of priority:

                  (i) to the Class B Certificates until the Class Certificate Balance thereof is reduced to zero;

                  (ii) to the Class M-2 Certificates until the Class Certificate Balance thereof is reduced to zero; and

                  (iii) to the Class M-1 Certificates until the Class Certificate Balance thereof is reduced to zero.

         Section 4.4    Reports to the Depositor and the Trustee
                        ----------------------------------------

         On or before the Business Day preceding each Distribution Date, based on information provided by the Servicer at such times and in form and content, as acceptable to the Master Servicer in its reasonable discretion, the Master Servicer shall notify, or cause to be notified, the Depositor and the Trustee of the following information with respect to the next Distribution Date (which notification may be given by facsimile, electronic transmission or by telephone promptly confirmed in writing):

         (a) the aggregate amount then on deposit in the Distribution Account and the source thereof (identified as interest, scheduled principal or unscheduled principal);

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

         (b) the amount of any Realized Losses, Applied Realized Loss Amounts and Unpaid Realized Loss Amounts;

         (c) the application of the amounts distributed on such Distribution Date pursuant to Section 4.1 hereof (including the distribution of any Subsequent Recoveries);

         (d) whether a Trigger Event has occurred; and

         (e) For each Distribution Date during the Funding Period,

                  (i) the Pre-Funded Amount for each Group previously used to acquire Subsequent Mortgage Loans;

                  (ii) the Pre-Funding Account Earnings for each Group transferred to the Distribution Account; and

                  (iii) the Pre-Funded Amount and for the Distribution Date following the end of the Funding Period, the Pre-Funded Amount distributed to Certificateholders.

         Section 4.5    Reports by or on Behalf of the Master Servicer
                        ----------------------------------------------

         (a) On or as soon as practicable following each Distribution Date, based on information provided by the Servicer at such times and in form and content, as acceptable to the Master Servicer in its reasonable discretion, the Master Servicer shall report or cause to be published on the Trustee's website located at http://www.apps.gis.deutsche-bank.com/invr, or such other website designated by the Master Servicer as may be set forth in a notice provided to the Holder of each of the Certificates and each Rating Agency, the following information:

                  (i) with respect to each Class of Certificates (other than Class C and Class R) (based on a Certificate in the original principal amount of $1,000):

                           (A) the amount of the distributions on such Distribution Date;

                           (B) the amount of such distribution allocable to interest;

                           (C) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments, Substitution Adjustment Amounts, repurchase amounts pursuant to Article 2 or other recoveries of principal included therein, any Extra Principal Distribution Amount and any Class M-1, Class M-2, Class B, Applied Realized Loss Amount with respect to, and any Class M-1, Class M-2, and Class B, Unpaid Realized Loss Amount at, such Distribution Date;

                           (D) the Class Certificate Balance after giving effect to any distribution allocable to principal; and

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

                           (E) any Interest Carry Forward Amount and any Cap Carryover Amount;

                  (ii)     the Net WAC Cap and the Maximum Cap Rate;

                  (iii) any Subsequent Recoveries and Realized Losses for Group I and Group II for the period and since the Cut Off Date;

                  (iv) the largest Mortgage Loan balance outstanding in each Group;

                  (v) the Prepayment Penalties owed by borrowers and (if different) collected by the Servicer or the Master Servicer;

                  (vi) the Servicing Fees and Master Servicing Fees allocable to each Group;

                  (vii) One-Month LIBOR on the most recent Interest Determination Date;

                  (viii) the Pass-Through Rates for the Certificates for the current Accrual Period and whether such rates have been capped;

                  (ix) for each Distribution Date during the Funding Period, the Pre-Funded Amount allocable to each Group;

                  (x) the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business as of the end of the related prepayment period;

                  (xi) the percentage that each of the Stated Principal Balances set forth pursuant to clauses (a), (b) and
                           (c) of paragraph (i) above represent with respect to all Mortgage Loans in each Group;

                  (xii) the number and Stated Principal Balance of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business as of the end of the related Prepayment Period and in the immediately preceding Prepayment Period;

                  (xiii) the number of Mortgagors and the Stated Principal Balances of Mortgage Loans in each Group involved in bankruptcy proceedings as of the close of business as of the end of the related Prepayment Period;

                  (xiv) the aggregate number and aggregate book value of any REO Property in each Group as of the close of business as of the end of the related Prepayment Period; and

                  (xv) the number and amount by principal balance of 60+ Day Delinquent Loans in each Group, in each case by Servicer and as of the end of the related Prepayment Period.

         (b) All allocations made by the Trustee shall be based on information the Trustee receives from the Master Servicer which the Trustee shall be protected in relying on.

         Section 4.6    Basis Risk Reserve Fund
                        -----------------------

         (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Certificates, other than the Class A-IO, Class S-1, Class S-2, Class X-IO, Class P, and Class R Certificates, the Basis Risk Reserve Fund, into which the Depositor shall deposit $1,000. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         (b) The Trustee shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 4.1(g) hereof.

         (c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed to the Class C Certificateholder pursuant to Section 4.1(i). The Class C Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class C Certificateholder shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Wells Fargo Prime Investment Money Market Fund or comparable investment vehicle. Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Deposit on any Distribution Date shall be distributed to the Class C Certificateholder on the following Distribution Date. For all Federal income tax purposes, amounts transferred by REMIC 5 to the Basis Risk Reserve Fund shall be treated as amounts distributed by REMIC 5 to the Class C Certificateholder.

         (d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class C Certificateholder pursuant to Section 4.1(i).

         Section 4.7    The Instrument
                        --------------

         At any time on or after the Closing Date, the Depositor shall have the right to deposit into the Trust Fund, solely for the benefit of the Holder of the Class C Certificates, a derivative contract or comparable instrument. Any such instrument shall constitute a fully prepaid agreement. All collections, proceeds and other amounts in respect of such an instrument shall be distributed to the Class C Certificates on the Distribution Date following receipt thereof by the Trustee. In no event shall such an instrument constitute a part of any REMIC created hereunder. In addition, in the event any such instrument is deposited, the Trust Fund shall be deemed to be divided into two separate and discrete sub-Trusts. The assets of one such sub-Trust shall consist of all the assets of the Trust other than the instrument and the assets of the other sub-Trust shall consist solely of such instrument.

         Section 4.8    The Calculation Agent
                        ---------------------

         (a) The Calculation Agent, as agent for the Master Servicer, shall timely and accurately (i) perform and provide to the Trustee calculations of all amounts of principal and interest required to be distributed on each Distribution Date pursuant to this Article 4; (ii) in connection with such calculations, determine the appropriate One Month LIBOR with respect to each Interest Determination Date in accordance with the definition of "One Month LIBOR" set forth in Section 1.1, and (iii) with respect to each Distribution Date, determine the Pre-Funding Account Earnings in accordance with the definition of "Pre-Funding Account Earnings" set forth in Section 1.1. The Calculation Agent shall not resign from its capacity as the Calculation Agent on fewer than sixty (60) prior written days notice to the Master Servicer.

         (b) The compensation of the Calculation Agent shall be the responsibility of the Master Servicer, payable from the Master Servicing Fee.

         (c) The Master Servicer may terminate the Calculation Agent, in its capacity as the Calculation Agent, at any time, with or without cause, upon thirty (30) days notice in writing to the Calculation Agent. No fee shall be payable to the Calculation Agent in connection with any such termination.


                                   ARTICLE 5

                                THE CERTIFICATES

         Section 5.1    The Certificates
                        ----------------

         The Certificates shall be substantially in the forms attached as exhibits hereto. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

         Subject to Section 9.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

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

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 5.2    Certificate Register; Registration of Transfer and
                        --------------------------------------------------
                        Exchange of Certificates.
                        -------------------------

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No Person shall transfer a Private Certificate unless such transfer
(i) is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or
(ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit G or Exhibit H), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to
Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of a Private Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Depositor or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.2 in connection with transfer shall be at the expense of the parties to such transfers.

         (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the

Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Class Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

         Section 5.3    Mutilated, Destroyed, Lost or Stolen Certificates
                        -------------------------------------------------

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.4    Persons Deemed Owners
                        ---------------------

         The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

         Section 5.5    Access to List of Certificateholders' Names and
                        -----------------------------------------------
                        Addresses
                        ---------

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 5.6    Maintenance of Office or Agency
                        -------------------------------

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the office of the Trustee's agent, located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041,
Attention: Vinny Brown, for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


                                   ARTICLE 6

                 THE DEPOSITOR, THE SERVICER AND MASTER SERVICER

         Section 6.1    Respective Liabilities of the Depositor, Servicer and
                        -----------------------------------------------------
                        Master Servicer
                        ---------------

         The Depositor, Servicer and Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 6.2    Merger or Consolidation of the Depositor, Servicer and
                        ------------------------------------------------------
                        Master Servicer
                        ---------------

         The Depositor, Servicer and Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor, Servicer or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, Servicer or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor, Servicer or the Master Servicer, shall be the successor of the Depositor, Servicer or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

         Section 6.3    Limitation on Liability of the Depositor, the Servicer,
                        -------------------------------------------------------
                        the Master Servicer and Others
                        ------------------------------

         None of the Depositor, the Servicer, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Servicer or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the performance thereof, or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Servicer or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not

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incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Servicer or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

         Section 6.4    Limitation on Resignation of Servicer
                        -------------------------------------

         The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.


                                   ARTICLE 7

                                SERVICER DEFAULT

         Section 7.1    Events of Default.
                        -----------------

         "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to deposit in the Collection Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

                  (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

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

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         Upon its obtaining actual knowledge of the occurrence of an Event of Default, the Master Servicer shall promptly deliver to the Trustee, an Officer's Certificate that an event has occurred that may justify termination of the Servicer hereunder and describing the circumstances surrounding such event. Upon determination by the Master Servicer that an Event of Default has occurred, the Master Servicer shall promptly deliver to the Trustee an Officer's Certificate to that effect, and the Master Servicer (a) may terminate the Servicer hereunder, if in its judgment such termination is in the best interests of the Trust Fund; or (b) shall terminate the Servicer hereunder, if instructed to do so by the Trustee. The Trustee shall so instruct the Master Servicer if directed to do so by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates exercised in writing following delivery to such Holders by the Trustee of notice of the occurrence of such Event of Default pursuant to Section 7.2(b).

         Upon any such termination, the Master Servicer shall enter into a substitute servicing arrangement with another mortgage loan servicing company acceptable to the Master Servicer and Rating Agency under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer hereunder. Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the terminated Servicer. As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the terminated Servicer would have been entitled if such Servicer had not been terminated.

         Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer

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

would have been entitled pursuant to Sections 3.8(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         Section 7.2    Notification to Certificateholders
                        ----------------------------------

         (a) Upon any termination of or appointment of a successor to the Servicer or Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.


                                   ARTICLE 8

                             CONCERNING THE TRUSTEE

         Section 8.1    Duties of Trustee
                        -----------------

         The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) unless an Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the

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

         Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

                  (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer; and

                  (v) without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         Section 8.2    Certain Matters Affecting the Trustee.
                        -------------------------------------

         Except as otherwise provided in Section 8.1:

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

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

                  (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action.

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

                  (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

                  (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof and

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

         in the absence of such notice, the Trustee may conclusively assume that there is no Event of Default;

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (x) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (xi) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 8.3    Trustee Not Liable for Certificates or Mortgage Loans
                        -----------------------------------------------------

         The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor, the Depositor or Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

         Section 8.4    Trustee May Own Certificates.
                        -----------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 8.5    Trustee's Fees and Expenses.
                        ----------------------------

         The Trustee, as compensation for its activities prior to making the distributions pursuant to Section 4.1 hereunder, shall be entitled to deduct from the Master Servicing Fee on each Distribution Date an amount equal to the Trustee Fee and reasonable expenses for such Distribution Date. Saxon shall indemnify and hold harmless the Trustee, the Paying Agent or the Custodian and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with this Agreement, any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust or the Trustee, the Paying Agent or the Custodian or any director, officer, employee or agent thereof, or the performance of any of the duties of the Trustee or the Paying Agent under this Agreement or the duties of the Custodian under any custodial agreement (including, but not limited to, the execution and delivery of documents in connection with a foreclosure sale, trustee's sale, or deed in lieu of foreclosure of a Mortgage Loan, including, but not, limited to, any deed of reconveyance, any substitution of trustee documents or any other documents to release, satisfy, cancel or discharge any Mortgage Loan) other than any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or negligence in the performance of the duties under this Agreement or by reason of the willful misfeasance, bad faith or gross negligence of the Custodian under any custodial agreement (including specifically any loss, liability or expense incurred by the Custodian by reason of simple negligence under any custodial agreement). The provisions of this Section 8.5 shall survive the resignation or removal of the Trustee or the Paying Agent and the termination of this Agreement and the resignation or removal of the Custodian under any custodial agreement. The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

         Section 8.6    Eligibility Requirements for Trustee
                        ------------------------------------

         The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to super-vision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

         Section 8.7    Resignation and Removal of Trustee
                        ----------------------------------

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.8 meeting the qualifications set forth in Section 8.6. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

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

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.7 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.8 hereof.

         Section 8.8    Successor Trustee
                        -----------------

         Any successor trustee appointed as provided in Section 8.7 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.9    Merger or Consolidation of Trustee
                        ----------------------------------

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10   Appointment of Co-Trustee or Separate Trustee
                        ---------------------------------------------

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be

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

         exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                  (iv) The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11   Tax Matters
                        -----------

         It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in Schedule III, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as REMICs as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each such REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to

Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made REMIC elections as directed in Schedule III on the federal tax returns for each such REMIC's first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each REMIC created hereunder under the REMIC Provisions;
(g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of REMIC status or result in the imposition of tax on any REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to any such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of any such REMIC in relation to any tax matter or controversy involving it.

         To enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         Section 8.12   Periodic Filings
                        ----------------

         The Trustee shall prepare, execute and file all periodic reports required under the Securities Exchange Act of 1934 in conformity with the terms of the "no-action" relief granted by the SEC to issuers of asset-backed securities such as the Certificates. In connection with the preparation and filing of such periodic reports, the Depositor and the Master Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them and otherwise reasonably shall cooperate with the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

                                    ARTICLE 9

                                   TERMINATION

         Section 9.1    Termination upon Liquidation or Purchase of all Mortgage
                        --------------------------------------------------------
                        Loans.
                        -----

         (a) Subject to Section 9.3, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of:

                  (i) the purchase by the Master Servicer or its designee of all Mortgage Loans (including REO Properties not otherwise disposed of pursuant to Section 3.11(i)) remaining in the Trust Fund at a price equal to the sum of (A) 100% of the Stated Principal Balance of each Mortgage Loan that is not a Nonrecoverable Mortgage Loan; (B) the Projected Net Liquidation Value of each Nonrecoverable Mortgage Loan (not including any REO), and (C) the lesser of (x) the appraised value of any REO Property as determined by a real estate broker meeting the qualifications, and applying broker's price opinion methodology, generally acceptable to residential mortgage servicers, or other property valuation opinion methodology customarily used by residential mortgage servicers with respect to defaulted loans and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property. In addition, such purchase price shall include with respect to the Mortgage Loans (including REO Properties) accrued and unpaid interest thereon at the applicable Net Rate, except to the extent the Servicer was not or would not be required to make a P&I Advance hereunder; and

                  (ii) the later of (A) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
         (B) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof, and (ii) the Latest Possible Maturity Date.

         The right to purchase all Mortgage Loans and REO Properties pursuant to clause (i) above shall be conditioned upon the Pool Principal Balance, at the time of any such repurchase, aggregating less than ten percent of the aggregate Cut Off Date Principal Balance of the Mortgage Loans.

         (b) With respect to any purchase pursuant to subsection (a), upon deposit of the price determined pursuant to subsection (a)(i) in the Distribution Account, the Trustee shall release or cause to be released to the purchaser of each such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan (including appropriate instruments with respect to any REO Property), in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan sold pursuant hereto, and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 9.2    Final Distribution on the Certificates
                        --------------------------------------

         If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.1, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.2 hereof, on the final Distribution Date, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the holder of each of the Class R Certificates shall be entitled to all unclaimed funds and other assets of the REMICs held for distribution to such Certificateholders, which remain subject hereto.

         Section 9.3    Additional Termination Requirements
                        -----------------------------------

         (a) In the event the Master Servicer exercises its purchase option as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The Trustee shall sell all of the assets that constitute the Trust Fund for cash as provided in Section 9.01(a)(i), and, within 90 days of such sale, shall distribute to (or credit to the account of) the Holders of the Certificates the proceeds of such sale together with other cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and each REMIC created hereunder; and

                  (ii) The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund pursuant to Section 9.01(a)(i).

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Trustee to undertake the above-described actions.


                                   ARTICLE 10

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                             BY THE MASTER SERVICER

         Section 10.1   Duties of the Master Servicer.
                        -----------------------------

         (a) The Certificateholders, by their purchase and acceptance of the Certificates, appoint Saxon Mortgage, Inc. as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement.

         (b) The Master Servicer shall supervise and provide oversight of the Servicer's performance of its obligations hereunder. The Master Servicer shall, for the benefit of Certificateholders, use its reasonable best efforts to enforce the obligation of the Servicer hereunder, and, upon its obtaining actual knowledge of an Event of Default, shall take such action as is required by
Section 7.1.

         (c) To the extent the Servicer defaults in its obligation to timely make an P&I Advance required hereunder, upon notice of such failure, the Master Servicer shall be required to make such P&I Advance by the related Distribution Date. All rights of reimbursement otherwise available to the Servicer hereunder in respect of any Advance shall be fully available to the Master Servicer.

         (d) The Master Servicer shall, in the manner and at such times specified, prepare and furnish the reports described in Sections 4.4 and 4.5 hereof.

         Section 10.2   Compensation to the Master Servicer.
                        -----------------------------------

         The Master Servicer shall be entitled to the Master Servicing Fee on each Distribution Date from amounts on deposit in the Master Servicer Custodial Account. If, on any Distribution Date such fee is not distributed as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to the Master Servicer by withdrawal from the Distribution Account. The Master Servicer shall be entitled to deposit account earnings as provided in Section 3.5 as additional master servicing compensation.

         Section 10.3   Termination of Master Servicer; Trustee to Act.
                        ----------------------------------------------

         Each of the following shall constitute an event of default by the Master Servicer (a "Master Servicer Event of Default") of its obligations hereunder:

         (a) any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement within five days of the due date therefor;

         (b) the Master Servicer shall fail duly to observe or perform in any material respect any of its covenants or agreements (other than its obligation to make an Advance) contained herein and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 51% of the Voting Rights; or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and 1iabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

         (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Master Servicer or relating to all or substantially all its property; or

         (e) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

         The rights and obligations of the Master Servicer under this Agreement may be terminated only upon the occurrence of a Master Servicer Event of Default. If a Master Servicer Event of Default described in clauses (a) through
(d) of this Section 10.3 shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer, terminate all the rights and obligations of the Master Servicer hereunder, other than its rights as a Certificateholder. If a Master Servicer Event of Default described in clause (e) of this Section 10.3 shall occur, the Trustee may terminate, by notice in writing to the Master Servicer, all the rights and obligations of the Master Servicer hereunder, other than its rights as a Certificateholder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall, to the maximum extent permitted by law, pass to and be vested in the Trustee pursuant to and under this Section 10.3 (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it hereunder on or prior to the date of such termination. Without limiting the generality of the foregoing, the Trustee is hereby authorized and empowered to execute and deliver on behalf of and at the expense of the Master Servicer, as the Master Servicer's attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Trustee's sole and absolute judgment may be necessary or appropriate, to effect such termination. Notwithstanding the foregoing, upon any such termination the Master Servicer shall do all things reasonably requested by the Trustee to effect the termination of the Master Servicer's responsibilities, rights and powers hereunder, and the transfer thereof to the Trustee, including, but not limited to, promptly providing to the Trustee (and in no event later than ten Business Days subsequent to such notice) all documents and records electronic and otherwise reasonably requested by the Trustee to enable the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master Servicer but for such termination.

         As successor Master Servicer, the Trustee shall be entitled to the fees to which the Master Servicer would have been entitled if the Master Servicer had continued to act as such. The Trustee shall also, as successor Master Servicer, be entitled to all the protections and indemnification afforded to the Master Servicer hereunder.

         Notwithstanding the above, upon the occurrence of a Master Servicer Event of Default, if the Trustee shall be unwilling so to act, or shall, if it is unable so to act or, if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000 as the successor to the Master Servicer. No appointment of a successor to the Master Servicer shall be effective until the assumption by such successor of all future responsibilities, duties and liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer, the Trustee or an affiliate shall, to the maximum extent permitted by law, act in such capacity as hereinabove provided.

         In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments received on the assets included in .the Trust Fund as it and such successor shall agree; provided, however,

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

that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         Section 10.4   Notification to Certificateholders
                        ----------------------------------

         Upon any termination pursuant to Section 10.3 hereof, or any appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.


                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

         Section 11.1   Amendment
                        ---------

         This Agreement may be amended from time to time by the Depositor, Servicer, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any disclosure document pursuant to which any Certificates were offered; to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add to the duties of the Depositor, the Servicer or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel delivered to the Trustee (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, Servicer, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each REMIC created hereunder as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any such REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

         This Agreement may also be amended from time to time by the Depositor, Servicer, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC created hereunder or the Certificateholders or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 11.1.

         Section 11.2   Recordation of Agreement; Counterparts
                        --------------------------------------

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction a majority of the Certificateholders to the effect that such recordation materially and beneficially affects the interests of the Certificateholders. However, the foregoing sentence notwithstanding, the Servicer may provide copies hereof to counsel, judicial officers, and government agencies, or may cause this Agreement to be recorded, in any jurisdiction in which, in the Servicer's judgment, such disclosure or recording may facilitate foreclosure or other recovery with respect to any one or more of the Mortgage Loans.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.3   Governing Law
                        -------------

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.4   Intention of Parties
                        --------------------

         It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, absolute sales thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         Section 11.5   Notices
                        -------

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  1.       any material change or amendment to this Agreement;

                  2. the occurrence of any Event of Default that has not been cured;

                  3. the resignation or termination of the Servicer, the Master Servicer or the Trustee and the appointment of any successor;

                  4. the repurchase or substitution of Mortgage Loans pursuant to Section 2.3 hereof;

                  5.       the final payment to Certificateholders; and

                  6. any rating action involving the long-term credit rating of the Master Servicer, which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  1.       Each report to Certificateholders described in
         Section 4.6 hereof;

                  2.       Each annual statement as to compliance described in
         Section 3.16 hereof;

                  3. Each annual independent public accountants' servicing report described in Section 3.17 hereof; and

                  4. Any notice of a purchase of a Mortgage Loan pursuant to Section 2.2, 2.3 or 3.11 hereof.

         (b) All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, facsimile or courier to the applicable Notice Address, or in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         Section 11.6   Severability of Provisions
                        --------------------------

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.7   Assignment
                        ----------

         Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

         Section 11.8   Limitation on Rights of Certificateholders
                        ------------------------------------------

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.8, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.9   Inspection and Audit Rights
                        ---------------------------

         The Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.9 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the related Subservicer.

         Section 11.10  Certificates Nonassessable and Fully Paid
                        -----------------------------------------

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         Section 11.11  Limitations on Actions; No Proceedings.
                        --------------------------------------

         (a) Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

         (b) Notwithstanding any prior termination of this Agreement, the Trustee, the Servicer, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, Master Servicer, Servicer and the Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       SAXON ASSET SECURITIES COMPANY


                                       By:  /s/ BRADLEY D. ADAMS
                                            ------------------------------------
                                            Bradley D. Adams,
                                            Senior Vice President


                                       SAXON MORTGAGE, INC.


                                       By:  /s/ BRADLEY D. ADAMS
                                            ------------------------------------
                                            Bradley D. Adams,
                                            Senior Vice President


                                       MERITECH MORTGAGE SERVICES, INC.


                                       By:  /s/ DENNIS STOWE
                                            ------------------------------------
                                            Dennis Stowe


                                       BANKERS TRUST COMPANY


                                       By:  /s/ BARBARA CAMPBELL
                                            ------------------------------------
                                            Barbara Campbell,
                                            Assistant Secretary

                                                                      Schedule I


                        MORTGAGE LOAN SCHEDULE (BY GROUP)

                 (retained in a separate closing binder entitled
                      "SAXON 2001-3 Mortgage Loan Schedule"
                              at McKee Nelson LLP)

                                                                     Schedule II


                           PASS-THROUGH RATE SCHEDULE

         Set forth below are the Pass-Through Rates for each interest bearing Class of Certificates:

         Class AF-1 Pass-Through Rate: With respect to any Distribution Date, the least of :

                  (x)      One Month LIBOR, plus 0.18% per annum;

                  (y)      the Net WAC Cap for such Distribution Date; and

                  (z)      the Maximum Cap Rate for such Distribution Date.

         Class AF-2 Pass-Through Rate: With respect to each Distribution Date, the lesser of:

                  (x)      4.00% per annum; and

                  (y)      the Net WAC Cap for such Distribution Date.

         Class AF-3 Pass-Through Rate: With respect to each Distribution Date, the lesser of:

                  (x)      4.49% per annum; and

                  (y)      the Net WAC Cap for such Distribution Date.

         Class AF-4 Pass-Through Rate: With respect to each Distribution Date, the lesser of:

                  (x)      5.30% per annum; and

                  (y)      the Net WAC Cap for such Distribution Date.

         Class AF-5 Pass-Through Rate: With respect to each Distribution Date, the lesser of:

                  (x) 5.91% per annum plus, after the Initial Optional Termination Date, 0.50%; and

                  (y)      the Net WAC Cap for such Distribution Date.

         Class AF-6 Pass-Through Rate: With respect to each Distribution Date, the lesser of:

                  (x) 5.49% per annum plus, after the Initial Optimal Termination Date, 0.50%; and

                  (y)      the Net WAC Cap for such Distribution Date.

         Class A-IO Pass-Through Rate: With respect to each Distribution Date, 6.25% per annum.

         Class AV-1 Pass-Through Rate: With respect to each Distribution Date, the least of:

                  (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 0.270% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 0.540% per annum;

                  (y)      the Net WAC Cap for such Distribution Date; and

                  (z)      the Maximum Cap Rate for such Distribution Date.

         Class AV-2 Pass-Through Rate: With respect to each Distribution Date, the least of :

                  (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 0.280% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 0.560% per annum;

                  (y)      the Net WAC Cap for such Distribution Date; and

                  (z)      the Maximum Cap Rate for such Distribution Date.

         Class X-IO Pass-Through Rate: With respect to each Distribution Date, the lesser of (i) up to and including the Distribution Date in September 2003, 0.275% per annum, and thereafter, 0.10% per annum; and
         (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Pass-Through Rates of the Class A Certificates (other than the Class A-IO, Class S-1 and Class S-2 Certificates) and the Subordinate Certificates (other than the Class X-IO Certificates), after adjusting the Pass-Through Rate on each Class of Non-Delay Certificates to reflect a 30/360 day count convention.

         Class S-1 Pass-Through Rate: With respect to each Distribution Date through the Distribution Date in September 2003, the greater of:

                  (y)      2.25% minus One Month LIBOR, and

                  (z)      0.00%.

         Thereafter, 0.00%.

         Class S-2 Pass-Through Rate: With respect to each Distribution Date through the Distribution Date in September 2003, 0.00%. Thereafter, with respect to each Distribution Date through the Distribution Date in September 2004, the greater of:

                  (y)      2.25% minus One Month LIBOR; and

                  (z)      0.00%.

         Thereafter, 0.00%.

         Class B Pass-Through Rate: With respect to each Distribution Date, the least of:

                  (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 1.85% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 2.775% per annum;

                  (y)      the Net WAC Cap for such Distribution Date; and

                  (z)      the Maximum Cap Rate for such Distribution Date.

         Class M-1 Pass-Through Rate: With respect to each Distribution Date, the least of:

                  (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 0.78% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 1.170% per annum;

                  (y)      the Net WAC Cap for such Distribution Date; and

                  (z)      the Maximum Cap Rate for such Distribution Date.

         Class M-2 Pass-Through Rate: With respect to each Distribution Date, the least of:

                  (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 1.20% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 1.800% per annum;

                  (y)      the Net WAC Cap for such Distribution Date; and

                  (z)      the Maximum Rate Cap for such Distribution Date.

                                                                    Schedule III


                                 REMIC STRUCTURE

         The Trustee shall make elections to treat each of the segregated pools of assets described below as a real estate mortgage investment conduit (each a "REMIC" or, in the alternative, "REMIC 1", "REMIC 2", "REMIC 3", "REMIC 4", and "REMIC 5", REMIC 5 also being referred to as the Upper-Tier REMIC). The Certificates, other than the Class R Certificate and the Class P Certificate, represent ownership of the regular interests in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class P Certificate represents an interest in the Trust Fund but does not represent an interest in any REMIC created hereunder. The Class P Certificate shall be entitled to distributions of prepayment penalties received by the Trustee with respect to the Mortgage Loans to the extent such prepayment penalties do not represent Pledged Prepayment Penalties. In addition, the Offered Certificates, other than the Class A-IO, Class S-1, Class S-2, and Class X-IO Certificates, represent the right to receive payments from the Basis Risk Reserve Fund. The Class R Certificates represents ownership of the sole class of residual interest in each of REMIC 1, REMIC 2, REMIC 3, REMIC 4 and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Upper-Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 4, other than the Class LT4-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 4 for purposes of the REMIC Provisions. REMIC 4 shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 3, other than the Class LT3-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 3. REMIC 3 shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 2, other than the Class LT2-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2. REMIC 2 shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 1, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1, REMIC 2, REMIC 3, and REMIC 4, the Prefunding Account, and the Basis Risk Reserve Fund. The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

Definitions

         Capitalized terms used in this Schedule III but not otherwise defined herein or in the Agreement shall have the meaning set forth below:

         Adjusted Net Rate: For any Distribution Date (and the related Accrual Period), the product of (i) 2, multiplied by, (ii) the weighted average of the interest rates on each of the Corresponding REMIC 4 P&I Interests and the Class LT4-D Interest, computed for this purpose by subjecting the interest rate payable on the Class LT4-D Interest to a cap equal to a per annum rate of 0% and the rate payable on each of the Corresponding REMIC 4 P&I Interests to a cap

                                     III-1
that corresponds to the per annum rate payable for such Distribution Date on its Corresponding Class of Certificates.

         Corresponding Class: With respect to any Class of REMIC 4 Lower Tier Interest, the Class of Certificates having the same alphanumeric designation as described in the table set out in this Schedule III for REMIC 4.

         Corresponding REMIC 3 S Interest: With respect to any REMIC 2 Fixed Rate Interest, the Class of REMIC 3 S Interest having the same numeric designation.

         Corresponding REMIC 4-AIO: With respect to any REMIC 3 AI Interest, the Class of REMIC 4 AIO Interest having the same numeric designation.

         Corresponding REMIC 4 P&I Interests: With respect to any Class of Certificates other than the Class A-IO, Class S-1, Class S-2, Class X-IO, Class C, Class R, and Class P Certificates the class of REMIC 4 Lower Tier Interests having the same alphanumeric designation.

         F/V Pair: Each pair of REMIC 2 Lower Tier Interests having the same numeric designation. For instance, the Class LT2-SF1 and the Class LT2-SV1 Interests constitute such a pair.

         REMIC 2 Fixed Rate Interest: Each REMIC 2 Lower Tier Interest bearing interest at a per annum fixed rate of 4.50%.

         REMIC 3 AI Interest: Each of the REMIC 3 Lower Tier Interests having "AI" in their class designation.

         REMIC 3 S Interest: Each of the REMIC 3 Lower Tier Interests having an "S" in their class designation.

         REMIC 4 AIO Interest: Each of the REMIC 4 Lower Tier Interests having an "AIO" in their class designation.

REMIC 1

         The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of interests in REMIC 1, each such Class a "REMIC 1 Lower Tier Interest".



        REMIC 1                 REMIC 1
       Lower Tier              Lower Tier           Initial Class
   Class Designation          Interest Rate        Principal Amount
   -----------------          -------------      ------------------
     Class LT1-F                  (1)            $   144,665,471.41
     Class LT1-FPF                (2)            $    68,368,111.69
     Class LT1-V                  (1)            $   316,967,623.30

                                     III-2

     Class LT1-VPF                (2)            $   169,998,793.70
     Class LT1-CIO                (3)                         (3)
     Class LT1-R                  (4)                         (4)


(1) The interest rate for the Class LT1-F and Class LT1-V Interests for each of the first four Distribution Dates (and the related Accrual Periods) is a per annum rate equal to the weighted average of the Net Rates for the related Due Period for the Mortgage Loans that are not Subsequent Mortgage Loans, and for each Distribution Date (and the related Accrual period) thereafter, is a per annum rate equal to the Weighted Average Net Rate.

(2) The interest rate for the Class LT1-FPF and Class LT1-VPF Interests for each of the first four Distribution Dates (and the related Accrual Periods) is a per annum rate of 0%, and for each Distribution Date (and the related Accrual Period) thereafter, is per annum rate equal to the Weighted Average Net Rate for such date.

(3) The Class LT1-CIO Interest is an interest only Lower Tier Interest and it does not have a principal balance. For each of the first four Distribution Dates, the Class LT1-CIO Interest shall be entitled to 100% of the interest payable on the Subsequent Mortgage Loans for the related Due Period, and for each Distribution Date thereafter, shall not be entitled to any distributions.

(4) The Class LT1-R Interest is the sole class of residual interest in REMIC 1. It does not have an interest rate or a principal balance.

         On each Distribution Date, the Interest Funds for Group 1 and Group II, in each case determined without regard to Pledged Prepayment Penalties, shall be distributed with respect to the REMIC 1 Lower Tier Interests at the rates described above.

         On each Distribution Date, the Principal Funds for Group I shall be distributed first to the Class LT1-F Interest until its principal balance equals the aggregate of the Stated Principal Balances as of the related Determination Date of the Group I Mortgage Loans that are not Subsequent Mortgage Loans, and then to the Class LT1-FPF Interest until the principal balances of the Class LT1-F Interest and the Class LT1-FPF Interest are reduced to zero. All Realized Losses attributable to Group I shall be allocated between the Class LT1-F and Class LT1-FPF Interests, and all Pledged Prepayment Penalties attributable to Group I shall be distributed between the Class LT1-F and Class LT1-FPF Interests, in that same proportion.

         On each Distribution Date the Principal Funds for Group II shall be distributed first to the Class LT1-V Interest until its principal balance equals the aggregate of the Stated Principal Balances as of the related Determination Date of the Group II Mortgage Loans that are not Subsequent Mortgage Loans, and then to the Class LT1-VPF Interest until the principal balances of the Class LT1-V Interest and the Class LT1-VPF Interest are reduced to zero. All Realized Losses attributable to Group II shall be allocated between the Class LT1-V and Class LT1-VPF Interests, and all Pledged Prepayment Penalties attributable to Group II shall be distributed between the Class LT1-V and Class LT1-VPF Interests, in that same proportion.

                                     III-3

REMIC 2

         The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of interest in REMIC 2, each such class a "REMIC 2 Lower Tier Interest".

        REMIC 2                 REMIC 2
       Lower Tier              Lower Tier           Initial Class
   Class Designation          Interest Rate        Principal Amount
   -----------------          -------------      ------------------

    Class LT2-A                     (1)          $   213,033,583.00
    Class LT2-SF1                 4.50%          $     9,470,599.00
    Class LT2-SV1                   (2)          $     9,470,599.00
    Class LT2-SF2                 4.50%          $    10,961,371.50
    Class LT2-SV2                   (2)          $    10,961,371.50
    Class LT2-SF3                 4.50%          $    12,355,718.50
    Class LT2-SV3                   (2)          $    12,355,718.50
    Class LT2-SF4                 4.50%          $    13,659,702.50
    Class LT2-SV4                   (2)          $    13,659,702.50
    Class LT2-SF5                 4.50%          $    12,774,929.50
    Class LT2-SV5                   (2)          $    12,774,929.50
    Class LT2-SF6                 4.50%          $    11,947,529.00
    Class LT2-SV6                   (2)          $    11,947,529.00
    Class LT2-SF7                 4.50%          $    11,173,564.50
    Class LT2-SV7                   (2)          $    11,173,564.50
    Class LT2-SF8                 4.50%          $    10,449,684.50
    Class LT2-SV8                   (2)          $    10,449,684.50
    Class LT2-SF9                 4.50%          $     9,772,903.00
    Class LT2-SV9                   (2)          $     9,772,903.00
    Class LT2-SF10                4.50%          $     9,139,777.50
    Class LT2-SV10                  (2)          $     9,139,777.50
    Class LT2-SF11                4.50%          $     8,547,577.50
    Class LT2-SV11                  (2)          $     8,547,577.50
    Class LT2-SF12                4.50%          $     7,993,717.50
    Class LT2-SV12                  (2)          $     7,993,717.50
    Class LT2-SF13                4.50%          $     7,475,674.50
    Class LT2-SV13                  (2)          $     7,475,674.50
    Class LT2-SF14                4.50%          $     6,991,165.00
    Class LT2-SV14                  (2)          $     6,991,165.00
    Class LT2-SF15                4.50%          $     6,538,056.00
    Class LT2-SV15                  (2)          $     6,538,056.00
    Class LT2-SF16                4.50%          $     6,114,325.50
    Class LT2-SV16                  (2)          $     6,114,325.50
    Class LT2-SF17                4.50%          $     5,717,987.50
    Class LT2-SV17                  (2)          $     5,717,987.50

                                     III-4

    Class LT2-SF18                4.50%          $     5,347,339.00
    Class LT2-SV18                  (2)          $     5,347,339.00
    Class LT2-SF19                4.50%          $     5,000,675.50
    Class LT2-SV19                  (2)          $     5,000,675.50
    Class LT2-SF20                4.50%          $     4,676,456.50
    Class LT2-SV20                  (2)          $     4,676,456.50
    Class LT2-SF21                4.50%          $     4,373,240.00
    Class LT2-SV21                  (2)          $     4,373,240.00
    Class LT2-SF22                4.50%          $     4,089,664.50
    Class LT2-SV22                  (2)          $     4,089,664.50
    Class LT2-SF23                4.50%          $     3,824,459.00
    Class LT2-SV23                  (2)          $     3,824,459.00
    Class LT2-SF24                4.50%          $     3,577,152.50
    Class LT2-SV24                  (2)          $     3,577,152.50
    Class LT2-SF25                4.50%          $     3,345,111.00
    Class LT2-SV25                  (2)          $     3,345,111.00
    Class LT2-SF26                4.50%          $     3,128,261.50
    Class LT2-SV26                  (2)          $     3,128,261.50
    Class LT2-SF27                4.50%          $     2,925,457.00
    Class LT2-SV27                  (2)          $     2,925,457.00
    Class LT2-SF28                4.50%          $     2,735,789.00
    Class LT2-SV28                  (2)          $     2,735,789.00
    Class LT2-SF29                4.50%          $     2,558,274.50
    Class LT2-SV29                  (2)          $     2,558,274.50
    Class LT2-SF30                4.50%          $     2,392,244.50
    Class LT2-SV30                  (2)          $     2,392,244.50
    Class LT2-SF31                4.50%          $     2,236,980.00
    Class LT2-SV31                  (2)          $     2,236,980.00
    Class LT2-SF32                4.50%          $     2,091,781.50
    Class LT2-SV32                  (2)          $     2,091,781.50
    Class LT2-SF33                4.50%          $     1,955,999.50
    Class LT2-SV33                  (2)          $     1,955,999.50
    Class LT2-SF34                4.50%          $     1,829,026.00
    Class LT2-SV34                  (2)          $     1,829,026.00
    Class LT2-SF35                4.50%          $     1,710,282.50
    Class LT2-SV35                  (2)          $     1,710,282.50
    Class LT2-SF36                4.50%          $    24,600,731.50
    Class LT2-SV36                  (2)          $    24,600,731.50
    Class LT2-CIO                   (3)                       (3)
    Class LT2-R                     (4)                       (4)


(1) The interest rate for the Class LT2-A Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the weighted average of the rates at which interest accrues on the Lower Tier Interests in REMIC I, other than the Class LT1-CIO Interest, for the related Accrual Period.

                                     III-5

(2) The interest rate for these classes of Lower Tier Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the positive difference, if any, between (i) the product of
         (a) 2, multiplied by, (b) the weighted average of the rates at which interest accrues on the Lower Tier Interests in REMIC I, other than the Class LT1-CIO Interest, for the related Accrual Period, minus, (ii) 4.50%.

(3) The Class LT2-CIO Interest is an interest only Lower Tier Interest and it does not have a principal balance. For each Distribution Date, the Class LT2-CIO shall be entitled to all amounts distributed with respect to the Class LT1-CIO Interest.

(4) The Class LT2-R Interest is the sole class of residual interest in REMIC 2. It does not have an interest rate or a principal balance.

         On each Distribution Date, interest distributed with respect to the REMIC 1 Lower Tier Interests shall be distributed on the REMIC 2 Lower Tier Interests at the rates described above.

         On each Distribution Date, the principal distributed with respect to the Class LT1-F and Class LT1-FPF Interests shall be distributed, and all Realized Losses attributable to those REMIC 1 Lower Tier Interests shall be allocated, to the Class LT2-A Interest until its principal balance is reduced to zero.

         On each Distribution Date, the principal distributed with respect to the Class LT1-V and Class LT1-VPF Interests shall be distributed, and all Realized Losses attributable to those REMIC 1 Lower Tier Interests shall be allocated, first to and between the Class LT2-SF1 and Class LT2-SV1 Interests in proportion to their relative principal balances immediately before such Distribution Date until their principal balances are reduced to zero, and then, sequentially to the remaining F/V Pairs of REMIC 2 Lower Tier Interests in descending order of their numeric designation (i.e., pay the Class LT2-SF2/Class LT2-SV2 F/V Pair to zero before distributing principal to the Class LT2-SF3/Class LT2-SV3 F/V Pair), distributing principal between the REMIC 2 Lower Tier Interests constituting each F/V Pair in proportion to their principal balances immediately before such Distribution Date.

         On each Distribution Date, Pledged Prepayment Penalties distributed on the REMIC 1 Lower Tier Interests shall be allocated proportionally among the REMIC 2 Lower Tier Interests in accordance with their relative principal balances immediately before such Distribution Date.

REMIC 3

         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class interest in REMIC 3, each such class a "REMIC 3 Lower Tier Interest".

                                      III-6

        REMIC 3                 REMIC 3
       Lower Tier              Lower Tier             Initial Class
   Class Designation          Interest Rate          Principal Amount
   -----------------          -------------      ----------------------
    Class LT3-A                     (1)          $       350,000,000.00
    Class LT3-B                     (2)          $       145,900,000.00
    Class LT3-AI-1                  (2)          $         8,600,000.00
    Class LT3-AI-2                  (2)          $         5,500,000.00
    Class LT3-AI-3                  (2)          $        14,500,000.00
    Class LT3-AI-4                  (2)          $        10,000,000.00
    Class LT3-AI-5                  (2)          $        13,000,000.00
    Class LT3-AI-6                  (2)          $        28,100,000.00
    Class LT3-AI-7                  (2)          $        26,300,000.00
    Class LT3-AI-8                  (2)          $        24,000,000.00
    Class LT3-AI-9                  (2)          $        74,100,000.00
    Class LT3-S-1                   (3)                           (3)
    Class LT3-S-2                   (4)                           (4)
    Class LT3-S-3                   (5)                           (5)
    Class LT3-S-4                   (6)                           (6)
    Class LT3-S-5                   (7)                           (7)
    Class LT3-S-6                   (8)                           (8)
    Class LT3-S-7                   (9)                           (9)
    Class LT3-S-8                  (10)                          (10)
    Class LT3-S-9                  (11)                          (11)
    Class LT3-S-10                 (12)                          (12)
    Class LT3-S-11                 (13)                          (13)
    Class LT3-S-12                 (14)                          (14)
    Class LT3-S-13                 (15)                          (15)
    Class LT3-S-14                 (16)                          (16)
    Class LT3-S-15                 (17)                          (17)
    Class LT3-S-16                 (18)                          (18)
    Class LT3-S-17                 (19)                          (19)
    Class LT3-S-18                 (20)                          (20)
    Class LT3-S-19                 (21)                          (21)
    Class LT3-S-20                 (22)                          (22)
    Class LT3-S-21                 (23)                          (23)
    Class LT3-S-22                 (24)                          (24)
    Class LT3-S-23                 (25)                          (25)
    Class LT3-S-24                 (26)                          (26)
    Class LT3-S-25                 (27)                          (27)
    Class LT3-S-26                 (28)                          (28)
    Class LT3-S-27                 (29)                          (29)
    Class LT3-S-28                 (30)                          (30)
    Class LT3-S-29                 (31)                          (31)
    Class LT3-S-30                 (32)                          (32)


                                III-7

    Class LT3-S-31                 (33)                          (33)
    Class LT3-S-32                 (34)                          (34)
    Class LT3-S-33                 (35)                          (35)
    Class LT3-S-34                 (36)                          (36)
    Class LT3-S-35                 (37)                          (37)
    Class LT3-S-36                 (38)                          (38)
    Class LT3-CIO                  (39)                          (39)
    Class LT3-R                    (40)                          (40)


(1) The interest rate for the Class LT3-A Interest for each of the first four Distribution Dates (and the related Accrual Periods) is a per annum rate of 0%, and for each Distribution Date (and the related Accrual Period) thereafter is a per annum rate equal to the weighted average of the rates at which interest accrues on the REMIC 2 Lower Tier Interests, computed after first subjecting the rate at which interest accrues on REMIC 2 Fixed Rate Interests to a cap equal to the product of (i) 2, multiplied by (ii) LIBOR, provided however, that such cap shall only apply to a REMIC 2 Fixed Rate Interest for those Distribution Dates for which interest is distributable with respect to a Corresponding REMIC 3 S Interest.

(2) The interest rate for these REMIC 3 Lower Tier Interests for each of the first four Distribution Dates (and the related Accrual Periods) is a per annum rate equal to the product of (i) 2, multiplied by (ii) the weighted average of the rates at which interest accrues on the REMIC 2 Lower Tier Interests, other than the Class LT2-CIO Interest, and computed after first subjecting the rate at which interest accrues on REMIC 2 Fixed Rate Interests to a cap equal to the product of (a) 2, multiplied by (b) LIBOR, provided however, that such cap shall only apply to a REMIC 2 Fixed Rate Interest for those Distribution Dates for which interest is distributable with respect to a Corresponding REMIC 3 S Interest, and for each Distribution Date (and the related Accrual Period) thereafter is a per annum rate equal to the weighted average of the rates at which interest accrues on the REMIC 2 Lower Tier Interests, computed after first subjecting the rate at which interest accrues on REMIC 2 Fixed Rate Interests to a cap equal to the product of (i) 2, multiplied by (ii) LIBOR, provided however, that such cap shall only apply to a REMIC 2 Fixed Rate Interest for those Distribution Dates for which interest is distributable with respect to a Corresponding REMIC 3 S Interest.

(3) The Class LT3-S-1 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first Distribution Date only, the Class LT3-S-1 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF1 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR, and shall not be entitled thereafter to any distributions.

                                     III-8

(4) The Class LT3-S-2 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first two Distribution Dates only, the Class LT3-S-2 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF2 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR, and shall not be entitled thereafter to any distributions.

(5) The Class LT3-S-3 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first three Distribution Dates only, the Class LT3-S-3 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF3 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(6) The Class LT3-S-4 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first four Distribution Dates only, the Class LT3-S-4 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF4 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(7) The Class LT3-S-5 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first five Distribution Dates only, the Class LT3-S-5 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF5 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(8) The Class LT3-S-6 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first six Distribution Dates only, the Class LT3-S-6 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF6 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(9) The Class LT3-S-7 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first seven Distribution Dates only, the Class LT3-S-7 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF7 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.


                                III-9

(10) The Class LT3-S-8 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first eight Distribution Dates only, the Class LT3-S-8 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF8 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(11) The Class LT3-S-9 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first nine Distribution Dates only, the Class LT3-S-9 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF9 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(12) The Class LT3-S-10 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first ten Distribution Dates only, the Class LT3-S-10 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF10 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(13) The Class LT3-S-11 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first eleven Distribution Dates only, the Class LT3-S-11 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF11 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(14) The Class LT3-S-12 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first twelve Distribution Dates only, the Class LT3-S-12 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF12 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(15) The Class LT3-S-13 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 13 Distribution Dates only, the Class LT3-S-13 Interest shall be entitled to receive distributions of interest

                                     III-10
         accrued on the Class LT2-SF13 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(16) The Class LT3-S-14 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 14 Distribution Dates only, the Class LT3-S-14 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF14 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(17) The Class LT3-S-15 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 15 Distribution Dates only, the Class LT3-S-15 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF15 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(18) The Class LT3-S-16 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 16 Distribution Dates only, the Class LT3-S-16 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF16 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(19) The Class LT3-S-17 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 17 Distribution Dates only, the Class LT3-S-17 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF17 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(20) The Class LT3-S-18 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 18 Distribution Dates only, the

                                     III-11

         Class LT3-SF18 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(21) The Class LT3-S-19 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 19 Distribution Dates only, the Class LT3-S-19 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF19 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(22) The Class LT3-S-20 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 20 Distribution Dates only, the Class LT3-S-20 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF20 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(23) The Class LT3-S-21 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 21 Distribution Dates only, the Class LT3-S-21 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF21 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(24) The Class LT3-S-22 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 22 Distribution Dates only, the Class LT3-S-22 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF22 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(25) The Class LT3-S-23 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 23 Distribution Dates only, the Class LT3-S-23 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF23 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(26) The Class LT3-S-24 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 24 Distribution Dates only, the Class LT3-S-24 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF24 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

                                     III-12

(27) The Class LT3-S-25 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 25 Distribution Dates only, the Class LT3-S-25 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF25 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(28) The Class LT3-S-26 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 26 Distribution Dates only, the Class LT3-S-26 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF26 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(29) The Class LT3-S-27 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 27 Distribution Dates only, the Class LT3-S-27 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF27 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(30) The Class LT3-S-28 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 28 Distribution Dates only, the Class LT3-S-28 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF28 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(31) The Class LT3-S-29 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 29 Distribution Dates only, the Class LT3-S-29 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF29 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(32) The Class LT3-S-30 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 30 Distribution Dates only, the Class LT3-S-30 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF30 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2,

                                     III-13
         multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(33) The Class LT3-S-31 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 31 Distribution Dates only, the Class LT3-S-31 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF31 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(34) The Class LT3-S-32 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 32 Distribution Dates only, the Class LT3-S-32 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF32 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(35) The Class LT3-S-33 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 33 Distribution Dates only, the Class LT3-S-33 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF33 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(36) The Class LT3-S-34 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 34 Distribution Dates only, the Class LT3-S-34 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF34 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(37) The Class LT3-S-35 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 35 Distribution Dates only, the Class LT3-S-35 Interest shall be entitled to receive distributions of interest accrued on the Class LT2-SF35 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(38) The Class LT3-S-36 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 36 Distribution Dates only, the Class LT3-S-36 Interest shall be entitled to receive distributions of interest


                                     III-14
         accrued on the Class LT2-SF36 Interest for the related Accrual Period in excess of interest accrued at a per annum rate equal to the product of (i) 2, multiplied by (ii) LIBOR and shall not be entitled thereafter to any distributions.

(39) The Class LT3-CIO Interest is an interest only Lower Tier Interest and it does not have a principal balance. For each Distribution Date, the Class LT3-CIO shall be entitled to all amounts distributed with respect to the Class LT2-CIO Interest.

(40) The Class LT3-R Interest is the sole class of residual interest in REMIC 3. It does not have an interest rate or a principal balance.

         On each Distribution Date, interest distributed with respect to the REMIC 2 Lower Tier Interests shall be distributed on the REMIC 3 Lower Tier Interests at the rates described above.

         For the first four Distribution Dates only, one-half of all principal distributions received by REMIC 3 with respect to the REMIC 2 Lower Tier Interests shall be distributed to the Class LT3-A Interests and one-half of such amounts shall be distributed to the Class LT3-B Interests. For each Distribution Date thereafter, all principal distributions received by REMIC 3 with respect to the REMIC 2 Lower Tier Interests shall be distributed sequentially, first to the Class LT3-A Interest until its principal balance is reduced to zero, then to the Class LT3-B Interest until its balance is reduced to zero, and then to each of the REMIC 3 AI Interests in ascending order of their numerical designations.

         Realized Losses sustained by REMIC 3 with respect to the REMIC 2 Lower Tier Interests shall be allocated among the REMIC 3 Lower Tier Interests in the same manner in which principal is distributed among the REMIC 3 Lower Tier Interests.

         On each Distribution Date, Pledged Prepayment Penalties distributed on the REMIC 2 Lower Tier Interests shall be allocated proportionally among the REMIC 3 Lower Tier Interests in accordance with their relative principal balances immediately before such Distribution Date.

REMIC 4


         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class of interest in REMIC 4, each such class a "REMIC 4 Lower Tier Interest".



      REMIC 4                      REMIC 4                               Corresponding
     Lower Tier                  Lower Tier         Initial Class            Class
    Class Designation           Interest Rate      Principal Amount     of Certificates
    -----------------           -------------    --------------------   ----------------
    Class LT4-D                     (1)          $     350,000,000.00        N/A
    Class LT4-AF-1                  (1)          $      31,910,000.00     Class AF-1
    Class LT4-AF-2                  (1)          $      13,300,000.00     Class AF-2


                                     III-15

    Class LT4-AF-3                  (1)          $      14,695,000.00     Class AF-3
    Class LT4-AF-4                  (1)          $      10,965,000.00     Class AF-4
    Class LT4-AF-5                  (1)          $      11,575,000.00     Class AF-5
    Class LT4-AF-6                  (1)          $       9,160,000.00     Class AF-6
    Class LT4-AV-1                  (1)          $     136,005,000.00     Class AV-1
    Class LT4-AV-2                  (1)          $      73,390,000.00     Class AV-2
    Class LT4-M-1                   (1)          $      24,500,000.00     Class M-1
    Class LT4-M-2                   (1)          $      14,000,000.00     Class M-2
    Class LT4-B                     (1)          $      10,500,000.00      Class B
    Class LT4-AIO-1                 (2)                         (2)       Class A-IO
    Class LT4-AIO-2                 (3)                         (3)       Class A-IO
    Class LT4-AIO-3                 (4)                         (4)       Class A-IO
    Class LT4-AIO-4                 (5)                         (5)       Class A-IO
    Class LT4-AIO-5                 (6)                         (6)       Class A-IO
    Class LT4-AIO-6                 (7)                         (7)       Class A-IO
    Class LT4-AIO-7                 (8)                         (8)       Class A-IO
    Class LT4-AIO-8                 (9)                         (9)       Class A-IO
    Class LT4-AIO-9                (10)                        (10)       Class A-IO
    Class LT4-S-1                  (11)                        (11)       Class S-1
    Class LT4-S-2                  (12)                        (12)       Class S-2
    Class LT4-CIO                  (13)                        (13)        Class C
    Class LT4-R                    (14)                        (14)           R


(1) The interest rate for these REMIC 4 Lower Tier Interests for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the weighted average of the rates at which interest accrues on the REMIC 3 Lower Tier Interests, other than the Class LT3-CIO Interests and REMIC 3 S Interests, and computed after first reducing the rate at which interest accrues on each REMIC 3 AI Interests by a per annum rate of 6.25%, provided however, that the rate on a REMIC 3-AI Interest shall be so reduced only for those Distribution Dates for which interest is distributable with respect to a Corresponding REMIC 4 AIO Interest. (Stated differently, the interest rate for these REMIC 4 Lower Tier Interests will equal the Net WAC Cap applicable to the Group I Certificates other than the Class AF-1 Certificates).

(2) The Class LT4-AIO-1 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first six Distribution Dates only, the Class LT4-AIO-1 Interest shall be entitled to receive distributions of interest accrued on the Class LT3-AI-1 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

(3) The Class LT4-AIO-2 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first nine Distribution Dates, the Class LT4-AIO-2 Interest

                                     III-16
         shall be entitled to receive distributions of interest accrued on the Class LT3-AI-2 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

(4) The Class LT4-AIO-3 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first twelve Distribution Dates, the Class LT4-AIO-3 Interest shall be entitled to receive distributions of interest accrued on the Class LT3-AI-3 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

(5) The Class LT4-AIO-4 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 15 Distribution Dates, the Class LT4-AIO-4 Interest shall be entitled to receive distributions of interest accrued on the Class LT3-AI-4 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

(6) The Class LT4-AIO-5 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 18 Distribution Dates, the Class LT4-AIO-5 Interest shall be entitled to receive distributions of interest accrued on the Class LT3-AI-5 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

(7) The Class LT4-AIO-6 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 21 Distribution Dates, the Class LT4-AIO-6 Interest shall be entitled to receive distributions of interest accrued on the Class LT3-AI-6 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

(8) The Class LT4-AIO-7 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 24 Distribution Dates, the Class LT4-AIO-7 Interest shall be entitled to receive distributions of interest accrued on the Class LT3-AI-7 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

(9) The Class LT4-AIO-8 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 27 Distribution Dates, the Class LT4-AIO-8 Interest shall be entitled to receive distributions of interest accrued on the Class LT3-AI-8 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

(10) The Class LT4-AIO-9 Interest is an interest only Lower Tier Interest and it does not have a principal balance. For the first 31 Distribution Dates, the Class LT4-AIO-9 Interest shall be entitled to receive distributions of interest accrued on the Class LT3-AI-9 Interest for the related Accrual Period at a per annum rate equal to 6.25%, and shall not be entitled thereafter to any distributions.

                                     III-17

(11) The Class LT4-S1 Interest is an interest only Lower Tier Interest and it does not have a principal balance. The Class LT4-S1 Interest shall be entitled to all amounts distributed with respect to the REMIC 3 S Interests having numerical designations 1 through 24 inclusive of 1 and 24.

(12) The Class LT4-S2 Interest is an interest only Lower Tier Interest and it does not have a principal balance. The Class LT4-S2 Interest shall be entitled to all amounts distributed with respect to the REMIC 3 S Interests having numerical designations 25 through 36 inclusive of 25 and 36.

(13) The Class LT4-CIO is an interest only interest and does not have a principal balance. For each Distribution Date, the Class LT4-CIO shall be entitled to all amounts distributed with respect to the Class LT3-CIO Interest.

(14) The Class LT4-R Interest is the sole class of residual interest in REMIC 4. It does not have an interest rate or a principal balance.

         On each Distribution Date, interest distributed with respect to the REMIC 3 Lower Tier Interests shall be distributed on the REMIC 4 Lower Tier Interests at the rates described above, provided however, that a portion of the interest that accrues at the rate described above on the Class LT4-D Interest shall be deferred and added to the principal balance of the Class LT4-D Interest. For any Distribution Date, the portion so deferred shall equal 50% of the increase occurring on such Distribution Date in the Overcollateralization Amount. Interest so deferred shall be applied to make principal payments on the other Lower Tier Interests in REMIC 4.

         On each Distribution Date principal distributed with respect to the REMIC 3 Lower Tier Interests, and any interest deferred on the Class LT4-D Interest, shall be distributed, and any Realized Losses shall be allocated, among the REMIC 4 Lower Tier Interests in a manner such that immediately following such Distribution Date:

         (a) the principal balance of the Class LT4-AF-1 Interest equals 50% of the Class AF-1 Certificate Principal Balance;

         (b) the principal balance of the Class LT4-AF-2 Interest equals 50% of the Class AF-2 Certificate Principal Balance;

         (c) the principal balance of the Class LT4-AF-3 Interest equals 50% of the Class AF-3 Certificate Principal Balance;

         (d) the principal balance of the Class LT4-AF-4 Interest equals 50% of the Class AF-4 Certificate Principal Balance;

         (e) the principal balance of the Class LT4-AF-5 Interest equals 50% of the Class AF-5 Certificate Principal Balance;

                                     III-18

         (f) the principal balance of the Class LT4-AF-6 Interest equals 50% of the Class AF-6 Certificate Principal Balance;

         (g) the principal balance of the Class LT4-AV-1 Interest equals 50% of the Class AV-1 Certificate Principal Balance;

         (h) the principal balance of the Class LT4-AV-2 Interest equals 50% of the Class AV-2 Certificate Principal Balance;

         (i) the principal balance of the Class LT4-M-1 Interest equals 50% of the Class M-1 Certificate Principal Balance;

         (j) the principal balance of the Class LT4-M-2 Interest equals 50% of the Class M-2 Certificate Principal Balance;

         (k) the principal balance of the Class LT4-B Interest equals 50% of the sum of the Class B-1 Certificate Principal Balance; and

         (l) the principal balance of the Class LT4-D Interest equals the excess of the Assumed Principal Balance over the sum of the balances of the Class LT4-AF-1, Class LT4-AF-2, Class LT4-AF-3, Class LT4-AF-4, Class LT-4-AF-5, Class LT4-AF-6, Class LT4-AV-1, Class LT4-AV-2, Class LT4-M-1, Class LT4-M-2 and Class LT4-B Interests.

         On each Distribution Date, Pledged Prepayment Penalties distributed on the REMIC 3 Lower Tier Interests shall be distributed proportionally among the REMIC 4 Lower Tier Interests in accordance with their relative principal balances immediately before such Distribution Date.

REMIC 5

         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class of the REMIC 5 Interests.

       REMIC 5                  REMIC 5
     Certificate               Certifcate             Initial Class
   Class Designation          Interest Rate          Principal Amount
   -----------------          -------------      ----------------------
    Class AF-1                      (1)          $      63,820,000.00
    Class AF-2                      (2)          $      26,600,000.00
    Class AF-3                      (3)          $      29,390,000.00
    Class AF-4                      (4)          $      21,930,000.00
    Class AF-5                      (5)          $      23,150,000.00
    Class AF-6                      (6)          $      18,320,000.00
    Class AV-1                      (7)          $     272,010,000.00
    Class AV-2                      (8)          $     146,780,000.00
    Class M-1                       (9)          $      49,000,000.00

                                     III-19

    Class M-2                      (10)          $      28,000,000.00
    Class B                        (11)          $      21,000,000.00
    Class S-1                      (12)                        (12)
    Class S-2                      (13)                        (13)
    Class A-IO                     (14)                        (14)
    Class X-IO                     (15)                        (15)
    Class C                        (16)                        (16)
    Class R                        (17)                        (17)


(1)      The Class AF-1 Pass-Through Rate.

(2)      The Class AF-2 Pass-Through Rate.

(3)      The Class AF-3 Pass-Through Rate.

(4)      The Class AF-4 Pass-Through Rate.

(5)      The Class AF-5 Pass-Through Rate.

(6)      The Class AF-6 Pass-Through Rate.

(7)      The Class AV-1 Pass-Through Rate.

(8)      The Class AV-2 Pass-Through Rate.

(9)      The Class M-1 Pass-Through Rate.

(10)     The Class M-2 Pass-Through Rate.

(11)     The Class B Pass-Through Rate.

(12) The Class S-1 Certificates are interest only certificates and do not have a principal balance. For each Distribution Date, the Class S-1 Certificates shall be entitled to all interest distributed with respect to the Class LT4-S-1 Interest.

(13) The Class S-2 Certificates are interest only certificates and do not have a principal balance. For each Distribution Date, the Class S-2 Certificates shall be entitled to all interest distributed with respect to the Class LT4-S-2 Interest.

(14) The Class A-IO Certificates are interest only certificates and do not have a principal balance. For each Distribution Date, the Class A-IO Certificate shall be entitled to all interest distributed with respect to the REMIC 4 AIO Interests.

                                     III-20

(15) The Class X-IO Certificates are interest only certificates and do not have a principal balance. For each Distribution Date the Class X-IO Certificates shall be entitled to a specified portion of the interest that accrued during the related Accrual Period on each of the Corresponding REMIC 4 P&I Interests and the Class LT4-D Interest at a per annum rate equal to the lesser of (i) for the first 24 Dates, 0.275%, and for each Distribution Date thereafter, 0.10%, and (ii) the positive difference, if any, between (a) the weighted average of the rates on the Corresponding REMIC 4 P&I Interests, minus (b) the weighted average of the rates on the Corresponding REMIC 4 P&I Interests if the rate on each such Corresponding REMIC P&I Interest were subject to a cap equal to the pass-through rate on the Corresponding Class of Certificate.

(16) The Class C Certificate is an interest only certificate and does not have a principal balance. For each Distribution Date the Class C Certificate shall be entitled to (i) all amounts distributed with respect to the Class LT4-CIO Interest, and (ii) a specified portion of the interest accrued during the related Accrual Period on each Corresponding REMIC 4 P&I Interest and the Class LT4-D Interest at a per annum rate equal to:

         (a) for each of the first 24 Distribution Dates, the positive difference, if any, between (I) the weighted average of the interest rates on the Corresponding REMIC 4 P&I Interests, minus (II) the sum of (A) the Adjusted Net Rate, plus (B) 0.275%; and

         (b) for each Distribution Date thereafter, the positive difference, if any, between (I) the weighted average of the interest rates on the Corresponding REMIC 4 P&I Interests, minus (II) the sum of (A) the Adjusted Net Rate, plus (B) 0.10%.

         For each Distribution Date, interest accrued on the Class C Certificate during the related Accrual Period shall be deferred to the extent of the increase in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall not itself bear interest.

(17) The Class R Certificate evidences ownership of the Class LT1-R, Class LT2-R, and Class LT3-R Interests and also represents the sole class of residual interest in REMIC 4. It does not have an interest rate or a principal balance.

         For any Distribution Date, distributions shall be made and realized losses shall be allocated among the Certificates in the manner provided in the Agreement.


                                     III-21

                                    EXHIBIT A

THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                       SAXON ASSET SECURITIES TRUST 2001-3

             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2001-3

                             CLASS A__-1 CERTIFICATE

THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.



DENOMINATION: $                           INITIAL PRINCIPAL BALANCE: $
               -----------                                            ----------

PASS-THROUGH RATE:


REGISTERED HOLDER: CEDE & CO.


Certificate No. A_-1-1                    CUSIP No: 805564 ___

         This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         The Registered Holder named above is the owner of the Percentage Interest calculated as set forth below in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of September 1, 2001 (the "Pooling and Servicing Agreement"), among Saxon Asset Securities Company (herein called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), Saxon Mortgage, Inc., as Master Servicer, Meritech Mortgage Services, Inc., as Servicer, and Bankers Trust Company, as Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and

Servicing Agreement to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

         This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 2001-3 (herein called the "Certificates") and represents a Percentage Interest in the above mentioned Class of Certificates equal to the quotient, expressed as a percentage, obtained by dividing the Denomination of this Certificate specified above by the Initial Principal Balance specified above of the above mentioned Class of Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         To the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date") is entitled to receive an amount equal to the product of such Person's Percentage Interest and the Distribution Amount (as defined in the Pooling and Servicing Agreement) with respect to the above mentioned Class of Certificates on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing in October 2001. All amounts distributable with respect to this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust Fund.

         So long as this Certificate is registered in the name of a clearing agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing agency or its nominee. Otherwise, all distributions under the Pooling and Servicing Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Pooling and Servicing Agreement.

         The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Holders of the Certificates under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by a clearing agency or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Pooling and Servicing Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by a clearing agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Master Servicer, the Trustee and the Paying Agent and any agent of the Depositor, the Master Servicer, the Trustee and the Paying Agent may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Holders of all Certificates of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Pooling and Servicing Agreement or the last to occur of
(a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Fund, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Fund and (c) at any time when a qualified liquidation of the Trust Fund is effected as described in the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement also provides that (i) on and after the Initial Optional Termination Date, the Master Servicer may purchase the Mortgage Loans then remaining in the Trust Fund and apply the proceeds of such sale to effect early retirement of the Certificates and (ii) under certain circumstances relating to the qualification of any REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: October    , 2001
              ---
                                       BANKERS TRUST COMPANY

                                       AS TRUSTEE


                                       BY:
                                           -------------------------------------
                                       Authorized Officer

[SEAL]

ATTEST:



                          CERTIFICATE OF AUTHENTICATION



THIS IS ONE OF THE CLASS A__-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



Dated: October    , 2001               BANKERS TRUST COMPANY
              ---
                                       AS TRUSTEE



                                       BY:
                                           -------------------------------------
                                       Authorized Signatory

                                FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
     ---------------------------------------------------------------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _________________________ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------

------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

------------------------------------------

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  as tenants in common              UNIF GIFT MIN ACT   Custodian........
                                                                   (Cus)(Minors)

TEN ENT. as tenants by the entireties          Under Uniform Gifts to Minors Act
                                               .........................
JT TEN.  as joint tenants with rights                                   [State]

         of survivorship and not as

         Tenants in Common

     Additional abbreviations may also be used though not in the above list.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately
available funds, to         , for the account of                , account
                   --------                      ---------------
number                , or, if mailed by check, to              . Applicable
      ---------------                             -------------
reports and statements should be mailed to           . This information is
                                          -----------
provided by                    , the assignee named above, or                  ,
            ------------------                               ------------------
 as its agent.

                                    EXHIBIT B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                       SAXON ASSET SECURITIES TRUST 2001-3

             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2001-3

                               CLASS B CERTIFICATE

THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.





DENOMINATION: $                           INITIAL PRINCIPAL BALANCE: $
               ---------------                                        ----------

PASS-THROUGH RATE:


REGISTERED HOLDER: CEDE & CO.


Certificate No. B-1                       CUSIP No: 805564


         This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         The Registered Holder named above is the owner of the Percentage Interest calculated as set forth below in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a Pooling and

Servicing Agreement dated as of September 1, 2001 (the "Pooling and Servicing Agreement"), among Saxon Asset Securities Company (herein called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), Saxon Mortgage, Inc., as Master Servicer, Meritech Mortgage Services, Inc., as Servicer, and Bankers Trust Company, as Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

         This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 2001-3 (herein called the "Certificates") and represents a Percentage Interest in the above mentioned Class of Certificates equal to the quotient, expressed as a percentage, obtained by dividing the Denomination of this Certificate specified above by the Initial Principal Balance specified above of the above mentioned Class of Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

         To the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date") is entitled to receive an amount equal to the product of such Person's Percentage Interest and the Distribution Amount (as defined in the Pooling and Servicing Agreement) with respect to the above mentioned Class of Certificates on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing in October 2001. All amounts distributable with respect to this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust Fund.

         So long as this Certificate is registered in the name of a clearing agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing agency or its nominee. Otherwise, all distributions under the Pooling and Servicing Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Pooling and Servicing Agreement.

         The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Holders of the Certificates under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by a clearing agency or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Pooling and Servicing Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by a clearing agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Master Servicer, the Trustee and the Paying Agent and any agent of the Depositor, the Master Servicer, the Trustee and the Paying Agent may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the payment to the Holders of all Certificates of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Pooling and Servicing Agreement or the last to occur of
(a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Fund, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Fund and (c) at any time when a qualified liquidation of the Trust Fund is effected as described in the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement also provides that (i) on and after the Initial Optional Termination Date, the Master Servicer may purchase the Mortgage Loans then remaining in the Trust Fund and apply the proceeds of such sale to effect early retirement of the Certificates and (ii) under certain circumstances relating to the qualification of any REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

         The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly
executed under its official seal. Dated: October    , 2001 BANKERS TRUST COMPANY
AS TRUSTEE                                      ---


                                       BY:
                                          --------------------------------------
                                          Authorized Officer

[SEAL]
ATTEST:

                          CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

Dated: October    , 2001               BANKERS TRUST COMPANY
              ---                      AS TRUSTEE

                                       BY:
                                          --------------------------------------
                                          Authorized Signatory

                                FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
     ---------------------------------------------------------------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint
                 (Attorney) to transfer the said Certificate in the
----------------
Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------

------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

------------------------------------------

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  as tenants in common              UNIF GIFT MIN ACT   Custodian........
                                                                   (Cus)(Minors)

TEN ENT. as tenants by the entireties          Under Uniform Gifts to Minors Act
                                               .........................
JT TEN.  as joint tenants with rights                                   [State]

         of survivorship and not as

         Tenants in Common

     Additional abbreviations may also be used though not in the above list.

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately
available funds, to         , for the account of                , account
                   --------                      ---------------
number                , or, if mailed by check, to              . Applicable
      ---------------                             -------------
reports and statements should be mailed to           . This information is
                                          -----------
provided by                    , the assignee named above, or                  ,
            ------------------                               ------------------
 as its agent.

                                    EXHIBIT C

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                               October      , 2001
                                      -----



Bankers Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  President

Saxon Mortgage, Inc., as Master
Servicer
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  President

                         SAXON ASSET SECURITIES COMPANY
                           MORTGAGE LOAN ASSET BACKED
                            SECURITIES, SERIES 2001-3

Ladies and Gentlemen:

         In accordance with Section 2.3(a) of the Standard Terms of Custody Agreement (June 2000 Edition) (the "Standard Terms") incorporated into the Custody Agreement dated as of September 1, 2001 (together with the Standard Terms, the "Custody Agreement") between Bankers Trust Company, as trustee (the "Trustee"), and Bankers Trust Company, as custodian (the "Custodian"), the Custodian hereby certifies that it has received and is holding a Mortgage File with respect to each Mortgage Loan (other than any Mortgage Loan listed on the schedule of exceptions attached hereto) listed on Schedule I (a copy of which is attached hereto) to the Custody Agreement.

         In connection therewith, the Custodian has examined each Mortgage File to confirm that:

         (i) no Note, on the face or the reverse side(s) thereof, contains evidence, except for the endorsement to the Custodian, of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

         (ii) the Note bears an endorsement that appears to be an original either in blank or to the Custodian, as set forth substantially as follows "Without Recourse, pay to the order of Bankers Trust Company , as Custodian or Trustee";

         (iii) all documents required to be contained in the Mortgage File are in its possession;

         (iv) such documents have been reviewed by it and appear to relate to such Mortgage Loan and are not torn or mutilated; and

         (v) based on its examination and only as to the foregoing documents, the mortgage information set forth on the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File and each balance listed as the "Original Balance" on Schedule I to the Custody Agreement is identical to the original principal amount of the corresponding Note (or, if applicable, the amount set forth in a lost note affidavit).

         The Custodian further certifies that the Custodian's review of each Mortgage File included each of the procedures set forth in Section 2.3(a) of the Standard Terms.

         The Custodian has not (1) inspected, reviewed or examined any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose, any such documents, instruments, securities or other papers have actually been recorded or that any document that appears to be an original is in fact an original, or (2) determined whether any Mortgage File should include any surety or guaranty, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custody Agreement.

                                       BANKERS TRUST COMPANY, as Custodian


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT D

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                               October     , 2001
                                       ----


Bankers Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  President

Saxon Mortgage, Inc., as Master
Servicer
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  President

Meritech Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137
Attention:  President


                         SAXON ASSET SECURITIES COMPANY
                           MORTGAGE LOAN ASSET BACKED
                            SECURITIES, SERIES 2001-3

Ladies and Gentlemen:

         In accordance with (i) Section 2.02 of the Pooling and Servicing Agreement among Saxon Asset Securities Company, as depositor, Saxon Mortgage, Inc., as master servicer, Meritech Mortgage Services, Inc., as servicer and Bankers Trust Company, N.A. as trustee (the "Trustee") and (ii) Section 2.3(a) of the Standard Terms of Custody Agreement (June 2000 Edition) (the "Standard Terms") incorporated into the Custody Agreement dated as of September 1, 2001 (together with the Standard Terms, the "Custody Agreement") between the Trustee, and Bankers Trust Company, as custodian (the "Custodian"), the Custodian hereby certifies that it has received and is holding a Mortgage File with respect to each Mortgage Loan (other than any Mortgage Loan listed on the schedule of exceptions attached hereto) listed on Schedule I (a copy of which is attached hereto) to the Custody Agreement.

         In connection therewith, the Custodian has examined each Mortgage File to confirm that:

         (vi) no Note, on the face or the reverse side(s) thereof, contains evidence, except for the endorsement to the Custodian, of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

         (vii) the Note bears an endorsement that appears to be an original either in blank or to the Custodian, as set forth substantially as follows "Without Recourse, pay to the order of Bankers Trust Company , as Custodian or Trustee";

         (viii) all documents required to be contained in the Mortgage File are in its possession;

         (ix) such documents have been reviewed by it and appear to relate to such Mortgage Loan and are not torn or mutilated; and

         (x) based on its examination and only as to the foregoing documents, the mortgage information set forth on the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File and each balance listed as the "Original Balance" on Schedule I to the Custody Agreement is identical to the original principal amount of the corresponding Note (or, if applicable, the amount set forth in a lost note affidavit).

         The Custodian further certifies that the Custodian's review of each Mortgage File included each of the procedures set forth in Section 2.3(a) of the Standard Terms.

         The Custodian has not (1) inspected, reviewed or examined any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose, any such documents, instruments, securities or other papers have actually been recorded or that any document that appears to be an original is in fact an original, or (2) determined whether any Mortgage File should include any surety or guaranty, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custody Agreement.

                                       BANKERS TRUST COMPANY OF CALIFORNIA,
                                         N.A., as Custodian

                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT E

                              U.S. PERSON AFFIDAVIT
                PURSUANT TO SECTIONS 860D(a)(6)(A) and 860E(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Re: Saxon Asset Securities Company
Series 2001-3 Trust (the "Trust")
Mortgage Loan Asset Backed Certificates, Class R

STATE OF NORTH CAROLINA
                                            ss:
CITY OF CHARLOTTE

   Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

1. I am a duly authorized officer of FIRST UNION NATIONAL BANK, a national banking association (the "Transferee") and on behalf of which I have the authority to make this affidavit.

2. The Transferee is acquiring all or a portion of the Class R Certificates (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

3. The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income, or (iv) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a "U.S. Person").

4. The Transferee is not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in section 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

5. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by Saxon (upon the advice of counsel to Saxon) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

   Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of September 1, 2001, by and among Saxon Asset Securities Company, the Master Servicer and the Trustee.

   IN WI1NESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [ ] day of October, 2001.
                                                 --

                           FIRST UNION NATIONAL BANK, a national banking association

                           By:
                               -----------------------------

                           Name:
                                ----------------------------

                           Title:
                                 ---------------------------

   Personally appeared before me [                   ], known or proved to me
                                  -------------------
to be the same person who executed the foregoing instrument and to be a
[                 ] of the Transferee, and acknowledged to me that he or she
 ----------------
executed the same as his or her free act and deed and as the free act and deed of the Transferee.

   Subscribed and sworn before me this [  ] day of October, 2001.
                                        --

                                  Notary Public

         My commission expires the [    ] day of [        ], 200[  ].
                                    ----          --------       --

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                                                          [date]


Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060

Bankers Trust Company of California, N.A.
1761 E. St. Andrews Place
Santa Ana, California 92705


                 Re:      Saxon Asset Securities Trust 2001-3,
                          Mortgage Loan Pass-Through Certificates, Series 2001-3
                          ------------------------------------------------------


Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (b)
to the extent we are disposing of a Class     Certificate, we have no knowledge
                                         ----
the Transferee is not a Permitted Transferee and (c) no purpose of the proposed disposition of a Class Certificate is to impede the assessment or collection
                       ---
of tax.

                                                     Very truly yours,


                                                     [                    ]
                                                      -------------------

                                                     By:
                                                        -----------------------

                                    EXHIBIT G

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                                          [date]


Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060

Bankers Trust Company of California, N.A.
1761 E. St. Andrew Place
Santa Ana, California 92705


                 Re:      Saxon Asset Securities Trust 2001-3,
                          Mortgage Loan Pass-Through Certificates, Series 2001-3
                          ------------------------------------------------------


Ladies and Gentlemen:

                  In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor", as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                       Very truly yours,

                                       [NAME OF TRANSFEREE]

                                       By:
                                          --------------------------------------
                                             Authorized Officer

                                    EXHIBIT H


                  FORM OF RULE 144A AGREEMENT-QIB CERTIFICATION
                         SAXON ASSET SECURITIES COMPANY
         MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2001-3, CLASS _



                                October   , 2001
                                       --


Bankers Trust Company, as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705
Attention:  Barbara Campell

Bankers Trust Company, as Certificate Registrar
1761 East St. Andrew Place
Santa Ana, California 92705
Attention:  Barbara Campell

Saxon Mortgage, Inc., as Master Servicer
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  Ernie Bretana

Saxon Asset Securities Company, as Depositor
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  Ernie Bretana

Ladies and Gentlemen:

         In connection with the purchase on the date hereof of the captioned Certificates (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, Saxon, the Master Servicer, the Certificate Registrar, the Trustee and the Trust as follows:

1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and has completed the form of certification to that effect attached hereto as Annex A. The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

2. The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither Saxon, the Master Servicer, the Certificate Registrar, the Paying Agent, the Calculation Agent, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

3. The Transferee is acquiring the Purchased Certificates for its own account or for the account of a "qualified institutional buyer," and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 5.2 of the Pooling and Servicing Agreement.

4. The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and (b) the Pooling and Servicing Agreement referred to below.

5. If applicable, the Transferee has complied or will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of September 1, 2001, by and among Saxon Asset Securities Company, the Master Servicer, the Certificate Registrar and the Trustee, pursuant to which the Purchased Certificates were issued.

         IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Agreement--QIB Certification to be executed by a duly authorized representative this [ ] day of October, 2001.
      --
                                       FIRST UNION NATIONAL BANK,
                                       a national banking association


                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


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


                                    EXHIBIT I


                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


                                                             ------------
                                                                 Date


[Addressed to Trustee
or, if applicable, custodian]



         In connection with the administration of the mortgages held by you as Trustee under a certain Pooling and Servicing Agreement dated as of September 1, 2001 among Saxon Asset Securities Company, as Depositor, Saxon Mortgage, Inc., as Master Servicer, Meritech Mortgage Services, Inc., as Servicer, and you, as Trustee (the "Pooling and Servicing Agreement"), the undersigned Master Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

         Mortgagor's Name:

         Address:

         Loan No.:

         Reason for requesting file:

         1. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account to the Pooling and Servicing Agreement.)

         2.       The Mortgage Loan is being foreclosed.

         3. Mortgage Loan substituted. (The Master Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

         4. Mortgage Loan repurchased. (The Master Servicer hereby certifies that the Purchase Price has been credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

         5.       Other. (Describe)

         6.       California Mortgage Loan expected to be paid in full.

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed or is a California Mortgage Loan specified in #6 above (in which case the Mortgage File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          -------------------------------------
                                                 [Name of Master Servicer]



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title: Servicing Officer

                                    EXHIBIT J


                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

                                                                -------------
                                                                    Date


[Addressed to Trustee
or, if applicable, custodian]



         In connection with the administration of the mortgages held by you as Trustee under a certain Pooling and Servicing Agreement dated as of September 1, 2001 among Saxon Asset Securities Company, as Depositor, Saxon Mortgage, Inc., as Master Servicer, Meritech Mortgage Services, Inc., as Servicer, and you, as Trustee (the "Pooling and Servicing Agreement"), the undersigned Master Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

         Mortgagor's Name:

         Address:

         Loan No.:

         Reason for requesting file:

         7. Mortgage Loan paid in full. (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account to the Pooling and Servicing Agreement.)

         8.       The Mortgage Loan is being foreclosed.

         9. Mortgage Loan substituted. (The Master Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

         10. Mortgage Loan repurchased. (The Master Servicer hereby certifies that the Purchase Price has been credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

         11.      Other. (Describe)

         12.      California Mortgage Loan expected to be paid in full.

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

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed or is a California Mortgage Loan specified in #6 above (in which case the Mortgage File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                            ------------------------------------
                                                 [Name of Master Servicer]



                                         By:
                                            ------------------------------------
                                            Name:
                                            Title: Servicing Officer


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

                                    EXHIBIT K

                       FORM OF REMITTANCE AGENCY AGREEMENT

         This Remittance Agency Agreement dated as of October   , 2001, is made
                                                             --
by and among, Saxon Asset Securities Company, as [[buyer]] (the "Counterparty"), Saxon Asset Securities Company ("SASCO") and Bankers Trust Company (the "Remittance Agent").

         The Counterparty hereby appoints the Remittance Agent, and the Remittance Agent hereby accepts its appointment as agent of the Counterparty in connection with the receipt of $[[ ]] (the "Remitted Amount") in connection with the sale of mortgage-backed securities by Saxon Asset Securities Trust, Series 2001-3 in immediately available funds on the date hereof. The Counterparty delivers herewith to the Remittance Agent, in escrow pending wire transfer of the Remitted Amount as provided herein, a security release certification (the "Security Release Certification") referencing the above-mentioned Saxon Asset Securities Trust, Series 2001-3. Upon receipt by the Remittance Agent of the Remitted Amount on the Counterparty's behalf, the Counterparty hereby authorizes the Remittance Agent to release the Counterparty's right, title, interest or claim of any kind with respect to the Mortgage Loans and the related collateral and assets identified in the Security Release Certification by delivering the Security Release Certification to SASCO and such other parties as SASCO may designate.

         The Remittance Agent shall wire the Remitted Amount s promptly as reasonably possible pursuant to the Counterparty's wiring instructions set forth below:

                  [[                          ]]
                  Bank:  [[                   ]]
                  ABA:   [[                   ]]
                  Acct:  [[                   ]]
                  Re:  Saxon Mortgage, Inc.
                  Attn:  [[                   ]]

         In no event shall the Remitted Amount be remitted to SASCO, Saxon Mortgage, Inc. or any party other than the Counterparty.

         The parties agree that if for reasons not arising from the Remittance Agent's negligence or willful misconduct, the Remittance Agent is unable to wire the Remitted Amount, then the Remittance Agent shall incur no liability for any reasonable delay; provided that the Remittance Agent shall make commercially reasonable efforts to invest such funds on the Counterparty's behalf, and shall remit the Remitted Amount together with any investment earnings thereof as soon as possible thereafter, and in any event, within 1 Business Day.

         In consideration of the execution and delivery of this Remittance Agency Agreement by the Counterparty, SASCO hereby represents and warrants to the Counterparty that the Remitted Amount includes the total amount to which the Counterparty is entitled to receive pursuant to the terms of any and all existing agreements between the Counterparty and SASCO prior to delivering the release set forth in the Security Release Certification (such total amount, the "Required Amount"). In the event that upon final audit by the Counterparty the Remitted Amount is determined to be less than the Required Amount, SASCO shall pay the difference between the Remitted Amount and the Required Amount to the Counterparty in immediately available funds within two Business Days following notice thereof.

         IN WITNESS WHEREOF, the Remittance Agent, the Counterparty and SASCO have caused this Remittance Agency Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                                 BANKERS TRUST COMPANY,
                                                     as Remittance Agent

                                                 By
                                                   -----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------
                                                 Telephone:
                                                           ---------------------


                                                 [[                           ]]
                                                     as Counterparty

                                                 By
                                                   -----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------
                                                 Telephone:
                                                           ---------------------



                                                 SAXON ASSET SECURITIES COMPANY

                                                 By
                                                   -----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------
                                                 Telephone:
                                                           ---------------------

                                    EXHIBIT L

                     FORM OF SECURITY RELEASE CERTIFICATION

         Definitions. As used in this Security Release Certification, the term "Remittance Agency Agreement" shall mean the Remittance Agency Agreement dated as of [[ ]], 2001 among the undersigned financial institution (the "Counterparty"), Saxon Asset Securities Company ("SASCO"), and Bankers Trust Company (the "Remittance Agent") relating to Saxon Asset Securities Trust 2001-3. The term "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement among Saxon Asset Securities Company ("Saxon"), Saxon Mortgage, Inc. ("SMI") as Master Servicer, Meritech Mortgage Services, Inc. ("Meritech"), as Servicer, and the Trustee named therein relating to the said Saxon Asset Securities Trust.

         Release. Simultaneously with receipt by wire transfer of the Remitted Amount as defined in the Remittance Agency Agreement, the Counterparty hereby, without further act, releases any and all right, title, interest, or security interest in the Mortgage Loans identified in the Pooling and Servicing Agreement, together with all of the Counterparty's rights and interests in and to the related loan files, rights, assets of any kind, and proceeds thereof, related to the Mortgage Loans. Until payment for such Mortgage Loans is received by the Remittance Agent, the Counterparty's aforesaid ownership interest therein will remain in full force and effect.

         The Counterparty agrees that upon receipt by the Remittance Agent of the Remitted Amount it shall execute and deliver to SMI and such other parties as SMI may designate such further release documents, and file with the appropriate filing officials, as required, any and all documents appropriate to further evidence such release and to reflect such release in appropriate public records.

         IN WITNESS WHEREOF, the Counterparty has caused this Security Release Certification to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                                 [[                           ]]

                                                 By
                                                   -----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------
                                                 Telephone:
                                                           ---------------------


                                      L-1